Filed Pursuant to Rule 424(b)(3)
Registration No. 333- 237992

KALEYRA, INC.

SUPPLEMENT NO. 3 TO

PROSPECTUS DATED MAY 8, 2020

THE DATE OF THIS SUPPLEMENT IS FEBRUARY 23, 2021

This prospectus supplement (this “Supplement No. 3”) is part of the prospectus of Kaleyra, Inc. (the “Company”), dated May 8, 2020 (as amended from time to time, the “Prospectus”). This Supplement No. 3 is being filed to update and supplement the information contained in the Prospectus with the information contained in our Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 23, 2021 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Common Stock and Public Warrants are listed on the NYSE American Stock Exchange under the symbols “KLR” and “KLR.WS,” respectively. On February 22, 2021, the last reported sales price of our Common Stock was $16.60 per share and the last reported sales price of our Public Warrants was $6.10 per warrant.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 3 of the Prospectus before buying our common stock and warrant.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2021

KALEYRA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38320	82-3027430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Via Marco D’Aviano, 2, Milano MI, Italy	20131
(Address of Principal Executive Offices)	(Zip Code)

+39 02 288 5841

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KLR	NYSE American LLC
Warrants, at an exercise price of $11.50 per share of Common Stock	KLR WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2021, Kaleyra, Inc., a Delaware corporation (“Kaleyra”), executed an Agreement and Plan of Merger (the “Merger Agreement”), dated as of February 18, 2020, by and among Kaleyra, its wholly-owned subsidiary, Volcano Merger Sub, Inc. (“Merger Sub”), Vivial Inc. (“Vivial”) and GSO Special Situations Master Fund LP, solely in its capacity as the Stockholder Representative (“Stockholder Representative”), for the acquisition of the business owned by Vivial known as mGage (“mGage”), a leading global mobile messaging provider, for $215 million (subject to certain customary adjustments) (the transactions contemplated by the Merger Agreement, the “Merger”). This Current Report on Form 8-K provides a summary of the Merger Agreement and the other agreements entered into (and certain agreements to be entered into) in connection with the Merger. The descriptions of these agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of such agreements or the forms thereof, as applicable, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5 hereto and are incorporated by reference herein.

Agreement and Plan of Merger

The below description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 2.1, and the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Kaleyra, Vivial, mGage or Merger Sub. In particular, the assertions embodied in the representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about Kaleyra, Merger Sub or Vivial at the time they were made or otherwise and should only be read in conjunction with the other information that Kaleyra makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission (“SEC”).

The Merger

Pursuant to the terms of the Merger Agreement, Kaleyra will acquire mGage through the Merger of Merger Sub with and into Vivial, with Vivial surviving the merger as a wholly owned subsidiary of Kaleyra. In connection with the Merger, Vivial will form a wholly-owned subsidiary (“SpinCo”), into which it will transfer two other wholly-owned subsidiaries, Vivial Mobile LLC, a Delaware limited liability company, and Vivial Media LLC, a Colorado limited liability company, and its subsidiaries (the “Reorganization”). Following the Reorganization, Vivial will cause its stockholders to receive on a pro rata basis 100% of the shares of SpinCo common stock (the “Distribution”, and the Distribution together with the Reorganization is referred to as the “Separation”). As a result of and following the Separation, Vivial will solely own the business of mGage immediately prior to the consummation of the Merger.

At the effective time of the Merger (the “Effective Time”), each share of Vivial common stock, par value $0.01 per share (collectively, the “Vivial Common Stock”) issued and outstanding immediately prior to the Effective Time (including shares of Vivial Common Stock resulting from the conversion of restricted stock units prior to the Effective Time) will be cancelled and converted into and will thereafter represent the right to receive, without interest, in accordance with a schedule to be delivered by Vivial prior to the closing of the Merger, (i) the Estimated Per Share Merger Consideration plus (ii) such share’s Allocable Share of any Adjustment Amount distributed pursuant to the Merger Agreement and Adjustment Escrow Amount in accordance with an escrow agreement to be established for the Adjustment Escrow Amount plus (iii) its Allocable Share of any amount from the Stockholder Representative Expense Fund distributed. “Allocable Share” means with respect to each share of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by Kaleyra or Merger Sub and the such amount of shares that are repurchased in accordance with Vivial’s existing Investor Rights Agreement)), a fraction (a) the numerator of which is one and (b) the denominator of which is the aggregate number of shares of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in Vivial’s treasury or by Kaleyra or Merger Sub). The “Adjustment Amount” means the Final Merger Consideration minus the Estimated Merger Consideration.

The “Merger Consideration” means an amount equal to (a) $195,000,000 minus (b) the amount of the Closing Debt plus (c) the amount of the Closing Cash plus (d) if the Closing Net Working Capital exceeds $7,500,000 (the “Net Working Capital Target”), the amount of such excess minus (e) if the Net Working Capital Target exceeds the Closing Net Working Capital, the amount of such excess minus (f) the Closing Company Transaction Expenses plus (g) $20,000,000 (the “Parent Common Stock Consideration Amount”); provided, however, in no event shall Closing Cash exceed $7,000,000 (the “Maximum Closing Cash Amount”). The “Estimated Merger Consideration” is the estimated calculation of the Merger Consideration that will be made by Vivial two business days prior to the anticipated date of closing of the Merger (the “Closing Date”) using the formula set forth in the prior sentence. The “Estimated Per Share Merger Consideration” means an amount equal to (x) the Closing Payment divided by (y) the aggregate number of shares of Vivial Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Vivial’s treasury or by Kaleyra or Merger Sub). The “Closing Payment” means the Estimated Merger Consideration minus $2,000,000 (the “Adjustment Escrow Amount”) minus $500,000 (the “Stockholder Representative Expense Fund”). “Final Merger Consideration” means the Merger Consideration finally determine by the parties following the adjustment process specified in the Merger Agreement.

The “Closing Cash” means the cash outstanding of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. The “Closing Debt” means the aggregate indebtedness outstanding of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. The “Closing Net Working Capital” means the Net Working Capital of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. “Net Working Capital” means: (a) current assets minus (b) current liabilities (including uncleared checks written by Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation), in each case determined in accordance with Vivial’s accounting principles. For the avoidance of doubt, Net Working Capital shall exclude long term assets and liabilities, and any items of Indebtedness, income taxes, deferred tax assets and liabilities, cash, Closing Company Transaction Expenses, and intercompany balances among Vivial, mGage and any of Vivial’s wholly owned subsidiaries that remain following the Separation.

The “Closing Company Transaction Expenses” means the Company Transaction Expenses outstanding on the Closing Date to the extent not paid by Vivial at 11:59 p.m. (New York Time) on the date immediately preceding the Closing Date. “Company Transaction Expenses” means all (a) expense reimbursement payable to any other bidders of the transactions contemplated by the Merger Agreement, (b) fees, costs, charges, expenses and obligations payable to Vivial’s advisors and other fees, costs, charges, expenses and obligations of professional service firms incurred by Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation in connection with the transactions contemplated by the Merger Agreement, the Separation and Distribution Agreement and the Distribution and Reorganization, in each case to the extent unpaid as of the Closing Date, (c) the amount of the aggregate of the Employee Payments, and all employer taxes related thereto, (d) the cost of terminating in full all obligations or liabilities under any advisory or similar affiliate agreements (if any), (e) all transfer taxes allocable to SpinCo under the Merger Agreement, (f) 50% of all other transfer taxes not expressly allocable to SpinCo, (g) 50% of the costs fees and expenses of obtaining, and relating to, a tail director and officer insurance policy, and (h) 50% of the fees to be paid for antitrust review of the Merger; provided, that Company Transaction Expenses shall not include any amounts (i) to the extent included in the calculation of the Adjustment Amount as Closing Debt, (ii) to the extent included as current liabilities in the calculation of Net Working Capital and (iii) any fees or expenses incurred by or on behalf of Kaleyra or Merger Sub in connection with the transactions contemplated by the Merger Agreement or any other transaction document, whether or not billed or accrued (including any fees and expenses of legal counsel, financial advisors, investment bankers, brokers and accountants of Kaleyra or Merger Sub). The “Employee Payments” means, without duplication, in respect of Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation any payments in respect of (a) severance, change in control, retention, transaction or similar bonus, termination or similar amounts payable and (b) any payments in respect of equity-based compensation (including any profits interests), in each case of clause (a) or (b), payable to any person solely in connection with the closing of the Merger to the extent due and payable as of such closing.

The Parent Common Stock Consideration Amount shall be paid with the issuance of such number of shares of common stock of Kaleyra, par value $0.0001 per share (the “Parent Common Stock”) equal to (a) the Parent Common Stock Consideration Amount, divided by (b) $12.50, or a total of 1,600,000 shares of Parent Common Stock. The remainder of the Merger Consideration shall be paid in cash.

The Closing

The closing of the Merger will occur as promptly as practicable, but in no event later than two business days, after the satisfaction or, if permissible, waiver of the conditions set forth in the Merger Agreement.

Representations and Warranties

The Merger Agreement contains customary representations and warranties of the parties thereto with respect to, among other things, (a) entity organization, formation and authority, (b) capital structure, (c) authorization to enter into the Merger Agreement, (d) licenses and permits, (e) taxes, (f) financial statements, (g) real property, (h) material contracts, (i) title to assets, (j) absence of changes, (k) employee matters, (l) compliance with laws, (m) litigation, (n) transactions with affiliates and (o) regulatory matters.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to the operation of their respective businesses prior to the consummation of the Merger and efforts to satisfy the conditions to consummation of the Merger. The Merger Agreement also contains additional covenants of the parties, including, among others, covenants providing for Kaleyra and Vivial to use their reasonable best efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation as set forth in the Merger Agreement necessary for the consummation of the Merger and to fulfill the conditions to the Merger, and for the preparation and filing of a registration statement on Form S-4 (the “Registration Statement”) relating to the Merger and containing a proxy statement of Kaleyra (the “Proxy Statement”). Kaleyra also agreed that, from and after the closing of the Merger, neither Kaleyra, nor Vivial, mGage and the other subsidiaries of Vivial that remain following the Separation nor any of their respective affiliates shall use the name “Vivial.” Prior to or at the Closing, Kaleyra shall use commercially reasonable efforts to obtain and bind an insurance policy in connection with the representations and warranties made by Vivial and the other provisions set forth in the Merger Agreement

Vivial Exclusivity Restrictions

Pursuant to the terms of the Merger Agreement, from the date of the Merger Agreement to the closing of the Merger or, if earlier, the termination of the Merger Agreement in accordance with its terms, Vivial has agreed, among other things, not to, directly or indirectly, (i) encourage, initiate, facilitate or engage in discussions or negotiations with, or enter into any proposal to acquire or merge with Vivial, mGage or the other subsidiaries of Vivial that remain following the Separation (an “Acquisition Proposal”), (ii) enter into or consummate any agreement with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement or (iii) participate or engage in any way in any discussions or negotiations with, or furnish any information to, any person in connection with, or the making of any proposal that constitutes, or any would otherwise reasonably be expected to result in the making of, an Acquisition Proposal. Notwithstanding the foregoing, Vivial shall be permitted to engage in discussions or negotiations with respect to the Separation and Distribution or in disposition transactions with respect to SpinCo.

Conditions to Closing

The consummation of the Merger is subject to the fulfillment of certain conditions, as described in greater detail below.

Mutual Conditions

Under the terms of the Merger Agreement, the obligations of Vivial, Kaleyra and Merger Sub to consummate the Merger, including the Merger, are subject to the satisfaction or waiver (where permissible) at or prior to the closing of the Merger of the following conditions: (i) the stockholders of Vivial shall have delivered their written consent approving the Merger to Kaleyra; (ii) the proposals required under the continued listing standards of the NYSE American Stock Exchange to obtain the approval by Kaleyra’s stockholders of the issuance of Parent Common Stock that will be issued or issuable as part of the Financing (as defined below) and the Parent Common Stock Merger Consideration shall have been approved and adopted by the requisite affirmative vote of the stockholders of Kaleyra in accordance with the Proxy Statement, the Delaware General Corporation Law, Kaleyra’s Amended and Restated Certificate of Incorporation and Bylaws, and the rules and regulations of the NYSE American Stock Exchange; (iii) all required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1979, as amended (the “HSR Act”) shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained; (iv) the Reorganization and the Distribution shall have been consummated; (v) no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; (vi) all consents, approvals and authorizations set forth in the Merger Agreement shall have been obtained from and made with all governmental authorities; (vi) the Registration Statement shall have been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for purposes of suspending the effectiveness of the Registration Statement shall have been initiated or threatened by the SEC; (vii) the shares of Parent Common Stock shall have been listed on the NYSE American Stock Exchange as of the Closing Date.

Kaleyra Conditions to Closing

Additionally, under the terms of the Merger Agreement, the obligations of Kaleyra and Merger Sub to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the closing of the Merger of, among other customary closing conditions, (i) conditions pertaining to the accuracy of the representations and warranties made by Vivial; (ii) the performance by Vivial of its covenants ; and (iii) Kaleyra having received at the closing of the Merger all of the documents and certificates required to be delivered by Vivial.

Vivial Conditions to Closing

Additionally, under the terms of the Merger Agreement, the obligations of Vivial to consummate the Merger are subject to the satisfaction or waiver (where permissible) at or prior to the Closing of, among other customary closing conditions, (i) conditions pertaining to the accuracy of the representations and warranties made by Kaleyra and Merger Sub; (ii) the performance by Kaleyra and Merger Sub of each of their covenants ; and (iii) Vivial having received at the closing of the Merger all of the documents and certificates required to be delivered by Kaleyra and Merger Sub.

Termination

The Merger Agreement allows the parties to terminate the agreement if certain conditions described in the Merger Agreement are satisfied. Additionally, under the Merger Agreement, in certain circumstances, if Kaleyra terminates the Merger Agreement, it will be obligated to pay to Vivial, as liquidated damages in connection with any such termination, a fee in an amount equal to $11,825,000.

Stockholder Support Agreement

Kaleyra and two stockholders of Vivial owning a majority of the Vivial Common Stock (the “Key Company Stockholders”), concurrently with the execution and delivery of the Merger Agreement, have entered into the Stockholder Support Agreement (the “Stockholder Support Agreement”), pursuant to which such Key Company Stockholders have agreed, among other things, to vote all of their shares of Vivial Common Stock in favor of the Merger Agreement and the Merger. The foregoing description of the Stockholder Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Parent Insider Support Agreement

Vivial and those stockholders of Kaleyra identified in the Parent Insider Support Agreement, concurrently with the execution and delivery of the Merger Agreement, have entered into the Parent Insider Support Agreement (the “Parent Insider Support Agreement”), pursuant to which the stockholders of Kaleyra who entered into such agreement have agreed, among other things, to vote (or execute and return an action by written consent), or cause to be voted at the stockholders’ meeting of Kaleyra (or validly execute and return and cause such consent to be granted with respect to), all of their shares of Parent Common Stock (subject to the right to be able to transfer a certain specified amount of shares) in favor of (A) the approval and adoption of the Merger Agreement and approval of the Merger, including the Merger, (B) against any action, agreement or transaction or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Kaleyra under the Merger Agreement or that would reasonably be expected to result in the failure of the Merger from being consummated and (C) each of the proposals and any other matters necessary or reasonably requested by Kaleyra for consummation of the Merger. The foregoing description of the Parent Insider Support Agreement and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the actual agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.2, and the terms of which are incorporated herein by reference.

PIPE Subscription Agreement

On February 18, 2021, Kaleyra entered into subscription agreements (the “PIPE Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “PIPE Investors”), pursuant to which, among other things, Kaleyra agreed to issue and sell, in private placements to close immediately prior to the closing of the Merger, an aggregate of 8,400,000 shares (the “PIPE Shares”) of Kaleyra Common Stock to the PIPE Investors at $12.50 per share.

The obligations to consummate the subscriptions are conditioned upon, among other things, all conditions precedent to the closing of the transactions contemplated by the Convertible Note Subscription Agreements (as defined below) having been satisfied or waived, and the closing of the transaction contemplated by the PIPE Subscription Agreements occurring concurrently with the closing of the transactions contemplated by the Convertible Note Subscription Agreements.

Pursuant to the PIPE Subscription Agreements, Kaleyra agreed that, prior to the closing of the Merger, Kaleyra will file with the SEC (at Kaleyra’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “Resale Registration Statement”), and Kaleyra will use its commercially reasonable efforts to have the Resale Registration Statement declared effective upon the closing of the Merger, but no later than 60 calendar days (or 90 calendar days if the SEC notifies Kaleyra that it will not review the Resale Registration Statement) after the closing of the Merger, subject to customary conditions and covenants.

The foregoing description of the PIPE Subscription Agreements and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of PIPE Subscription Agreements, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.3, and the terms of which are incorporated herein by reference.

Notes Subscription Agreements and Indenture

On February 18, 2021, Kaleyra also entered into convertible note subscription agreements (the “Convertible Note Subscription Agreements”), each dated February 18, 2021, with certain institutional investors (the “Note Investors”), pursuant to which Kaleyra agreed to issue and sell, in a private placements to close immediately prior to the closing of the Merger, $200,000,000 aggregate principal amount of unsecured convertible notes (the “Notes”). The issuance of the Notes, together with the issuance of the PIPE Shares, constitutes the “Financing.”

The Notes are to be issued under an indenture to be entered into in connection with the closing of the Merger, between Kaleyra and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture”).

The Notes will bear interest at a rate of 6.125% per annum, payable semi-annually, and be convertible into shares of Common Stock at a conversion price of $16.875 per share of Common Stock in accordance with the terms of the Indenture, and will mature five years after their issuance.

Kaleyra may, at its election, force conversion of the Notes after (i) first anniversary of the issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 150% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter and (ii) the second anniversary of the issuance of the Notes, subject to a holder’s prior right to convert, if the last reported sale price of the Common Stock exceeds 130% of the conversion price for at least 20 trading days during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter. Following certain corporate events that occur prior to the maturity date or if Kaleyra forces a mandatory conversion, Kaleyra will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or has its notes mandatorily converted, as the case may be. In addition, in the event that a holder of the Notes elects to convert its Notes prior to the third anniversary of the issuance of the Notes, Kaleyra will be obligated to pay an amount equal to twelve months of interest, or if on or after such third anniversary of the issuance of the Notes, any remaining amounts that would be owed to, but excluding, the fourth anniversary of the issuance of the Notes (the “Interest Make-Whole Payment”). The Interest Make-Whole Payment will be payable in cash or shares of the Common Stock as set forth in the Indenture.

Kaleyra will be obligated to register the shares issuable upon conversion of the Notes. Kaleyra agreed that, prior to the consummation of the Merger (the “Convertible Note Resale Registration Filing Deadline”), Kaleyra will file with the SEC a registration statement (the “Convertible Note Resale Registration Statement”) registering the resale of the shares of Common Stock issuable upon conversion of the Notes (the “Convertible Note Registrable Securities”), and Kaleyra will use its commercially reasonable efforts to have the Convertible Note Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the SEC notifies Kaleyra that it will “review” the Convertible Note Resale Registration Statement) following the Convertible Note Resale Registration Filing Deadline.

The foregoing description of the Convertible Note Subscription Agreements, the Indenture and the transactions contemplated thereby is not complete and is subject to, and qualified in its entirety by reference to, the agreed upon form of Convertible Note Subscription Agreements and Indenture, copies of which are filed with this Current Report on Form 8-K as Exhibits 10.4 and 10.5, respectively, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The PIPE Shares and the Notes to be issued in connection with the PIPE Subscription Agreement and the Convertible Note Subscription Agreements and the transactions contemplated thereby will not be registered under the Securities Act, and will be issued in reliance on the exemption from registration requirements thereof provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder as a transaction by an issuer not involving a public offering.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including with respect to the proposed transaction between Vivial, mGage and Kaleyra and the Financing, including statements regarding the anticipated benefits of the transactions, the anticipated timing of the transactions, and their consummation. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the transactions may not be completed in a timely manner or at all, which may adversely affect the price of Kaleyra’s securities, (ii) the failure to satisfy the conditions to the consummation of the transactions, including the approval by the stockholders of Kaleyra of the issuance of shares as Merger consideration and for the PIPE Shares and Note investments by Kaleyra and the receipt of certain governmental and regulatory approvals, (iii) the inability to complete the Financing in connection with the transactions, (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (v) the effect of the announcement or pendency of the transaction on Vivial’s and mGage’s business relationships, operating results and business generally, (vi) risks that the proposed transaction disrupts current plans and operations of Vivial and mGage and potential difficulties in Vivial and mGage employee retention as a result of the transaction, (vii) the outcome of any legal proceedings that may be instituted against Vivial or mGage or against Kaleyra related to the Merger Agreement or the transactions, (vii) the ability to maintain the listing of Kaleyra’s securities on a national securities exchange, (ix) the price of Kaleyra’s securities may be volatile due to a variety of factors, including changes in the competitive and highly regulated industries in which Kaleyra plans to operate or mGage operates, variations in operating performance across competitors, changes in laws and regulations affecting Kaleyra’s or mGage’s business and changes in the combined capital structure, (x) the ability to implement business plans, forecasts, and other expectations after the completion of the proposed transaction, and identify and realize additional opportunities, (xi) the risk of downturns and a changing regulatory landscape in the highly competitive communications platform as a services industry and (xii) the size and growth of the market in which Vivial, mGage and Kaleyra operate. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Kaleyra’s Annual Report on Form 10-K for the year ended December 31, 2019, Kaleyra’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, as amended, June 30, 2020 and September 30, 2020 and other documents filed by the Company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Vivial, mGage and Kaleyra assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Vivial, mGage nor Kaleyra give any assurance that either mGage or Kaleyra or the combined company will achieve its expectations.

Additional Information and Where to Find It / Non-Solicitation

In connection with the proposed transaction, Kaleyra intends to file a combination proxy statement/prospectus registration statement on Form S-4 with the SEC. The proxy statement will be sent to the stockholders of Kaleyra. Kaleyra and Vivial also will file other documents regarding the proposed transaction with the SEC. Before making any voting decision, investors and security holders of Kaleyra are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement and all other relevant documents filed or that will be filed with the SEC by Kaleyra and Vivial through the website maintained by the SEC at www.sec.gov.

The documents filed by Kaleyra with the SEC also may be obtained free of charge at Kaleyra’s website at https://www.kaleyra.com/ or upon written request to Kaleyra, c/o Kaleyra, Inc., Via Marco D’Aviano, 2, Milano MI, Italy.

Participants in Solicitation

Kaleyra and Vivial and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Kaleyra’s stockholders in connection with the proposed transaction. Information about Kaleyra’s directors and executive officers and their ownership of Kaleyra’s securities is set forth in Kaleyra’s filings with the SEC. A list of the names of such directors and executive officers and information regarding their interests in the Merger will be contained in the combination proxy statement/prospectus when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

These communications do not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Item 9.01	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

The exhibits required by this item are set forth on the Exhibit Index attached hereto.

Exhibit Number

2.1†	Agreement and Plan of Merger, dated as of February 18, 2021, by and among Kaleyra Inc., Volcano Merger Sub, Inc., Vivial Inc. and GSO Special Situations Master Fund LP, solely in its capacity as the Stockholder Representative.

10.1	Stockholder Support Agreement, dated as of February 18, 2021, by and among Kaleyra, Inc., and certain of the stockholders of Vivial Inc., as identified therein.

10.2†	Parent Insider Support Agreement, dated as of February 18, 2021, by and among each of the stockholders of Kaleyra, Inc. identified therein, and Vivial Inc.

10.3	Form of PIPE Subscription Agreement.

10.4	Form of Convertible Note Subscription Agreement.

10.5	Form of Indenture (included as Exhibit A to Exhibit 10.4).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†

Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2021

By:	/s/ Dario Calogero
Name:	Dario Calogero
Title:	Chief Executive Officer and President

Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

dated as of February 18, 2021

by and among

KALEYRA INC.,

VOLCANO MERGER SUB, INC.,

VIVIAL INC.

and

GSO SPECIAL SITUATIONS MASTER FUND LP,

SOLELY IN ITS CAPACITY AS THE STOCKHOLDER REPRESENTATIVE

i

4.3	Capitalization	49
4.4	No Conflicts	50
4.5	Compliance with Law; Authorizations	51
4.6	Absence of Certain Changes; Events and Conditions	51
4.7	SEC Filings; Financial Statements; Undisclosed Liabilities	51
4.8	Material Contracts	52
4.9	Litigation	52
4.10	Financing	52
4.11	Solvency	54
4.12	Brokers	54

ARTICLE V COVENANTS OF PARENT AND THE COMPANY		54
5.1	Conduct of Business	54
5.2	Access to Information	56
5.3	Preparation of Proxy Statement; Registration Statement	56
5.4	Company Stockholder Approval	58
5.5	Supplemental Information	59
5.6	Confidentiality	59
5.7	Financing	59
5.8	Reasonable Best Efforts; Regulatory Clearance	59
5.9	Public Announcements	61
5.10	Tax Matters	61
5.11	Employment Matters	62
5.12	Code Section 280G	63
5.13	Director and Officer Insurance	63
5.14	Exclusivity	64
5.15	Control of Operations	65
5.16	Books and Records	65
5.17	Release	65
5.18	Payment of Dissenting Shares	66
5.19	Transition Services Agreement	66
5.20	Separation and Distribution Agreement	66
5.21	Use of Name	66
5.22	Conduct of Business by Parent Pending the Merger	66
5.23	Parent Public Filings	67

ARTICLE VI CONDITIONS TO CLOSING		67
6.1	Conditions to Obligations of Each Party to Effect the Merger	67
6.2	Conditions to Obligation of Parent and Merger Sub	68
6.3	Conditions to Obligation of the Company	68
6.4	Frustration of Closing Conditions	69

ARTICLE VII TERMINATION		69
7.1	Termination	69
7.2	Effect of Termination	70
7.3	Termination Fee	70

ARTICLE VIII MISCELLANEOUS		71
8.1	Survival; R&W Insurance Policy	71
8.2	Notices	71
8.3	Amendments and Waivers	73
8.4	Expenses	73
8.5	Successors and Assigns	73
8.6	Governing Law	74

ii

8.7	Jurisdiction; Service of Process	74
8.8	Waiver of Jury Trial	74
8.9	Counterparts	74
8.10	No Third Party Beneficiaries	74
8.11	Entire Agreement	75
8.12	Disclosure Schedules	75
8.13	Captions	75
8.14	Severability	75
8.15	Specific Performance	75
8.16	Stockholder Representative	76
8.17	Attorney-Client Privilege and Waiver of Conflicts	78
8.18	Interpretation	79
8.19	Recourse	79
8.20	Disclaimer of Warranties	80
8.21	Independent Investigation	80

EXHIBITS
Exhibit A	Example Statement of Net Working Capital
Exhibit B	Certificate of Incorporation of the Surviving Corporation
Exhibit C	Bylaws of the Surviving Corporation

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of February 18, 2021, is entered into by and among Kaleyra Inc., a Delaware corporation (“Parent”), Volcano Merger Sub, Inc., a Delaware corporation and direct, wholly-owned Subsidiary of Parent (“Merger Sub”), Vivial Inc., a Delaware corporation (the “Company”) and GSO Special Situations Master Fund LP, an exempted limited partnership formed under the laws of the Cayman Islands, solely in its capacity as the Stockholder Representative (the “Stockholder Representative”).

WHEREAS, SpinCo will be a newly formed, wholly owned Subsidiary of the Company, to be formed as a Delaware corporation prior to the Separation (“SpinCo”);

WHEREAS, on or prior to the Closing Date, and subject to the terms and conditions set forth in the Separation and Distribution Agreement, the Company will consummate the Reorganization;

WHEREAS, on or prior to the Closing Date, following the consummation of the Reorganization and prior to the Effective Time, subject to the terms and conditions set forth in the Separation and Distribution Agreement, the Company will cause the Stockholders to receive on a pro rata basis all the shares of SpinCo Common Stock;

WHEREAS, the distribution by the Company, and receipt by the Stockholders, of 100% of the SpinCo Common Stock is referred to as the “Distribution”, and the Distribution together with the Reorganization is referred to as the “Separation”;

WHEREAS, the board of directors of each of the Company, Parent and Merger Sub has each duly approved (a) this Agreement, (b) the proposed merger (the “Merger”) of Merger Sub with and into the Company on the terms and subject to the conditions set forth in this Agreement and the General Corporation Law of the State of Delaware (the “DGCL”) and (c) the other transactions contemplated by this Agreement;

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is advisable and in the best interests of the Company and all of its stockholders to enter into this Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, (b) directed that the adoption of this Agreement be submitted to the stockholders for adoption thereby and (c) resolved to recommend to the stockholders that they consent to the approval and adoption of this Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Parent, Merger Sub, Stockholder Representative and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger;

WHEREAS, concurrently with the execution of this Agreement, Parent has entered into subscription agreements (collectively, the “Subscription Agreements”) with certain investors (collectively, the “PIPE Investors”) pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase, and Parent has agreed to issue and sell to the PIPE Investors, an aggregate number of shares of Parent Common Stock in exchange for an aggregate purchase price, in each case, as set forth in the Subscription Agreements, on the Closing Date, on the terms and subject to the conditions set forth therein;

WHEREAS, concurrently with the execution of this Agreement, Parent has entered into the Notes Subscription Agreement, pursuant to which, among other things, such investors have agreed to purchase from Parent, and Parent shall issue to such investors, subject to the Indenture, $200,000,000 of unsecured promissory notes convertible into shares of Parent Common Stock at a conversion price equal to 135% of the per share price that a share of Parent Common Stock is being sold to the PIPE Investors pursuant to the Subscription Agreements;

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain stockholders of Parent listed on

Section 1 of the Parent Disclosure Schedule (solely in their capacity as stockholders of Parent) are executing support agreements in favor of the Company (collectively, the “Parent Insider Support Agreements”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of common stock, par value $0.0001 per share, of Parent (“Parent Common Stock”) in favor of the Transaction Proposals to be approved at the Parent Stockholders Meeting; and

WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent’s willingness to enter into this Agreement, the BXC Stockholders (solely in their capacity as stockholders of the Company) are executing support agreements in favor of Parent, pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed to vote all of their shares of the Company Common Stock in favor of this Agreement and the Separation and Distribution Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, the Distribution and the Reorganization.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.1.

“Accounting Principles” means the Company’s accounting principles, policies, practices and methods, applied in accordance with GAAP and using and applying the Company’s historical accounting principles, policies, practices and methods that were used in the preparation of the Financial Statements and Exhibit A.

“Accounts Receivables” has the meaning set forth in Section 3.28(a).

“Acquired Business” means the business conducted by the Company and the Acquired Subsidiaries on the date of this Agreement and as of the Closing Date, other than the SpinCo Business.

“Acquired Entities” means the Company and the Acquired Subsidiaries, after giving effect to the Reorganization.

“Acquired Subsidiaries” means the Subsidiaries of the Company, other than SpinCo and the SpinCo Subsidiaries.

“Acquisition Proposal” means any offer or proposal concerning any (a) merger, consolidation, business combination or similar transaction involving the Company or the Acquired Subsidiaries, (b) liquidation, dissolution or recapitalization or similar transaction involving the Company or the Acquired Subsidiaries, (c) sale, lease or other disposition directly or indirectly by merger, consolidation, business combination, share exchange, joint venture, or otherwise of assets of the Company or the Acquired Subsidiaries representing more than fifty percent (50%) of the consolidated assets of the Company and the Acquired Subsidiaries, taken as a whole (based on the fair market value thereof), (d) issuance, sale, or other disposition of (including by way of merger, consolidation, business combination, share exchange, joint venture or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such securities) representing more than fifty percent (50%) of the voting power of the Company and the Acquired Subsidiaries, (e) transaction in which any Person shall acquire beneficial ownership, or the right to acquire beneficial ownership or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of more than fifty percent (50%) of the outstanding voting equity securities of the Company and the Acquired Subsidiaries on a consolidated basis or (f) any combination of the foregoing (other than the transactions contemplated hereby).

“Action” means any action, claim, cause of action, demand, complaint, petition, suit, litigation, arbitration, inquiry, audit, investigation, notice of violation, citation, summons, subpoena or other proceeding whether civil or criminal, at law or in equity by or before any Governmental Entity.

“Additional SEC Reports” has the meaning set forth in Section 5.24.

“Adjustment Amount” means the Final Merger Consideration minus the Estimated Merger Consideration.

“Adjustment Escrow Account” means the escrow account established pursuant to the Escrow Agreement in respect of the Adjustment Escrow Amount.

“Adjustment Escrow Amount” means an amount equal to $2,000,000.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities or otherwise; provided, that other than for purposes of the definition of “Company Transaction Expenses”, the definition of “Indebtedness”, Section 3.28(b) (Accounts and Notes Receivable), Section 5.9 (Public Announcements), Section 8.10 (No Third Party Beneficiaries), Section 8.19 (Recourse) and Section 8.20 (Disclaimer of Warranties), The Blackstone Group Inc. and all funds, accounts, portfolio companies, or other entities owned, managed, advised, sub-advised or controlled by The Blackstone Group Inc. (other than Blackstone Alternative Credit Advisors LP and all funds, accounts, portfolio companies, or other entities owned, managed, advised, sub-advised or controlled by Blackstone Alternative Credit Advisors LP) shall not be considered or otherwise deemed to be an “Affiliate” of the BXC Stockholders, the Stockholders Representative or the Company.

“Aggregate Employee Payments” has the meaning set forth in Section 2.4(d).

“Agreement” has the meaning set forth in the preamble hereto.

“Allocable Share” means with respect to each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Company’s treasury or by Parent or Merger Sub and the Repurchased Shares Amount (as defined in the Investor Rights Agreement)), a fraction (a) the numerator of which is one and (b) the denominator of which is the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Company’s treasury or by Parent or Merger Sub). In connection with determining the Allocable Share of any Former Holder, such Former Holder’s Allocable Share shall be equal to the Allocable Share multiplied by the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Company’s treasury or by Parent or Merger Sub and the Repurchased Shares Amount (as defined in the Investor Rights Agreement)) held by such Former Holder immediately prior to the Effective Time.

“Annual Financial Statements” has the meaning set forth in Section 3.5.

“Anti-Corruption Laws” has the meaning set forth in Section 3.25.

“Antitrust Fees” means all of the fees required to be paid by the Company and/or Parent pursuant to the HSR Act and Other Antitrust Laws in connection with obtaining any consents or approvals from any Governmental Entity, in any such instance, with respect to the transactions contemplated by this Agreement.

“Applicable Matters” has the meaning set forth in Section 8.17.

“Authorization” means any Consent granted by or obtained from any Governmental Entity or pursuant to any Law.

“Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and each other retirement, deferred compensation, employment, bonus, incentive compensation, equity or equity-based compensation, leave, commission, severance, change-in-control, retention, health or welfare benefit plan, policy, program, arrangement or agreement, whether or not subject to ERISA, whether written or unwritten, which the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries sponsors or maintains for the benefit of the Acquired Business’ current or former Employees, individual independent contractors, consultants or directors, or with respect to which the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries has liability, contingent or otherwise.

“Book-Entry Share” means any uncertificated share held in book-entry form on the records of the Company, which immediately prior to the Effective Time represents an outstanding share of Company Common Stock.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks located in New York, New York are authorized or required by law to close.

“BXC Stockholders” means GSO Special Situations Master Fund LP and GSO MAK Fund LP.

“CARES Act” has the meaning set forth in Section 3.8(k).

“Carve-Out Financial Statements” has the meaning set forth in Section 5.3(a).

“Cash and Equivalents” means the aggregate unrestricted cash and cash equivalents of the Company and the Acquired Subsidiaries calculated in accordance with the Accounting Principles, calculated net of any Tax costs of repatriation to the United States, and excluding customer deposits. For the avoidance of doubt, Cash and Equivalents (a) shall be reduced by (i) issued but uncleared checks and drafts by the Company and the Acquired Subsidiaries and (ii) pending electronic debits by the Company and the Acquired Subsidiaries and (b) increased by checks and drafts deposited but not yet cleared for the account of the Company and the Acquired Subsidiaries to the extent there has been a reduction of receivables on account thereof.

“Certificate of Merger” has the meaning set forth in Section 2.2(b).

“Change in Recommendation” has the meaning set forth in Section 5.3(f).

“Closing” has the meaning set forth in Section 2.2(a).

“Closing Cash” means the Cash and Equivalents outstanding of the Company and the Acquired Subsidiaries at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date.

“Closing Company Transaction Expenses” means the Company Transaction Expenses outstanding on the Closing Date to the extent not paid by the Company at 11:59 p.m. (New York Time) on the date immediately preceding the Closing Date.

“Closing Date” has the meaning set forth in Section 2.2(a).

“Closing Debt” means the aggregate Indebtedness of the Company and the Acquired Subsidiaries outstanding at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date. For the avoidance of doubt, “Closing Debt” shall include Funded Indebtedness.

“Closing Net Working Capital” means the Net Working Capital of the Company and the Acquired Subsidiaries at 11:59 p.m. (New York time) on the date immediately preceding the Closing Date.

“Closing Payment” means the Estimated Merger Consideration minus the Adjustment Escrow Amount minus the Stockholder Representative Expense Fund.

“Closing Statement” has the meaning set forth in Section 2.5(a).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company” has the meaning set forth in the preamble hereto.

“Company Board” has the meaning set forth in the Recitals.

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Disclosure Schedule” means the disclosure schedule of the Company delivered to Parent and Merger Sub as of the date hereof in connection with this Agreement.

“Company Fundamental Representations” means the representations and warranties of the Company and the Acquired Subsidiaries set forth in Sections 3.1(a), 3.2, 3.3, and 3.31.

“Company Intellectual Property” means all Intellectual Property that is owned or purported to be owned by or exclusively licensed to the Company, including Company Intellectual Property Registrations.

“Company Intellectual Property Registrations” means all of the registrations with any Governmental Entity or Internet domain name registrar for Intellectual Property owned or purported to be owned by or exclusively licensed to the Company or for which the Company is the named applicant for any pending applications.

“Company Privacy and Data Security Policies” means the Company’s and the Acquired Subsidiaries’ applicable internal and public-facing policies and notices concerning the privacy, security, or Processing of Personal Information.

“Company Products” means any and all products that are currently distributed, sold, or otherwise offered or under development in any material respect by the Company.

“Company Services” means all services that are currently offered, distributed or under development in any material respect by the Company, including, without limitation, cloud-based services, development services, integration services, non-recurring engineering services, customization services, support services, design services and hosting services, and any other services related to the Company Products.

“Company Stockholder Consent” has the meaning set forth in Section 3.3(d).

“Company Technology” means all Technology that is owned or purported to be owned by or exclusively licensed to the Company.

“Company Transaction Expenses” means all (a) expense reimbursement payable to any other bidders of the transactions contemplated by this Agreement, (b) fees, costs, charges, expenses and obligations payable to the Company’s advisors and other fees, costs, charges, expenses and obligations of professional service firms incurred by the Company or the Acquired Subsidiaries in connection with the transactions contemplated by this Agreement, the Separation and Distribution Agreement and the Distribution and Reorganization, in each case to the extent unpaid as of the Closing Date, (c) the amount of the Aggregate Employee Payments, and all employer Taxes related thereto, (d) the cost of terminating in full all obligations or liabilities under any advisory or similar Affiliate agreements (if any), (e) all Transfer Taxes allocable to SpinCo under Section 5.10, (f) 50% of all other Transfer Taxes not expressly allocable to SpinCo, (g) 50% of the costs fees and expenses of obtaining, and relating to, the D&O Policy, and (h) 50% of the Antitrust Fees; provided, that Company Transaction Expenses shall not include any amounts (i) to the extent included in the calculation of the Adjustment Amount as Closing Debt, (ii) to the extent included as current liabilities in the calculation of Net Working Capital and (iii) any fees or expenses incurred by or on behalf of Parent or Merger Sub in connection with the transactions contemplated by this Agreement or any other Transaction Document, whether or not billed or accrued (including any fees and expenses of legal counsel, financial advisors, investment bankers, brokers and accountants of Parent or Merger Sub).

“Consent” means any authorization, approval, clearance, consent, waiver, exemption, expiration or termination of applicable waiting period, or permit.

“Consent Notice” has the meaning set forth in Section 5.4(b).

“Continuation Period” has the meaning set forth in Section 5.11(a).

“Contract” means any written or enforceable oral contract, agreement, license, sublicense, lease, sublease, deed, instruments, commitments, undertakings, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto).

“Copyleft License” means a license that requires, as a condition of use, modification or distribution of Software subject to such license, that such Software (a) be made available or distributed in a form other than binary (e.g., source code form), (b) be licensed for the purpose of preparing derivative works, (c) be licensed under terms that allow the Company Products or portions thereof or interfaces therefor to be reverse engineered, reverse assembled or disassembled (other than by operation of Law) or (d) be redistributable at no license fee. Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License and all Creative Commons “sharealike” licenses.

“Current Policies” has the meaning set forth in Section 5.13(b).

“D&O Indemnified Persons” has the meaning set forth in Section 5.13(a).

“D&O Policy” has the meaning set forth in Section 5.13(b).

“DGCL” has the meaning set forth in the Recitals.

“Dissenting Shares” has the meaning set forth in Section 2.8.

“Distribution” has the meaning set forth in the Recitals.

“DOJ” has the meaning set forth in Section 5.8(a).

“Domain Names” means any and all registrations for Internet domain names.

“Effective Time” has the meaning set forth in Section 2.2(b).

“Employee Payments” means, without duplication, in respect of the Company and the Acquired Subsidiaries any payments in respect of (a) severance, change in control, retention, transaction or similar bonus, termination or similar amounts payable and (b) any payments in respect of equity-based compensation (including any profits interests), in each case of clause (a) or (b), payable to any Person solely in connection with the Closing to the extent due and payable as of the Closing.

“Employees” means those Persons employed by the Company or any of the Acquired Subsidiaries relating to the Acquired Business.

“Enforceability Exceptions” has the meaning set forth in Section 3.2(a).

“Environmental Laws” means all applicable Laws in effect on the Closing Date relating to pollution or the protection or restoration of the environment, natural resources, or human health and safety (as it relates to exposure to Hazardous Substances), or otherwise to the generation, use, treatment, storage, handling, management, processing, treatment, sale, remediation, transportation, Release or disposal of, or exposure to, Hazardous Substances.

“Environmental Permit” means any federal, state or local Authorizations required or issued by any Governmental Entity under or in connection with any Environmental Law.

“Equity Interests” has the meaning set forth in Section 4.3(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of the Acquired Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code.

“Escrow Agent” means Citibank, N.A. or such other escrow agent as shall be reasonably acceptable to Parent and the Stockholder Representative.

“Escrow Agreement” means the escrow agreement to be entered at the Closing, among Parent, the Stockholder Representative and the Escrow Agent, in a form reasonably acceptable to Parent, the Stockholder Representative and the Escrow Agent.

“Estimated Closing Cash” has the meaning set forth in Section 2.5(a).

“Estimated Closing Debt” has the meaning set forth in Section 2.5(a).

“Estimated Company Transaction Expenses” has the meaning set forth in Section 2.5(a).

“Estimated Merger Consideration” has the meaning set forth in Section 2.5(a).

“Estimated Net Working Capital” has the meaning set forth in Section 2.5(a).

“Estimated Per Share Merger Consideration” means an amount equal to (x) the Closing Payment divided by (y) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares held in the Company’s treasury or by Parent or Merger Sub).

“Existing ABL Credit Facility” means that certain Amended and Restated Revolving Credit and Security Agreement, dated as of December 21, 2018, by and among the Company as a guarantor, each subsidiary of the Company listed as a borrower therein, various lenders from time to time party thereto and PNC Bank, National Association as agent, as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time.

“Existing Credit Facilities” means the Existing ABL Credit Facility and the Existing Term Loan Credit Facility.

“Existing Term Loan Credit Facility” shall mean that certain Financing Agreement, dated as of December 21, 2018, by and among the Company and each subsidiary of the Company listed as a guarantor therein, each subsidiary of the Company listed as a borrower therein, various lenders from time to time party thereto, and Cortland Capital Market Services LLC as administrative and collateral agent, as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time.

“FCPA” has the meaning set forth in Section 3.25.

“Fee Letter” has the meaning set forth in Section 4.10(a).

“Final Company Transaction Expenses” has the meaning set forth in Section 2.5(g).

“Final Closing Cash” has the meaning set forth in Section 2.5(g).

“Final Closing Debt” has the meaning set forth in Section 2.5(g).

“Final Merger Consideration” has the meaning set forth in Section 2.5(g).

“Final Net Working Capital” has the meaning set forth in Section 2.5(g).

“Financial Statements” has the meaning set forth in Section 3.5.

“Financing” has the meaning set forth in Section 4.10(a).

“Financing Instruments” has the meaning set forth in Section 4.10(a).

“Financing Sources” means the PIPE Investors and investors who are parties to the Notes Subscription Agreement.

“Former Holders” means the holders of shares of Company Common Stock as of immediately prior to the Closing.

“Fraud” means actual and intentional fraud (to the extent constituting common law fraud under Delaware law) with a specific intent to deceive with respect to an express representation or warranty set forth in this Agreement; provided, that at the time of such representation or warranty was made, (a) such representation or warranty was inaccurate, (b) the party making such representation or warranty had actual Knowledge of such representation or warranty, (c) the party making such representation or warranty had the specific intent to deceive the other party and (d) the party acted in reliance on such inaccurate representation or warranty and suffered financial injury as a result of such inaccuracy.

“FTC” has the meaning set forth in Section 5.8(a)

“Funded Indebtedness” means (a) the aggregate principal amount of, and accrued and unpaid interest on, (i) the Indebtedness pursuant to the Existing Credit Facilities and (ii) any other Indebtedness, in each case, for borrowed money of the Company or any of the Acquired Subsidiaries in each case outstanding as of immediately prior to the Effective Time and (b) the aggregate Upside Amount (as defined in the Investor Rights Agreement) pursuant to the Investor Rights Agreement payable to the Investors (as defined in the Investor Rights Agreement). For the avoidance of doubt, Funded Indebtedness shall not include any guarantees, letters of credit or other similar contingent obligations (in each case only to the extent undrawn).

“GAAP” means United States generally accepted accounting principles, as in effect from time to time.

“Goods” has the meaning set forth in Section 3.22(a).

“Governmental Entity” means any supranational, federal, state, provincial, local, county or municipal government, governmental, political subdivision, quasi-governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign.

“Hazardous Substances” means (a) any substance that is listed classified or regulated under any Environmental Laws and any substance that has the characteristics of being a toxic, hazardous, radioactive, ignitable, corrosive or reactive substance, waste or material, as defined by or regulated under any Environmental Law, (b) any petroleum product or by-product, asbestos-containing material, polychlorinated biphenyls, per and poly-fluoroalkyl substances, radioactive material, toxic mold or radon.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Inbound Intellectual Property Contracts” means Contracts pursuant to which any Person has licensed or sublicensed any Intellectual Property or Technology to the Company or granted to the Company any immunity, authorization, release, covenant not to sue with respect to any Intellectual Property or Technology.

“Indebtedness” means, with respect to the Company and the Acquired Subsidiaries, without duplication, and including any accrued and unpaid interest, other payment obligations and accrued and unpaid commitment fees thereon, the following obligations: (a) the principal amount of obligations of the Company and the Acquired Subsidiaries (i) for borrowed money, whether or not contingent or (ii) evidenced by notes, debentures, hedging and swap arrangements or other debt securities or any performance bond or letter of credit (to the extent drawn) or other similar instruments (including debt-like instruments), (b) all obligations of the Company and the Acquired Subsidiaries for the reimbursement of any obligor of any guaranties, performance bonds, performance guaranties, indemnities, keep-wells, sureties, bankers’ acceptances, letters of credit or similar arrangements, to the extent drawn upon, (c) all liabilities of any person (other than the Company or any wholly-owned Acquired Subsidiary) for which the Company or any of the Acquired Subsidiaries has guaranteed repayment (to the extent of such guarantee), (d) all obligations of such Person for payment of deferred purchase price, including any amounts in respect of the “earn-out” or other contingent payment obligation; (e) any management, consulting or other fees, and other amounts payable to any equityholder or Affiliate of the Company or the Acquired Subsidiaries, (f) any unfunded benefit liability with respect to any retirement plan or scheme, (g) any unfunded benefit liability with respect to any nonqualified deferred compensation plan, agreement, or arrangement, (h) declared, but unpaid dividends or distributions of Company and the Acquired Subsidiaries (other than as contemplated by this Agreement), (i) outstanding settlement amounts (if any), (j) all Pre-Closing Taxes, (k) advisory or other fees, and other amounts payable to any equityholder or Affiliate of the Company or any of the Acquired Subsidiaries (including any amounts payable to directors and any intercompany debt that is owed to an entity which is not the Company or the Acquired Subsidiaries as of the Closing), (l) any off-balance sheet financings (but excluding operating leases), (m) any prepayment penalties, premiums, breakage costs or fees related thereto, and (n) all obligations of the type referred to in clauses (a) through (m) above of other persons secured by any Lien on any property or asset of the Company or any of the Acquired Subsidiaries, whether or not such obligation is assumed by the Company or any of the Acquired Subsidiaries. For the avoidance of doubt, Indebtedness shall not include (A) any amounts included in Company Transaction Expenses, (B) any obligations or guarantees under bankers acceptance, letters of credit or similar arrangements to the extent undrawn on the Closing Date, (C) any intercompany Indebtedness of the Company and the Acquired Subsidiaries of the Company (other than Indebtedness owed in whole or in part to any other Person), (D) any Indebtedness incurred by Parent and its Affiliates (and subsequently assumed by the Company or any Acquired Subsidiary) on the Closing Date, (E) all liabilities under any Contract between the Company or any Acquired Subsidiary, on the one hand, and Parent or any of its Affiliates, on the other hand, and (F) trade payables incurred in the Ordinary Course or any accrued Liabilities related thereto.

“Indenture” has the meaning set forth in Section 4.10(a).

“Independent Accounting Firm” has the meaning set forth in Section 2.5(e).

“Insurance Policies” has the meaning set forth in Section 3.20.

“Intellectual Property” means all right, title and interest anywhere in the world, whether statutory, common law or otherwise, relating to, arising from, or associated with the following: (a) Patents, (b) copyrights and all other rights with respect to works of authorship, c) Software, including registrations thereof and applications therefor, (d) registered and unregistered design rights and registrations thereof and applications therefor, (e) rights with respect to Trademarks, and all registrations thereof and applications therefor, (f) Domain Names, (g) trade secrets or confidential information, including rights to limit the use or disclosure thereof by any Person, (h) rights with respect to databases, including registrations thereof and applications therefor and (i) publicity and privacy rights, including all rights with respect to use of a Person’s name, signature, likeness, image, photograph, voice, identity, personality, and biographical and personal information and materials. Without limiting the foregoing, “Intellectual Property” includes rights to derivatives, improvements, modifications, enhancements, revisions, and releases to any of the foregoing, claims and causes of action arising out of or related to infringement, misappropriation or violation of any of the foregoing.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of December 21, 2018, by and among KLIM Digital Corp, KLIM Digital AIV LLC, Fifth Street Station LLC, Argonaut Insurance Company and the Company, as the same may be amended, modified, supplemented, replaced, renewed or refinanced from time to time.

“IRS” means the Internal Revenue Service or any successor agency.

“Knowledge of the Company,” “Company’s Knowledge,” and words of similar import mean the actual knowledge of any of the individuals identified in Section 1.1(a) of the Company Disclosure Schedule as of the date of this Agreement, after reasonable due inquiry, none of whom shall have any personal liability or obligations of inquiry or investigation regarding such knowledge.

“Knowledge of Parent,” “Parent’s Knowledge,” and words of similar import mean the actual knowledge of any of the individuals identified in Section 1.1(b) of the Parent Disclosure Schedule as of the date of this Agreement, after reasonable due inquiry, none of whom shall have any personal liability or obligations of inquiry or investigation regarding such knowledge.

“Law” or “Laws” means any law, statute, ordinance, rule, regulation, Order, constitution, treaty, common law or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Entity.

“Lease Documents” has the meaning set forth in Section 3.10(b).

“Leases” has the meaning set forth in Section 3.10(b).

“Letter of Transmittal” means the Letter of Transmittal in a form reasonably acceptable to the Company and Parent.

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether direct or indirect, accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, liquidated or unliquidated, or due or to become due whether in contract, tort, strict liability or otherwise.

“Licensed Company Intellectual Property” means any Intellectual Property non-exclusively licensed to the Company by any Person (or subject to a nonexclusive covenant not to sue granted in favor of the Company by any Person) that is used, held for use or practiced by the Company.

“Licensed Company Technology” means any Technology non-exclusively licensed to the Company by any Person (or subject to a nonexclusive covenant not to sue granted in favor of the Company by any Person) that is used, held for use or practiced by the Company.

“Lien” means any lien, encumbrance, charge, claim, community property interest, equitable interest, security interest, option, pledge, mortgage, easement, encroachment, right of way, right of first refusal, deed of trust, hypothecation or restriction on transfer of title or voting, whether imposed by Contract, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Laws.

“Material Adverse Effect” means an event, effect or occurrence that, individually or in the aggregate, is or has a material adverse effect on the business or results of operations of the Company and the Acquired Subsidiaries, taken as a whole; provided, that the following shall not be taken into account in determining whether a “Material Adverse Effect” shall have occurred: (a) any global, international or national or any foreign or domestic regional economic, financial, social or political conditions; (b) general economic conditions, including changes in any financial, debt, credit, currency, capital or banking markets or conditions (including any disruption thereof), in each case in the United States or anywhere else in the world; (c) changes in interest, currency or exchange rates or the price of any commodity, security or market index; (d) changes in legal or regulatory conditions, including changes or proposed changes in Law or binding directives issued by any Governmental Entity, or any changes or proposed changes in GAAP or other accounting principles or requirements, or, in each case, any change or proposed change in standards, interpretations or enforcement thereof, or the adoption of any new Law or directive, or the rescission, expiration or retirement of any Law or directive; (e) changes in the industries in which the Company and the Acquired Subsidiaries operates or ordinary course seasonal fluctuations in the business of the Company and the Acquired Subsidiaries that are of a magnitude consistent with past such seasonal fluctuations; (f) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war; (g) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity, epidemic, pandemic or disease outbreak (including the COVID-19 virus); (h) any change in, or failure of the Company or any of the Acquired Subsidiaries to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company or any of the Acquired Subsidiaries for any period, including with respect to revenue, earnings, cash flow or cash position; (i) the taking or not taking of any action to the extent required by this Agreement; (j) the announcement or pendency of the transactions contemplated by this Agreement; (k) any actions taken, or not taken, with the consent, waiver or at the request of Parent or Merger Sub; (l) compliance by the Company or any of its Subsidiaries with the express requirements of the terms of this Agreement, the Separation and Distribution Agreement and the other Transaction Documents (as applicable), including the failure to take any action restricted by this Agreement, the Separation and Distribution Agreement or the other Transaction Documents; provided, however, that any event, occurrence, fact condition or change referred to in clauses (a) through (g) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and the Acquired Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and the Acquired Subsidiaries conducts their businesses.

“Material Contracts” has the meaning set forth in Section 3.15(b).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means an amount equal to (a) $195,000,000 minus (b) the amount of the Closing Debt plus (c) the amount of the Closing Cash plus (d) if the Closing Net Working Capital exceeds the Net Working Capital Target, the amount of such excess minus (e) if the Net Working Capital Target exceeds the Closing Net Working Capital, the amount of such excess minus (f) the Closing Company Transaction Expenses plus (g) the Parent Common Stock Consideration Amount; provided, however, in no event shall Closing Cash exceed $7,000,000 (the “Maximum Closing Cash Amount”).

“Merger Sub” has the meaning set forth in the preamble.

“Necessary Authorizations” has the meaning set forth in Section 3.9(b).

“Net Working Capital” means: (a) current assets minus (b) current liabilities (including uncleared checks written by the Company or the Acquired Subsidiaries), in each case determined in accordance with the Accounting Principles. For the avoidance of doubt, Net Working Capital shall exclude long term assets and liabilities, and any items of Indebtedness, income taxes, deferred Tax assets and liabilities, Cash and Equivalents, Closing Company Transaction Expenses, and intercompany balances among the Company and any of its wholly owned Acquired Subsidiaries. An illustrative calculation of Net Working Capital is set forth as Exhibit A hereto.

“Net Working Capital Target” means $7,500,000.

“Non-Disclosure Agreement” has the meaning set forth in Section 5.6.

“Notes Subscription Agreement” has the meaning set forth in Section 4.10(a).

“Notice of Objection” has the meaning set forth in Section 2.5(c).

“Open Source” means the Open Source Definition as promulgated by the Open Source Initiative.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation), any Creative Commons License or any other license approved by the Open Source Initiative. For the avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Order” means any writ, award, determination, settlement, stipulation, injunction, judgment, decree, order, ruling, subpoena, notice of violation or verdict or other decision issued, promulgated or entered by or with any Governmental Entity of competent jurisdiction, in each case whether preliminary or final.

“Ordinary Course” means, with respect to an action by any Person, an action that is consistent in nature with the past practice and frequency of such Person.

“Organizational Documents” means, relative to any Person, its certificate of incorporation, its certificate of formation, its certificate of partnership, its by-laws, its partnership agreement, its limited liability company agreement, its memorandum or articles of association, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized equity interests.

“Other Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Entity that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Outbound Intellectual Property Contracts” means Contracts pursuant to which the Company has licensed or sublicensed any Company Intellectual Property or Company Technology to any Person or granted to any Person any immunity, authorization, release, covenant not to sue or other right with respect to any Company Intellectual Property or Company Technology.

“Outside Date” has the meaning set forth in Section 7.1(a)(ii).

“Owned Company Intellectual Property” means any Company Intellectual Property other than Company Intellectual Property that is non-exclusively licensed to the Company.

“Owned Company Technology” means any Company Technology other than Company Technology that is non-exclusively licensed to the Company.

“Parent” has the meaning set forth in the preamble.

“Parent Board Recommendation” has the meaning set forth in Section 5.3(f).

“Parent Common Stock” has the meaning set forth in the Recitals.

“Parent Common Stock Adjusted Value” means $12.50.

“Parent Common Stock Merger Consideration” means a number of shares of Parent Common Stock equal to (a) the Parent Common Stock Consideration Amount, divided by (b) the Parent Common Stock Adjusted Value.

“Parent Common Stock Consideration Amount” means $20,000,000.

“Parent Disclosure Schedule” means the disclosure schedule of Parent delivered to the Company and the Stockholder Representative as of the date hereof in connection with this Agreement.

“Parent Fundamental Representations” means the representations and warranties of Parent and Merger Sub set forth in Sections 4.1, 4.2, 4.4(a) and 4.12.

“Parent Insider Support Agreements” has the meaning set forth in the Recitals.

“Parent Material Contracts” has the meaning set forth in Section 4.8(a).

“Parent Released Parties” has the meaning set forth in Section 5.17(b).

“Parent Stockholder Approval” has the meaning set forth in Section 5.3(a).

“Parent Stockholders Meeting” means a meeting of the stockholders of Parent to consider the approval of the transactions contemplated by this Agreement, including any postponement or adjournment thereof.

“Patents” means issued patents and patent applications, including divisionals, continuations, continuations-in-part, extensions, reexaminations and reissues thereof.

“Paying Agent” means Continental Stock Transfer & Trust Company, a New York limited purpose trust company, or such other bank or trust company reasonably acceptable to both Parent and the Company.

“Paying Agent Agreement” means the Paying Agent Agreement to be entered into on the Closing Date among the Paying Agent, Parent and the Stockholder Representative, in a form reasonably acceptable to Paying Agent, Parent and the Stockholder Representative.

“Payment” has the meaning set forth in Section 8.16(d).

“Payment Schedule” means that certain schedule delivered prior to the Closing in accordance with Section 2.5(a), setting forth the number and type of Company Common Stock owned by each Stockholder, the percentage interest of each Stockholder and a breakdown of the consideration payable hereunder payable to each Stockholder.

“Permitted Liens” means (a) those Liens set forth in Section 1.1(c) of the Company Disclosure Schedule, (b) mechanics’, carriers’, workmen’s, repairmen’s or other similar Liens arising or incurred in the Ordinary Course or which are being contested in good faith by appropriate filings, (c) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the Ordinary Course, (d) statutory Liens for Taxes, assessments and other governmental charges that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings and for which adequate reserved have been established on the books and records of the Company or the Acquired Subsidiaries, (e) all Liens created by, arising under, or existing as a result of, any applicable securities Law, (f) all rights reserved to or vested in any Governmental Entity to control or regulate any asset or property in any manner and all Laws applicable to assets or properties, (g) Liens that do not, individually or in the aggregate, materially impair the Acquired Business or the continued use or operation of the assets of the Company and the Acquired Subsidiaries as currently used or operated, (h) Liens incurred in the Ordinary Course since the date of the Financial Statements and that are not material in amount or effect on the Acquired Business, (i) easements, covenants, rights-of-way and other similar restrictions of record, none of which items set forth in this clause (i), individually or in the aggregate, materially impair the use or operation of the Real Property affected thereby as it is currently used and as used exclusively in connection with the Acquired Business, (j) zoning, building and other similar restrictions, (k) Liens that have been placed by any developer, landlord or other third party on property over which the Company or any of the Acquired Subsidiaries has easement, lease or license rights, (l) unrecorded easements, covenants, rights-of-way and other similar restrictions, none of which items set forth in this clause (l), individually or in the aggregate, materially impairs the continued use and operation of the Real Property affected thereby as it is currently used and as used in connection with the Acquired Business, (m) encumbrances securing rental payments under capital leases, (n) licenses of Intellectual Property rights granted, and royalties and other obligations associated with licenses of Intellectual Property rights obtained from third parties, in the Ordinary Course, and (o) to the extent terminated in connection with the Closing, Liens securing payment, or other obligations, of the Company or any of the Acquired Subsidiaries with respect to Funded Indebtedness.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated association, Governmental Entity or other legal entity.

“Personal Information” means any information that identifies or, alone or in combination with any other information, could reasonably be used to identify a natural Person and solely with respect to California residents, a particular household, which may include name, street address, telephone number, email address, identification number issued by a Governmental Authority, credit card number, bank information, customer or account number, online identifier, device or unique identifier, IP address, browsing history, search history, or other website, application, or online activity or usage data, location data, biometric data, medical, insurance or health information, or any other information that is considered “personally identifiable information,” “personal information,” “special categories of personal data,” or “personal data” under applicable Privacy Law, and, all personal information associated with any of the foregoing that is or could reasonably be used to develop a profile of a natural Person reflecting the preferences, interests, or other characteristics of such natural Person.

“PIPE Investors” has the meaning set forth in the Recitals.

“Post-Closing Statement” has the meaning set forth in Section 2.5(b).

“Pre-Closing Tax Period” means any taxable period or portion thereof ending on or prior to the Closing Date, including the portion of any Straddle Tax Period ending on and including the Closing Date.

“Pre-Closing Taxes” mean (a) any Taxes of the Company or the Acquired Subsidiaries relating or attributable to any Pre-Closing Tax Period, including Taxes that are not yet due and payable (or deferred under the CARES Act or any provision of U.S. federal, state or non-U.S. Law related to Tax relief in connection with the COVID-19 pandemic), and including Taxes with respect to prepaid amounts received, and deferred revenues arising, in any Pre-Closing Tax Period, any Taxes resulting from the Restructuring and the Distribution and any sales or use Taxes for which the Company or the Acquired Subsidiaries are liable, (b) any Taxes of any member of an affiliated, consolidated, combined, unitary or similar group of which the Company or the Acquired Subsidiaries are or were a member on or prior to the Closing Date, including pursuant to Treasury Regulation Section 1.1502-6 or any analogous or similar state, local or non-U.S. Law or regulation, (c) any Taxes of any Person (other than the Company or the Acquired Subsidiaries) imposed on the Company or the Acquired Subsidiaries as a transferee or successor, by contract pursuant to any Law or otherwise, which Taxes relate to an event or transaction occurring before the Closing, or (d) any Taxes arising as a result of the transactions contemplated by this Agreement or any related agreement, including Transfer Taxes for which the Company is responsible pursuant to Section 5.10. For this purpose, in the case of Taxes based on income, sales, proceeds, profits, receipts, wages, compensation or similar items and all other Taxes that are not imposed on a periodic basis, the amount of such Taxes that have accrued through the Closing Date for a Straddle Tax Period shall be deemed to be the amount that would be payable if the taxable year or period ended at the end of the day on the Closing Date based on an interim closing of the books (and in the case of any Taxes attributable to the ownership of any equity interest in any partnership or other “flowthrough” entity or “controlled foreign corporation” (within the meaning of Section 957(a) of the Code or any comparable state, local or non-U.S. Law), as if the taxable period of such partnership or other “flowthrough” entity or “controlled foreign corporation” ended as of the end of the Closing Date), except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions, other than with respect to property placed in service after the Closing), shall be allocated on a per diem basis. In the case of any other Taxes that are imposed on a periodic basis for a Straddle Tax Period, the amount of such Taxes that have accrued through and including the Closing Date shall be the amount of such Taxes for the relevant period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire period.

“Preferred Shares” has the meaning set forth in Section 4.3(a).

“Prior Company Counsel” has the meaning set forth in Section 8.18.

“Privacy Laws” means all Laws and Orders applicable to the Company or the Acquired Subsidiaries issued by any Governmental Entity concerning the privacy, security, or Processing of Personal Information (including Laws of jurisdictions where Personal Information was collected or Processed), including, if and to the extent applicable to the Company or the Acquired Subsidiaries, data breach notification Laws, consumer protection Laws, Laws concerning requirements for website and mobile application privacy policies and practices, Social Security number protection Laws, data security Laws, and Laws concerning advertising, marketing, email, faxes, text, MMS and OTT messages, or automated or telephone communications. Without limiting the foregoing, Privacy Laws include, if and to the extent applicable to the Company and the Acquired Subsidiaries: the Federal Trade Commission Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, the Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, Canada’s Anti-Span Law, the Video Privacy Protection Act, the Children’s Online Privacy Protection Act, the California Consumer Privacy Act of 2018, the Computer Fraud and Abuse Act, the Electronic Communications Privacy Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Health Insurance Portability and Accountability Act of 1996, as amended and supplemented by the Health Information Technology for Economic and Clinical Health Act of the American Recovery and Reinvestment Act of 2009, the Gramm-Leach-Bliley Act, the Family Educational Rights and Privacy Act, the General Data Protection Regulation, the Data Protection Act, the ePrivacy Directive, the Privacy and Electronic Communications Regulations and all other similar international, federal, state, provincial, and local Laws relating to the privacy, security or Processing of Personal Information.

“Privileged Communications” has the meaning set forth in Section 8.17.

“Processing” means any operation performed on Personal Information, including the collection, creation, receipt, access, use, handling, compilation, analysis, monitoring, maintenance, retention, storage, transmission, transfer, protection, disclosure, distribution, destruction, or disposal of Personal Information.

“Proxy Statement” has the meaning set forth in Section 5.3(a).

“Qualified Plan” has the meaning set forth in Section 3.17(d).

“R&W Insurance Policy” has the meaning set forth in Section 8.1.

“Real Property” means the Company’s or, if applicable, any of the SpinCo Subsidiary’s or the Acquired Subsidiary’s interest in land owned, leased or subleased by the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries and used in exclusively in connection with the Acquired Business (collectively, the “Land”), together with all buildings, structures, facilities and other improvements located thereon (collectively, the “Improvements”); all right, title and interest of the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries and used in exclusively in connection with the Acquired Business, as applicable, if any, in and to any and all appurtenances, strips or gores, roads, easements, streets, alleys, drainage facilities and rights-of-way bounding any of the Land; all right, title and interest of the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries, as applicable, if any, in and to all utility capacity, utilities, water rights, licenses, permits, entitlements, and bonds, if any, and all other rights and benefits attributable to the Land; and all right, title and interest of the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries, as applicable, if any, in and to all rights of ingress and egress thereto; all right, title and interest of the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries, as applicable, if any, in and to all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any Governmental Entity in connection with the Land or the Improvements held by or granted to the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries and used in exclusively in connection with the Acquired Business, as applicable, any of their respective predecessors in title, and/or the agents thereof with respect to the Land or the Improvements; all right, title and interest of the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries and used in exclusively in connection with the Acquired Business, as applicable, in and to all site plans, surveys, soil and substratus studies, and engineering and architectural drawings, plans and specifications, in the possession or control of the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries and used in exclusively in connection with the Acquired Business, as applicable, relating to the Land or Improvements.

“Record Date” has the meaning set forth in Section 5.3(a).

“Related Parties” has the meaning set forth in Section 8.19.

“Release” means any release, spill, emission, discharge, leaking, pumping, pouring, dumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata).

“Reorganization” means the transfer of the SpinCo Subsidiaries to SpinCo pursuant to and in accordance with this Agreement and the other Transaction Documents.

“Remedial Action” means all action to (a) restore or reclaim the environment or natural resources or (b) perform remedial investigations, feasibility studies, clean up or corrective actions, closures and post-remedial or post-closure studies, investigations, operations, maintenance and monitoring on, about or in any location.

“Representatives” means, with respect to any Person, such Person’s or its Subsidiaries’ officers, directors, executive level employees, consultants, agents, financial advisors, investment bankers, attorneys, accountants and other representatives.

“Required Amount” has the meaning set forth in Section 4.10(c).

“Resolved Matters” has the meaning set forth in Section 2.5(d).

“Review Period” has the meaning set forth in Section 2.5(c).

“Schedules” means the Company Disclosure Schedule and Parent Disclosure Schedule.

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning set forth in Section 4.7(a).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal Law, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

“Security Incident” has the meaning set forth in Section 3.14(d).

“Separation” has the meaning set forth in the Recitals.

“Separation and Distribution Agreement” means the Separation and Distribution Agreement to be entered into prior to the Effective Time between the Company and Parent, in a form and on terms reasonably acceptable to the parties hereto.

“Software” means (a) computer programs, firmware, software (whether in source code, object code or other form), algorithms, software methodologies and implementations thereof, (b) software development tools, descriptions and flow charts, (c) metadata and (d) software user manuals, training materials and other documentation to maintain, support or develop any of the foregoing, irrespective of the media on which it is recorded.

“Solvent” means, with regard to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair salable value, exceeds its liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, (b) such Person has sufficient capital and liquidity with which to conduct its business and (c) such Person has not incurred and does not plan to incur debts beyond its ability to pay such debts as they mature or become due.

“SpinCo” has the meaning set forth in the Recitals.

“SpinCo Business” means the business conducted by the SpinCo Subsidiaries on the date of this Agreement and as of the Closing Date, other than the Acquired Business.

“SpinCo Common Stock” means the common stock, par value $0.01 per share, of SpinCo.

“SpinCo Entities” means SpinCo and the SpinCo Subsidiaries, after giving effect to the Reorganization.

“SpinCo Subsidiaries” means collectively, Vivial Mobile LLC, a Delaware limited liability company, and Vivial Media LLC, a Colorado limited liability company, and its Subsidiaries, after giving effect to the Reorganization.

“Spot Rate” means, in respect of any amount expressed in a currency other than the U.S. dollar, as of any date of determination, the rate of exchange of U.S. dollars for such currency appearing in the Financial Times published on the Business Day immediately prior to such date of determination.

“Stockholder” means a holder of shares of Company Common Stock immediately prior to the Effective Time.

“Stockholder Released Parties” has the meaning set forth in Section 5.17(a).

“Stockholder Representative” has the meaning set forth in the preamble.

“Stockholder Representative Expense Fund” has the meaning set forth in Section 8.16(d).

“Straddle Tax Period” mean any taxable period beginning on or before and ending after the Closing Date.

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which such Person (either alone or through or together with one or more of its other Subsidiaries), owns, directly or indirectly, more than 50% of the capital stock or other equity interests the holders of which are (a) generally entitled to vote for the election of the board of directors or other governing body of such legal entity or (b) generally entitled to share in the profits or capital of such legal entity.

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Surviving Corporation Bylaws” has the meaning set forth in Section 2.2(c).

“Surviving Corporation Charter” has the meaning set forth in Section 2.2(c).

“Tax” or “Taxes” means (a) any and all U.S. or foreign, federal, state or local taxes, assessment, levy or other charges (in each case in the nature of taxes), including net or gross income, gross receipts, net proceeds, estimated, sales, use, ad valorem, value added, franchise, license, withholding, payroll, employment, profits, environmental, disability, excise, property (including both real and personal), unclaimed property remittance/escheat, deed, stamp, alternative or add-on minimum, occupation, severance, unemployment, social security, workers’ compensation, capital, premium, windfall profit, custom duties, fees, transfer and registration taxes, and any governmental charges in the nature of a tax imposed by a Governmental Entity and any penalty, interest or addition to Tax imposed on or in connection with any of the foregoing, (b) any Liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period and (c) any Liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Returns” means any return, declaration, report, election, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof, in each case that is filed with a Taxing Authority.

“Taxing Authority” means any Governmental Entity having jurisdiction with respect to any Tax.

“Tax Insurance Policy” has the meaning set forth in Section 5.10.

“Technology” means any (a) procedures, processes, methods, techniques, systems, test protocols, or other similar items, (b) technical information, engineering information, manufacturing information, product information, product servicing information, research information and development information and (c) all tangible or electronic versions of any of the foregoing, in any form or media.

“Termination Fee” has the meaning set forth in Section 7.3(a).

“Top Customer” or “Top Customers” has the meaning set forth in Section 3.21(a).

“Top Vendor” or “Top Vendors” has the meaning set forth in Section 3.22(a).

“Trademarks” means unregistered and registered trademarks and service marks, trademark and service mark applications, common law trademarks and service marks, trade dress and logos, trade names, business names, corporate names, product names and other indicia of origin and the goodwill associated with any of the foregoing and any renewals and extensions of any of the foregoing.

“Transaction Documents” means this Agreement, the Certificate of Merger, the Paying Agent Agreement, the Letter of Transmittal, the Separation and Distribution Agreement, the Transition Services Agreement, the Escrow Agreement, the Parent Insider Support Agreements, the Subscription Agreements, the Notes Subscription Agreements, the Indenture and the other agreements, certificates, instruments and documents executed and delivered in connection herewith and therewith.

“Transaction Proposals” has the meaning set forth in Section 5.3(a).

“Transfer Restriction” has the meaning set forth in Section 4.3(c).

“Transfer Taxes” means sales, use, transfer, real property transfer, recording, documentary, stamp, registration, stock transfer, gross sales, value added and other similar Taxes.

“Transition Services Agreement” means the Transition Services Agreement to be entered into at or prior to the Effective Time between the Company and SpinCo, in a form and on terms reasonably acceptable to the parties hereto.

“Unresolved Matters” has the meaning set forth in Section 2.5(e).

“USD Equivalent” means, in respect of any amount expressed in a currency other than the U.S. dollar, the corresponding amount in U.S. dollars resulting from multiplying such amount in the applicable currency by the applicable Spot Rate.

“VAT” has the meaning set forth in Section 3.8(b).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act, as amended, and the rules and regulations promulgated thereunder, and similar state, local and foreign laws related to plant closing, relocation, mass layoffs and employment losses.

“Warrants” has the meaning set forth in Section 4.3(a).

1.2 Construction. For the purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires: (a) words using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other gender; (b) references herein to “Articles,” “Sections,” “subsections” and other subdivisions, and to Exhibits and Schedules, without reference to a document are to the specified Articles, Sections, subsections and other subdivisions of, and Exhibits and Schedules to, this Agreement; (c) all Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein; (d) a reference to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears; (e) the words “herein”, “hereof”, “hereunder”, “hereby” and other words of similar import refer to this Agreement as a whole and not to any particular provision; (f) the words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”; (g) all accounting terms used and not defined herein have the respective meanings given to them under the Accounting Principles; (h) reference to any Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (i) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; (j) unless otherwise appropriate, specified or necessary for a representation or warranty to be true, the representations and warranties of the Company and the Acquired Subsidiaries set forth herein shall be deemed to be made as if the Reorganization has been consummated as of the date such representation and warranty is made hereunder; (k) no reference in this Agreement to dollar amount thresholds shall be deemed to be evidence of a Material Adverse Effect or materiality and (l) references to dollars or to $ are expressed in United States currency unless otherwise specifically indicated. To the extent computation of any amounts contemplated by this Agreement include a currency other than U.S. dollars, such amounts shall be converted to U.S. dollars using the USD Equivalent, in accordance with the definition of “Spot Rate”.

ARTICLE II

MERGER

2.1 Merger.

(a) Upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Merger Sub shall be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation under the DGCL (the “Surviving Corporation”).

(b) The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the relevant provisions of the DGCL, including, without limitation, Section 259 of the DGCL.

2.2 Closing.

(a) Closing Date. The closing of the Merger and the other transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 on the second (2nd) Business Day after satisfaction (or waiver as provided herein) of the conditions set forth in Article VI (other than those conditions that by their nature will be satisfied at the Closing, but subject to the satisfaction (or waiver as provided herein) of such conditions), or such other time, date or place as shall be agreed in writing by the parties hereto. The date on which the Closing occurs is referred to herein as the “Closing Date”.

(b) Effective Time. Prior to the Closing, Parent shall prepare, subject to the Company’s review, and on the Closing Date or as soon as practicable thereafter, the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

(c) Certificate of Incorporation and Bylaws. At the Effective Time, (i) the certificate of incorporation of the Company shall be amended and restated in its entirety as set forth in Exhibit B attached hereto (the “Surviving Corporation Charter”) and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until altered, amended or repealed as provided therein and by applicable Law, subject to Section 5.13 of this Agreement, and (ii) the bylaws of the Company shall be amended and restated in their entirety as set forth in Exhibit C attached hereto (the “Surviving Corporation Bylaws”), and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter altered, amended or repealed as provided therein, in the Surviving Corporation Charter or by applicable Law, subject to Section 5.13 of this Agreement.

(d) Directors. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall become the directors of the Surviving Corporation, each to serve until the next meeting of stockholders for the election of directors and until his or her successor is duly elected and qualified, or until his or her earlier of resignation or removal.

(e) Officers. At the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

2.3 Effect on Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any Stockholder or any holder of any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share, par value $0.01 per share, of the common stock of the Surviving Corporation.

(b) Cancelation of Treasury Stock and Parent-Owned Stock. Any shares of Company Common Stock that are owned by the Company as treasury shares, and shares of Company Common Stock owned by Parent or Merger Sub, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.3(b) and any Dissenting Shares) shall be converted automatically into and shall thereafter represent the right to receive, without interest, in accordance with the Payment Schedule, (i) the Estimated Per Share Merger Consideration plus (ii) its Allocable Share of any Adjustment Amount distributed pursuant to Section 2.5(h) and Adjustment Escrow Fund in accordance with the Escrow Agreement plus (iii) its Allocable Share of any amount from the Stockholder Representative Expense Fund distributed pursuant to Section 8.16(d).

(d) Adjustment to Parent Common Stock Merger Consideration. The Parent Common Stock Merger Consideration shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Parent Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Parent Common Stock outstanding following the date of this Agreement and prior to the Effective Time so as to provide the Stockholders with the same economic effect as contemplated by this Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Parent Common Stock Merger Consideration.

(e) Conversion of Company Restricted Stock Units. Immediately prior to the Effective Time, each restricted stock unit of the Company that is outstanding immediately prior to the Effective Time shall vest in full to the extent unvested and be paid in such form as provided for in the terms of such restricted stock unit, including, if so provided, in shares of Company Common Stock, which will then, and the Effective Time, be converted into the right to receive the amounts specified in Section 2.3(c).

2.4 Transactions to be Effected at Closing.

(a) At the Closing, Parent shall pay or cause to be paid:

(i) to the applicable creditors on behalf of the applicable borrower (by wire transfer of immediately available funds in U.S. dollars to the accounts specified in writing by the applicable creditors at least two (2) Business Days prior to the anticipated Closing Date), the amount of Funded Indebtedness;

(ii) to the Persons or bank accounts and in the amounts specified on the Closing Statement, the Closing Company Transaction Expenses (or, in the case of the Aggregate Employee Payments, such amounts shall be paid or caused to be paid by Parent to an account specified by the Paying Agent at least two (2) Business Days prior to the anticipated Closing Date, the Aggregate Employee Payments, to be distributed by the Paying Agent to the payroll system provider of the Company, net of any withholding Taxes);

(iii) to an account specified by the Stockholder Representative at least two (2) Business Days prior to the anticipated Closing Date, the amount of the Stockholder Representative Expense Fund set forth in Section 8.16(d);

(iv) to the Escrow Agent, the Adjustment Escrow Amount by wire transfer in immediately available funds to the Adjustment Escrow Account, to be held and disbursed by the Escrow Agent upon the terms and subject to the conditions set forth in this Agreement and the Escrow Agreement; and

(v) to an account specified by the Paying Agent at least two (2) Business Days prior to the anticipated Closing Date with respect to the cash portion of the Closing Payment and by deposit with the Paying Agent on the Closing Date with respect to the portion of the Closing Payment consisting of the Parent Common Stock Merger Consideration, the Closing Payment, which shall be distributed by the Paying Agent to the holders of shares of Company Common Stock in partial payment of those amounts into which the holders of shares of Company Common Stock have a right to receive as a result of the conversion of such shares pursuant to Section 2.3(c); provided that the portion of the Closing Payment consisting of the Parent Common Stock Merger Consideration shall be delivered to the Paying Agent for further distribution by the Paying Agent pursuant to irrevocable instruction form the Parent via book entry to the holders of Company Common Stock in accordance with the Allocable Share.

For the avoidance of doubt, Parent shall have no liability or obligation to any other Person for any payment made in accordance with this Agreement and the Payment Schedule, to the extent Parent has made all required payments under this Agreement, the Payment Schedule and each of the Transaction Documents.

(b) At the Closing, Parent shall deliver to the Company:

(i) an officer’s certificate, dated as of the Closing Date, duly executed by Parent, certifying as to the satisfaction of the conditions set forth in Sections 6.3(a) and 6.3(b); and

(ii) each of the Transaction Documents to which Parent or Merger Sub is a party, duly executed by Parent or Merger Sub, as applicable.

(c) At the Closing, the Company shall deliver:

(i) an officer’s certificate, dated as of the Closing Date, duly executed by the Company, certifying as to the satisfaction of the conditions set forth in Sections 6.2(a) and 6.2(b);

(ii) a duly executed statement from the Company that the Company is not, and has not been at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation”, as defined in Section 897(c)(2) of the Code, conforming to the requirements of Treasury Regulations Section 1.1445-2(c)(3) and 1.897-2(h), and a notice to be delivered to the IRS in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), each dated as of the Closing Date, in form and substance reasonably satisfactory to Parent;

(iii) each of the Transaction Documents to which the Company, the Stockholder Representative or SpinCo is a party, duly executed by such Persons;

(iv) a certificate, dated as of the Closing Date, executed on its behalf by an officer of the Company, certifying as to (x) the Company’s Organizational Documents and (y) the resolutions of the board of directors of the Company authorizing the execution, delivery, and performance of this Agreement and each other Transaction Documents to which it is a party;

(v) certificate, dated as of the Closing Date, executed on its behalf by an officer of the Company, stating that the conditions specified in Sections 6.2(a) and (b) have been satisfied;

(vi) appropriate payoff letters and forms of Lien release, forms of which have been delivered to Parent three (3) Business Days prior to the Closing Date, in each case, in a customary form sufficient to fully discharge all Funded Indebtedness and providing for the release of all Liens securing the obligations of the Company and the Acquired Subsidiaries with respect to with respect such Funded Indebtedness, from the holders of Funded Indebtedness;

(vii) duly executed documentation evidencing of termination of all Contracts set forth on Section 2.4(c)(vii) of the Company Disclosure Schedule;

(viii) written resignations, or other evidence of removal, of directors and officers of the Company and the Acquired Subsidiaries designated by Parent at least two (2) days prior to Closing;

(ix) Certificates of Good Standing, or equivalent in the relevant jurisdiction, dated not more than five (5) days prior to the Closing, with respect to the Company and the Acquired Subsidiaries, issued by the Secretary of State of the State of the applicable state of organization and by the Secretary of State of each jurisdiction in which the Company and the Acquired Subsidiaries is qualified to do business as a foreign entity, as applicable;

(x) the Carve-Out Financial Statements;

(xi) a duly executed counterpart signature by the Stockholder Representative of the Escrow Agreement;

(xii) all of the consents, notices and approvals as set forth on Section 2.4(c)(xii) of the Company Disclosure Schedule; and

(xiii) a duly executed restrictive covenant agreement executed by each of GSO Special Situations Master Fund LP and GSO MAK Fund LP providing for confidentiality obligations, which shall be reasonably satisfactory to each of the Company and Parent;

(xiv) a joinder, in a form and substance reasonably acceptable to Parent, the Stockholder Representative, and SpinCo, whereby SpinCo agrees to be bound by the terms set forth in Sections 5.10 and 8.4.

(d) The Company’s payroll system provider shall pay on the Closing Date to each Person entitled to an Employee Payment, net of any applicable Taxes, the applicable Employee Payment (collectively, the “Aggregate Employee Payments”). Each Employee Payment shall be treated as compensation by the Company and shall be made prior to any distribution of the Closing Payment to the holders of shares of Company Common Stock pursuant to Section 2.3(c).

2.5 Merger Consideration Adjustments.

(a) No later than two (2) Business Days prior to the anticipated Closing Date, the Company will prepare and deliver to Parent a written statement (the “Closing Statement”) setting forth the (i) Company’s good faith calculation of (1) the Closing Net Working Capital (“Estimated Net Working Capital”), (2) the amount of the Closing Debt (“Estimated Closing Debt”), (3) the amount of the Closing Cash (“Estimated Closing Cash”), (4) the amount of the Closing Company Transaction Expenses (“Estimated Company Transaction Expenses”) and (5) the Merger Consideration (the “Estimated Merger Consideration”) and (ii) Payment Schedule setting forth a calculation of the Allocable Share, which calculations will be prepared in accordance with the Accounting Principles.

(b) Within 90 days following the Closing Date, Parent will prepare, or cause to be prepared, and deliver to the Stockholder Representative, a written statement (the “Post-Closing Statement”) setting forth Parent’s good faith calculation of (i) Closing Net Working Capital, (ii) Closing Debt, (iii) Closing Cash, (iv) Closing Company Transaction Expenses, and (v) the Merger Consideration, which calculations will be prepared in accordance with the Accounting Principles. For the avoidance of doubt, (A) the process to prepare the Post-Closing Statement shall be consistent with the financial reporting process applied in preparing the Closing Statement and the Financial Statements and (B) the Post-Closing Statement shall entirely disregard (w) any and all effects on the assets or liabilities of the Company and the Acquired Subsidiaries as a result of any financing or refinancing arrangements entered into at any time by or on behalf of Parent or any of their Affiliates, (x) any other transaction entered into by or at the direction of Parent or Merger Sub in connection with, or occurring after, the consummation of the transactions contemplated hereby, (y) any impact of purchase accounting and (z) any changes to the accounting practices, procedures, policies or business of the Company and the Acquired Subsidiaries after the Closing Date, including with respect to accounting, books and records or policies and procedures.

(c) Upon receipt from Parent of the Post-Closing Statement, the Stockholder Representative shall have 45 days to review the Post-Closing Statement (the “Review Period”). Parent shall (i) assist the Stockholder Representative and its Representatives and provide the Stockholder Representative and its Representatives with reasonable access upon reasonable notice during normal business hours to, the books, records (including work papers, schedules, memoranda and other documents), supporting data, facilities, employees and auditors of the Company and the Acquired Subsidiaries for purposes of preparing the Post-Closing Statement and the items included therein, and (ii) reasonably cooperate with the Stockholder Representative and its Representatives in connection therewith, including providing on a timely basis all other information as is reasonably requested by the Stockholder Representative and its Representatives. If the Stockholder Representative disagrees with Parent’s computation of Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses, or Merger Consideration, the Stockholder Representative may, on or prior to the last day of the Review Period, deliver a notice to Parent (the “Notice of Objection”) that sets forth its objection(s) in reasonable detail to Parent’s calculation of Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and/or Merger Consideration, as applicable. Any Notice of Objection shall specify those items or amounts with which the Stockholder Representative disagrees with each such item or amount, and shall set forth the Stockholder Representative’s calculation of Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and/or Merger Consideration, as applicable, based on such objections.

(d) Except to the extent set forth in a Notice of Objection delivered to Parent by the Stockholder Representative within the Review Period, the Stockholder Representative shall be deemed to have accepted Parent’s calculation of Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and/or Merger Consideration, as applicable, and such calculation shall be final and binding on all parties hereto. If the Stockholder Representative delivers the Notice of Objection to Parent within the Review Period, Parent and the Stockholder Representative shall, during the 20 days following such delivery or any mutually agreed extension thereof, use their commercially reasonable efforts to reach agreement on the disputed items and amounts in order to determine Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and/or Merger Consideration, as applicable. All such discussions and communications related thereto shall (unless otherwise agreed by Parent and the Stockholder Representative) be governed by Rule 408 of the Federal Rules of Evidence and any applicable similar state rule. Any items agreed to by the Stockholder Representative and Parent in writing, together with any items specified in the Post-Closing Statement that are not disputed or objected to by the Stockholder Representative in the Notice of Objection, are collectively referred to herein as the “Resolved Matters”.

(e) If, at the end of the period set forth in Section 2.5(d) or any mutually agreed extension thereof, Parent and the Stockholder Representative are unable to resolve their disagreements, either the Stockholder Representative or Parent may refer all matters set forth in such Notice of Objection other than the applicable Resolved Matters (the “Unresolved Matters”) to a nationally recognized independent accounting firm reasonable acceptable to Stockholder Representative and Parent, which shall act as an expert and not an arbitrator (the “Independent Accounting Firm”). The Stockholder Representative and Parent each agree to negotiate in good faith and sign an engagement letter within ten (10) Business Days after the identification of any Unresolved Matters, in commercially reasonable form, as may reasonably be required by the Independent Accounting Firm. Parent and the Stockholder Representative shall instruct the Independent Accounting Firm to act as an expert in accounting and not as an arbitrator and to promptly review this Section 2.5 and to determine solely with respect to the Unresolved Matters and, whether and to what extent, if any, any component of the calculation of Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and/or Merger Consideration, as applicable, requires adjustment. The review of the Independent Accounting Firm shall be subject to an agreed upon schedule outlined in the engagement letter. The scope of the disputes to be resolved by the Independent Accounting Firm shall be limited to (i) whether the Post-Closing Statement was prepared (A) in accordance with the Accounting Principles and (B) this Agreement, in each case, with respect to the Unresolved Matters and (ii) whether there were mathematical errors in the Post-Closing Statement. The Independent Accounting Firm (A) shall base its determination solely on written submissions by Parent and the Stockholder Representative, and prepared on a good faith basis, and not on an independent review and (B) will not be authorized to make any other determination, including any matter relating to the Financial Statements. Parent and the Stockholder Representative shall make available to the Independent Accounting Firm all relevant books and records (including work papers, schedules, memoranda and other documents) and other items reasonably requested by the Independent Accounting Firm (provided, that they shall contemporaneously provide a copy to the other party of any materials requested by, and provided to, the Independent Accounting Firm) and shall be afforded the opportunity to present to the Independent Accounting Firm any material relating to the Unresolved Matters and to discuss the issues with the Independent Accounting Firm. There shall be no ex parte communications between the Stockholder Representative, Parent or any of their respective Affiliates, on the one hand, and the Independent Accounting Firm, on the other hand. The final written determination of the Independent Accounting Firm shall be made in strict accordance with the terms of this Agreement, without regard to principles of equity. As promptly as practicable, but in no event later than 45 days after its retention, the Independent Accounting Firm shall deliver to Parent and the Stockholder Representative a report which sets forth its resolution of the Unresolved Matters and amounts and its calculation of Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and/or Merger Consideration, as applicable; provided, however, that (x) the Independent Accounting Firm shall use the amounts set forth in the Post-Closing Statement or as otherwise agreed to by the Stockholder Representative and Parent in writing pursuant to Section 2.5(d) for Resolved Matters and (y) in no event shall any Unresolved Matter as determined by the Independent Accounting Firm be more than the greatest value claimed by a party for such Unresolved Matter or less than the smallest value claimed by a party for such Unresolved Matter, in the case of Parent, in the Post-Closing Statement or in the case of the Stockholder Representative, in a Notice of Objection. The decision of the Independent Accounting Firm shall be final, conclusive and binding on Parent and the Stockholder Representative absent fraud or manifest error.

(f) Parent and the Former Holders shall share the fees and expenses of the Independent Accounting Firm in inverse proportion to the relative amounts subject to the Notice of Objection that are determined in favor of such party, in accordance with the following formulas: (i) Parent shall pay a portion of such fees and expenses equal to the total fees and expenses multiplied by a fraction, the numerator of which is the dollar amount subject to the Notice of Objection resolved in favor of the Stockholder Representative and the denominator of which is the total dollar amount subject to the Notice of Objection and (ii) the Former Holders shall pay a portion of such fees and expenses equal to the total fees and expenses multiplied by a fraction, the numerator of which is the dollar amount subject to the Notice of Objection resolved in favor of Parent and the denominator of which is the total dollar amount subject to the Notice of Objection; provided, however, that any portion of the Independent Accounting Firm’s fees and expenses that are the responsibility of the Former Holders shall be paid out of the Stockholder Representative Expense Fund. Parent and the Former Holders shall each be responsible for paying the fees and expenses of their own respective attorneys, accountants and other representatives in connection with Notice of Objection.

(g) For the purposes of this Agreement, “Final Net Working Capital”, “Final Closing Debt”, “Final Closing Cash”, “Final Company Transaction Expenses” and “Final Merger Consideration” mean Closing Net Working Capital, Closing Debt, Closing Cash, Closing Company Transaction Expenses and Merger Consideration, respectively: (i) as shown in the Closing Statement if Parent shall have failed to deliver the Post-Closing Statement to the Stockholder Representative pursuant to Section 2.5(b); provided, that the Stockholder Representative may, in its sole discretion, engage the Independent Accounting Firm, at Parent’s sole cost and expense, to determine the Merger Consideration, which such determination by the Independent Accounting Firm shall be final, conclusive and binding on the parties absent fraud or manifest error; (ii) as shown in the Post-Closing Statement delivered by Parent to the Stockholder Representative pursuant to Section 2.5(b), if no Notice of Objection with respect thereto is timely delivered by the Stockholder Representative to Parent pursuant to Section 2.5(c) or (iii) if a Notice of Objection is so delivered, (A) as agreed by Parent and the Stockholder Representative pursuant to Section 2.5(d) or (B) in the absence of such agreement, as shown in the Independent Accounting Firm’s calculation delivered pursuant to Section 2.5(e).

(h) Adjustment Amount. If (i) the Adjustment Amount is positive, then (A) Parent shall pay, or cause to be paid, to the Paying Agent, the Adjustment Amount within five (5) Business Days from the date on which the Adjustment Amount is finally determined pursuant to Section 2.5(g) by bank wire transfer of immediately available funds to the account or accounts designated in writing by the Paying Agent for payment to the Former Holders in accordance with the Payment Schedule, this Agreement and the Paying Agent Agreement and (B) Parent and the Stockholder Representative shall jointly instruct the Escrow Agent to deposit the Adjustment Escrow Fund with the Paying Agent for the benefit of the Former Holders (and, in each case, for further payment pursuant to the Stockholder Representative’s instructions to the Paying Agent), or (ii) if the Adjustment Amount is negative then, five (5) Business Days from the date on which the Adjustment Amount is finally determined pursuant to Section 2.5(g) (A) Parent and the Stockholder Representative shall jointly instruct the Escrow Agent to release from the Adjustment Escrow Fund, for the benefit of Parent, an amount equal to the absolute value of the Adjustment Amount, provided, however, that in no instance shall the Adjustment Amount payable by either the Stockholder Representative or Parent in accordance with this Section 2.5(h)(i) exceed the Adjustment Escrow Amount, and (B) Parent and the Stockholder Representative shall jointly instruct the Escrow Agent to deposit the remainder of the Adjustment Escrow Fund, if any, with the Paying Agent for the benefit of the Former Holders.

(i) Any payments made pursuant to this Section 2.5 shall be treated as an adjustment to the Merger Consideration (as determined for Tax purposes) for all Tax purposes, unless otherwise required by applicable Law.

2.6 Payment Procedures.

(a) Paying Agent. Prior to the Effective Time, Parent and the Stockholder Representative shall enter into a Paying Agent Agreement with the Paying Agent for the purpose of exchanging shares of Company Common Stock for the Merger Consideration. Parent shall deposit, or cause to be deposited, with the Paying Agent the amounts and forms of consideration specified in Section 2.4(a)(v) in such timeframe as specified therein.

(b) Payment Procedures.

(i) As soon as reasonably practicable after the date hereof, the Company shall provide (or cause the Paying Agent to provide) to each holder of Company Common Stock: (A) the Letter of Transmittal (which shall include, among other things, an executed consent to the appointment of the Stockholder Representative and customary representations and warranties, including with respect to ownership of the Company Common Stock, free and clear of all Liens) and (B) instructions for use in effecting the surrender of Book-Entry Shares.

(ii) Upon surrender of each Book-Entry Share to the Paying Agent, together with a duly executed Letter of Transmittal, and such other documents as may reasonably be required by the Paying Agent, at the Effective Time, such Former Holder shall be entitled to receive in exchange therefor, subject to any required withholding Taxes, the consideration set forth in Section 2.3(c), without interest, for each share of Company Common Stock, surrendered in accordance with this Agreement. Until surrendered as contemplated by this Section 2.6(b), each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the consideration set forth in Section 2.3(c) attributable to such Book-Entry Share as contemplated by this Article II and in accordance with the Payment Schedule, without interest.

(c) No Further Ownership Rights in Company Common Stock; Transfer Books. The cash amounts paid and to be paid in respect of shares of Company Common Stock in accordance with the terms hereof shall be deemed to be paid in full satisfaction of all rights pertaining to any and all shares of the Company Common Stock. If, after the Effective Time, any Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Section 2.6. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall thereafter be no further registration of transfers of shares of Company Common Stock or any other capital stock of the Company that were outstanding immediately prior to the Effective Time on the records of the Company.

(d) Termination of Paying Agent Fund. At any time following the first anniversary of the Closing Date, the Surviving Company shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed in accordance with this Article II, and thereafter Persons entitled to receive payment pursuant to this Article II shall be entitled to look only to the Surviving Company (and not Parent, the Stockholder Representative nor any of their Affiliates other than the Surviving Corporation) as general creditors thereof with respect to the payment of any portion of the Merger Consideration, that may be payable upon surrender of any Book-Entry Shares, as determined pursuant to this Agreement, without any interest thereon.

(e) No Liability. None of the parties hereto or the Paying Agent shall be liable to any Person in respect of any cash from the Paying Agent delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Book-Entry Share has not been surrendered prior to five (5) years after the Effective Time or immediately prior to such earlier date on which the Merger Consideration payable in respect of such Book-Entry Share would otherwise escheat to or become the property of any Governmental Entity, any such shares, cash, dividends or distributions in respect of such Book-Entry Share shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation (and not Parent nor any of its Affiliates other than the Surviving Corporation), free and clear of all claims or interest of any Person previously entitled thereto.

2.7 Withholding. Each of Parent, the Surviving Corporation, the Escrow Agent and the Paying Agent (without duplication) shall be entitled to deduct and withhold from any payments made pursuant to this Agreement or the Escrow Agreement (as applicable) such amounts as they are required to deduct and withhold with respect to the making of any such payment under any applicable Tax Law. To the extent that amounts are so withheld, and paid to the proper Taxing Authority pursuant to any applicable Tax Law, such withheld amounts shall be treated for all purposes of this Agreement and the Escrow Agreement (as applicable) as having been paid to such Person in respect of which such deduction and withholding was made.

2.8 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, any shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and are held by a holder who has not voted to adopt this Agreement or consented thereto in writing, who is entitled to appraisal rights and who has properly exercised and perfected appraisal rights for such shares in accordance with Section 262 of the DGCL shall not be converted into or be exchangeable for the right to receive the allocable portion of the Merger Consideration (the “Dissenting Shares”), but instead shall be entitled only to such rights as are granted by the DGCL to a holder of Dissenting Shares; provided, however, that if any such holder fails to perfect or otherwise waives, loses, forfeits, validly withdraws or revokes the right to appraisal under Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then such shares shall immediately cease to be Dissenting Shares and shall be treated as if they had been converted as of the Effective Time into the right to receive the allocable portion of the Merger Consideration, without interest thereon, upon surrender of any Book-Entry Shares in accordance with Section 2.6. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to Section 262 of the DGCL that relate to such demand, and Parent shall have the opportunity and right to (a) receive information with respect to, (b) be consulted on, and (c) participate in, in each case, all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands. The Stockholder Representative shall be liable to and shall pay each holder of Dissenting Shares such amounts determined by a court of competent jurisdiction in accordance with the DGCL, along with all reasonable costs and fees related to such determination from the Stockholder Representative Expense Fund.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

RELATING TO THE COMPANY AND THE ACQUIRED SUBSIDIARIES

The Company represents and warrants to Parent and Merger Sub that, except as set forth in the Company Disclosure Schedule, each statement contained in this Article III is true and correct on and as of the date of this Agreement and on and as of the Closing Date, and unless otherwise appropriate, specified or necessary for a representation or warranty to be true, the representations and warranties of the Company and the Acquired Subsidiaries set forth herein shall be deemed to be made as if the Reorganization has been consummated as of the date such representation and warranty is made hereunder:

3.1 Organization; Good Standing.

(a) The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of the Acquired Subsidiaries is a legal entity duly organized, validly existing and in good standing (in such jurisdictions where such status is recognized) under the Laws of the jurisdiction of its organization.

(b) (i) The Company and each of the Acquired Subsidiaries is duly authorized to conduct the Acquired Business in which it is engaged and is in good standing under the laws of each jurisdiction where such qualification is required, except where any failure to be so qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect and (ii) the Company and each of the Acquired Subsidiaries has the full power and authority necessary to carry on the Acquired Business in which it is engaged and to own, lease and use the properties owned, leased and used by it in the Acquired Business in which it is engaged.

3.2 Authority and Enforceability.

(a) The Company has the requisite legal power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party and, subject to the Company’s receipt of the Company Stockholder Consent, to consummate the Merger, the Distribution, the Reorganization and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the Transaction Documents to which the Company is or will be a party and the consummation of the Merger, the Distribution, the Reorganization and the other transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, subject to the Company’s receipt of the Company Stockholder Consent. The Company Stockholder Consent is the only vote or consent of the holders of any class or series of the Company’s capital stock required to approve and adopt this Agreement and the Transaction Documents, approve the Merger, the Distribution and the Reorganization and consummate the Merger, the Distribution, the Reorganization and the other transactions contemplated hereby and thereby. This Agreement has been, and at the Closing each of the Transaction Documents to which the Company is a party will be, duly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof and thereof by Parent or Merger Sub to the extent that Parent or Merger Sub is a party thereto, constitutes the valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting or relating to creditors’ rights generally, and the availability of injunctive relief and other equitable remedies (collectively, the “Enforceability Exceptions”).

(b) The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and not subsequently rescinded or modified in any way, as of the date hereof, (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Stockholders, (ii) approved and declared advisable the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the “agreement of merger” contained in this Agreement be submitted to the Stockholders for adoption, and (iv) resolved to recommend that the Stockholders adopt the “agreement of merger” set forth in this Agreement and directed that such matter be submitted for consideration of the Stockholders at a meeting of the Stockholders.

3.3 Capitalization; Acquired Subsidiaries.

(a) The authorized capital stock of the Company consists of 3,500,000 shares of Company Common Stock. Section 3.3(a) of the Company Disclosure Schedule sets forth, as of the close of business on the date immediately preceding the date of this Agreement, (i) the total number of shares of Company Common Stock issued and outstanding and (ii) a complete and accurate list of the holders of all Company Common Stock. The Company Common Stock is duly authorized, validly issued, fully paid and nonassessable and not subject to, and was not issued in violation of, any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights. Other than the Company Common Stock, the Company will not have outstanding as of the Closing Date any equity interests or any other securities or interests exercisable or exchangeable for or convertible into equity interests or any obligation to redeem or repurchase any of its equity interests. There are no declared or accrued unpaid dividends with respect to any shares of Company Common Stock. All of the Company Common Stock is uncertificated.

(b) Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, the equity interests of each of the Acquired Subsidiaries are (i) duly authorized, validly issued, fully paid and nonassessable, (ii) not subject to and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights, and (iii) free of any Liens created by the Company in respect thereof. Section 3.3(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the authorized and outstanding equity of each Acquired Subsidiary and the owner(s) of record of such outstanding equity.

(c) Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, there are no existing options, warrants, calls, rights, securities or Contracts to which the Company or any of the Acquired Subsidiaries is a party requiring, and there are no securities, or other interests of the Company or any of the Acquired Subsidiaries outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity interests or other interests of the Company or any of the Acquired Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase equity interests or other interests of the Company or any of the Acquired Subsidiaries. Except as set forth in Section 3.3(c) of the Company Disclosure Schedule, there are no outstanding equity appreciation, phantom equity, stock unit, profit participation, equity, equity-based performance or similar rights with respect to the Company or any of the Acquired Subsidiaries. Except for (i) the Organizational Documents, (ii) the Shareholders Agreement, dated as of November 18, 2011 (as amended by that certain Amendment No. 1 to Shareholders Agreement, dated as of July 24, 2013) among the Company, and the stockholders named therein, (iii) the Investor Rights Agreement or (iv) under any Benefit Plan, there are no agreements to which the Company or any of the Acquired Subsidiaries is a party with respect to the Company Common Stock or the equity interests of any of the Company’s Subsidiaries, including any voting agreements relating to the voting of the Company Common Stock or the equity interests of any of the Company’s Subsidiaries.

(d) The only vote of holders of any class or series of capital stock of the Company necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority in interest of the outstanding shares of the Company Common Stock at a meeting of the Stockholders or by written consent or vote in accordance with the DGCL (the “Company Stockholder Consent”).

3.4 No Conflicts.

(a) Except as set forth in Section 3.4(a) of the Company Disclosure Schedule, the execution and delivery by the Company of this Agreement and the Transaction Documents to which it is a party do not, and the consummation by the Company, the Acquired Subsidiaries and their Affiliates of the Merger, the Distribution, the Reorganization and the other transactions contemplated hereby and thereby will not, (i) result in any breach or violation under any provision of the Organizational Documents of the Company or the Acquired Subsidiaries, (ii) result in any breach of or constitute a default under any Contract to which the Company or the Acquired Subsidiaries is a party or by which any of the Real Property or assets of the Company or the Acquired Subsidiaries is bound or (iii) assuming compliance by the Company with the matters referred to in Section 3.4(b), violate any Law or Order applicable to the Company or the Acquired Subsidiaries, except, in the case of the immediately preceding clause (ii), where any such breach, violation or default would not reasonably be expected to have, individually or in the aggregate, a materially adverse effect to the Company and the Acquired Subsidiaries taken as a whole.

(b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to the Company or the Acquired Subsidiaries in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the Merger, the Distribution, the Reorganization or the other transactions contemplated hereby and thereby, except for (i) the filing and recordation of the Certificate of Merger as required by the DGCL, (ii) such Authorizations, Orders, registrations, declarations, filings and notices as set forth in Section 3.4(b) of the Company Disclosure Schedule, and (iii) such Authorizations, Orders, registrations, declarations, filings or notices which, if not made or obtained, would not individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to be materially adverse to the Company and the Acquired Subsidiaries taken as a whole.

3.5 Financial Statements. Complete and accurate copies of: (a) unaudited income statement of the Acquired Business for the fiscal year ended December 31, 2019; (b) unaudited statements of operations and comprehensive loss of the Acquired Business for the fiscal year ended December 31, 2019, (c) unaudited statement of cash flows of the Acquired Business for the fiscal year ended December 31, 2019; (d) unaudited income statement of the Acquired Business for the fiscal year ended December 31, 2020; (e) unaudited statements of operations and comprehensive loss of the Acquired Business for fiscal year ended December 31, 2020 and (f) unaudited statement of cash flows of the Acquired Business for fiscal year ended December 31, 2020 (clauses (a), (b) and (c) collectively, the “Annual Financial Statements,” together with clauses (d), (e) and (f), collectively, the “Financial Statements”). Except as set forth in the Annual Financial Statements, the Annual Financial Statements have been prepared in all material respects in accordance with GAAP, applied on a consistent basis throughout the period involved. The Annual Financial Statements accurately and fairly present, in accordance with GAAP, in all material respects, the consolidated financial condition and the consolidated results of operations, equity, revenue and cash flows of the Acquired Business as of the respective dates they were prepared and the results of the operations of the Acquired Business for the periods indicated.

3.6 Undisclosed Liabilities.

(a) Except as set forth in Section 3.6(a) of the Company Disclosure Schedule, there is no Liability of the Company or the Acquired Subsidiaries, except for liabilities and obligations (i) adequately accrued or reserved for on the Financial Statements or disclosed in the notes thereto, (ii) that have arisen since December 31, 2020 in the Ordinary Course of the Company and the Acquired Subsidiaries (none of which arises out of any breach of Contract, breach of warranty, tort, infringement or violation of applicable Law), or (iii) as incurred under this Agreement, the Transaction Documents or in connection with the transactions contemplated hereby or thereby.

(b) There are no securitization transactions or other “off-balance sheet arrangements” (as that term is defined in Item 303 of Regulation S-K under the Securities Act) to which the Company or the Acquired Subsidiaries is a party and has any continuing Liability.

3.7 Absence of Certain Changes, Events and Conditions.

(a) Except as set forth on Section 3.7(a) of the Company Disclosure Schedule, from the date of the most recent balance sheet included in the Financial Statements to the date of this Agreement, there has not been any Material Adverse Effect.

(b) Except as set forth on Section 3.7(b) of the Company Disclosure Schedule or as expressly contemplated by this Agreement, from the date of the most recent balance sheet included in the Financial Statements through the date of this Agreement, the Company and the Acquired Subsidiaries have conducted their business and operated their properties in the Ordinary Course, and the Company and the Acquired Subsidiaries have not taken any action, that if taken after the date of this Agreement, would be prohibited under Section 5.1.

3.8 Taxes.

(a) Except as set forth on Section 3.8(a) of the Company Disclosure Schedule, the Company and the Acquired Subsidiaries have filed, or caused to be filed, all Tax Returns required to be filed by the Company and the Acquired Subsidiaries. Such Tax Returns are complete and correct, were prepared in compliance with applicable Law and accurately reflect the Tax liabilities of the Company and the Acquired Subsidiaries (other than Taxes not yet due or payable). Neither the Company nor any of the Acquired Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return, other than extensions of time to file Tax Returns obtained in the Ordinary Course. All due and owing by the Company and the Acquired Subsidiaries (whether or not shown as due on any Tax Returns) have been timely paid or, if not yet due or owing, have been adequately accrued and reserved in accordance with GAAP. There are no Liens for Taxes except for statutory liens for Taxes not yet due and payable.

(b) Except as set forth on Section 3.8(b) of the Company Disclosure Schedule, the Company has delivered to Parent true, correct and complete copies of all income, sales and use, value added tax (“VAT”), and other material Tax Returns for the Company and the Acquired Subsidiaries filed after December 31, 2016, and all examination reports and statements of deficiencies, adjustments and proposed deficiencies and adjustments in respect of Taxes of the Company and the Acquired Subsidiaries. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company or any of the Acquired Subsidiaries that remains in effect.

(c) Except as set forth on Section 3.8(c) of the Company Disclosure Schedule, there are no past, ongoing or threatened Actions by any Taxing Authority against the Company or any of the Acquired Subsidiaries. Neither the Company nor any of the Acquired Subsidiaries have received from any Taxing Authority any (i) notice of an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed against the Company or any of the Acquired Subsidiaries. There is no waiver or extension of any statute of limitations on the assessment of any Taxes of the Company or any of the Acquired Subsidiaries currently in effect, and no extension of time for filing any Tax Return of the Company or any of the Acquired Subsidiaries that has not since been filed.

(d) No claim has ever been made by any Taxing Authority in a jurisdiction where the Company (or any of the Acquired Subsidiaries) does not file Tax Returns that the Company (or such Subsidiaries) is or may be subject to taxation by that jurisdiction. Neither the Company nor any of the Acquired Subsidiaries have received or requested any private letter ruling from the IRS (or any comparable Tax ruling from any other Taxing Authority). No power of attorney with respect to Taxes has been granted with respect to the Company and the Acquired Subsidiaries that will remain in effect after the Closing.

(e) Neither the Company nor any of the Acquired Subsidiaries is a party to, or otherwise bound by, any Tax indemnity, Tax sharing or Tax allocation agreement (other than any agreements entered into in the Ordinary Course and that are not primarily related to Taxes).

(f) Neither the Company nor any of the Acquired Subsidiaries have consummated or participated in, or is it currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder. Neither the Company nor any of the Acquired Subsidiaries have participated in, or is it currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or non-U.S. Law.

(g) Neither the Company nor any of the Acquired Subsidiaries have been or will be required to include any adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state, local or non-U.S. Tax Laws as a result of transactions, events or accounting methods employed prior to the Closing. Neither the Company nor any of the Acquired Subsidiaries have (i) ever been a member of a consolidated, combined, unitary, aggregate or similar group of which the Company was not the ultimate parent corporation, (ii) any Liability for the Taxes of any Person (other than the Company and Acquired Subsidiaries) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law, including any arrangement for group or consortium relief or similar arrangement), as a transferee or successor, by Contract or otherwise, or (iii) ever been a party to any joint venture, partnership or other Contract or arrangement that could be treated as a partnership for U.S. federal income Tax purposes.

(h) Neither the Company nor any of the Acquired Subsidiaries have ever filed an entity classification election IRS Form 8832 under Section 7701 of the Code and the Treasury Regulations promulgated thereunder.

(i) Neither the Company nor any of the Acquired Subsidiaries have been or will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting, or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) executed on or prior to the Closing Date, (iii) any intercompany transaction (including any intercompany transaction subject to Section 367 or 482 of the Code) or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) with respect to a transaction occurring on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) election under Section 108(i) of the Code made on or prior to the Closing Date, (vi) prepaid amount received or deferred revenue accrued on or prior to the Closing Date or (vii) pursuant to Section 965(h) of the Code.

(j) Neither the Company nor any of the Acquired Subsidiaries have ever (i) been a “United States real property holding corporation” within the meaning of Section 897 of the Code or (ii) constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for Tax-free treatment under Section 355 or Section 361 of the Code.

(k) Except as set forth on Section 3.8(k) of the Company Disclosure Schedule, neither the Company nor the Acquired Subsidiaries have filed any amended Tax Return or other claim for a Tax refund as a result of, or in connection with, the carry back of any net operating loss or other attribute to a year prior to the taxable year including the Closing Date under Section 172 of the Code, as amended by Section 2303 of the Coronavirus Aid, Relief and Economic Security Act (Public Law 116-136) (“CARES Act”) (or any corresponding or similar provision of state, local or non-U.S. Law).

(l) Neither the Company nor any of the Acquired Subsidiaries are (or have been) subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, contractors, a permanent establishment or any other place of business in such other jurisdiction. The Company and each of the Acquired Subsidiaries are and have been in compliance with the requirements for any applicable Tax holidays or incentives. Parent, Merger Sub and their Affiliates will not be liable after the Closing to repay any amounts attributable to benefits received under such Tax holidays or incentives on or prior to the Closing.

(m) The Company and each of the Acquired Subsidiaries have (i) complied with all Laws relating to the reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471 and 1472 of the Code or similar provisions under any non-U.S. Law), timely filed all withholding and information Tax Returns (including Forms W-2, 1099 and 1042), and maintained all required records with respect thereto, and (ii) collected or withheld (within the time and in the manner prescribed by Law) from any amounts paid or owing to any employee, independent contractor, customer, creditor, stockholder or other third party and paid over to the proper Taxing Authority (or is properly holding for such timely payment) all amounts required to be so collected or withheld and paid over under all applicable Law, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding Laws.

(n) The Company and each of the Acquired Subsidiaries are in substantial compliance with all applicable transfer pricing Laws and regulations (including Section 482 of the Code and any other applicable federal, state, local or non-U.S. Laws and regulations).

(o) Neither the Company nor any of the Acquired Subsidiaries have any property or obligation, including uncashed checks to vendors, customers or employees, non-refunded overpayments, credits or unclaimed amounts or intangibles, that are, or may become, escheatable or reportable as unclaimed property to any Governmental Entity under any applicable escheatment, unclaimed property or similar Laws.

(p) Neither the Company nor any of the Acquired Subsidiaries have participated in or cooperated with, or has agreed to participate in or cooperate with, an international boycott within the meaning of Section 999 of the Code.

(q) The Company and each of the Acquired Subsidiaries have collected, remitted and reported to the appropriate Tax authority all sales and use Taxes and VAT required to be so collected, remitted or reported pursuant to all applicable Tax Laws.

(r) None of the Company or the Acquired Subsidiaries has ever been a “passive foreign investment company” as defined in Section 1297 of the Code or is a “surrogate foreign corporation” as defined in Section 7874(a)(2)(B) of the Code.

(s) Except as set forth on Section 3.8 of the Company Disclosure Schedule, each of the Company and the Acquired Subsidiaries (i) have not deferred the employer’s share of any “applicable employment taxes” under Section 2302 of the CARES Act, (ii) have properly complied with and duly accounted for all credits received under Sections 7001 through 7005 of the Families First Coronavirus Act (Public Law 116-127) and Section 2301 of the CARES Act and (iii) have not sought, and do not intend to seek, a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act.

3.9 Compliance with Law; Authorizations.

(a) Except as set forth in Section 3.9(a) of the Company Disclosure Schedule, the Company and each of the Acquired Subsidiaries is and, since December 31, 2018, have been in compliance with all Laws applicable to them or their respective Business, properties or assets, except for such noncompliance which would not reasonably be expected to be materially adverse to the Company and the Acquired Subsidiaries taken as a whole. Neither the Company nor any of the Acquired Subsidiaries has received any written notice, action or assertion from any Governmental Entity that is unresolved, pending or threatened (in writing), alleging that the Company or any of the Acquired Subsidiaries is not in material compliance with any applicable Law.

(b) (i) The Company and each of the Acquired Subsidiaries owns, holds, possesses or lawfully uses all of the Authorizations that are required for the Company and the Acquired Subsidiaries to lawfully conduct the Acquired Business as currently conducted (the “Necessary Authorizations”), and all such Necessary Authorizations are valid and are in full force and effect, except where the failure to obtain any such Necessary Authorization or the failure to be valid and in full force and effect would not reasonably be expected to be materially adverse to the Company and the Acquired Subsidiaries taken as a whole, and (ii) no suspension, cancellation or non-renewal of any of the Necessary Authorizations is pending, or to the Knowledge of the Company, threatened. Each of the Company and the Acquired Subsidiaries is in compliance with the requirements, terms and conditions of the Necessary Authorizations and has timely filed for renewal of the same except for such noncompliance which would not reasonably be expected to be materially adverse to the Company and the Acquired Subsidiaries taken as a whole.

The representations and warranties set forth in this Section 3.9 shall not apply to Tax matters (which are the subject of Section 3.8) or Environmental Laws or environmental matters (which are the subject of Section 3.19).

3.10 Real Property; Personal Property.

(a) The Company or one of the Acquired Subsidiaries has good and valid title to, or a valid leasehold interest in, (i) all Real Property and (ii) all tangible personal property related to the Acquired Business reflected in the Financial Statements or acquired after December 31, 2019, other than, in the case of personal property described in clause (ii), properties and assets sold or otherwise disposed of in the Ordinary Course since December 31, 2019. Except as set forth on Section 3.10(a) of the Company Disclosure Schedule, all such properties and assets (including leasehold interests) are free and clear of material Liens, except for Permitted

Liens. Neither the Company nor any of the Acquired Subsidiaries owns, nor has the Company or any of the Acquired Subsidiaries ever owned any Real Property.

(b) Section 3.10(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the street address of each parcel of leased Real Property. True, correct and complete copies of each lease, sublease, and license pursuant to which the Company or any of the Acquired Subsidiaries leases, subleases or licenses real property (collectively, “Leases”), and each material amendment to any of the foregoing (collectively, the “Lease Documents”) have been made available to Parent. Except as otherwise set forth in Section 3.10(b) of the Company Disclosure Schedule, (i) there are no leases, subleases, concessions or other contracts granting to, and neither the Company nor any of the Acquired Subsidiaries is a party to any lease, sublease, concession or other contract granting to any Person other than the Company or any of the Acquired Subsidiaries, the right to use or occupy any real property, (ii) all Leases are in full force and effect, subject to the Enforceability Exceptions, (iii) neither the Company nor any of the Acquired Subsidiaries has given or received written notice of any currently outstanding and uncured event of default under any Leases, except, in the case of each of (i)-(iii), inclusive, as would not, individually or in the aggregate, be material and adverse to the Company and the Acquired Subsidiaries, taken as a whole. Neither the Company, nor any of the Acquired Subsidiaries, has leased, subleased, sublicensed or otherwise granted to any person any right to use, occupy or possess any portion of the Real Property other than as set forth on Section 3.10(b) of the Company Disclosure Schedule.

(c) Except as set forth on Section 3.10(c) of the Company Disclosure Schedule, there are no pending, or, to the Knowledge of the Company, any threatened in writing material condemnation Actions relating to the Real Property or other Actions that would materially and adversely affect the current use, occupancy or value thereof. To the Company’s Knowledge, there are no material latent defects or material adverse physical conditions affecting the Real Property, and improvements thereon.

(d) The Company and its applicable Acquired Subsidiaries enjoy quiet possession under all of its Leases and no Real Property under any such Lease is subject to any Lien (other than a Permitted Lien), building or use restriction, or variance, as might, in any material respect, interfere with or impair the present and continued use thereof by the Company or the Acquired Subsidiaries in the usual and normal conduct of the Acquired Business.

3.11 Condition and Sufficiency of Assets. Except as set forth in Section 3.11 of the Company Disclosure Schedule, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company and the Acquired Subsidiaries are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. Except as set forth in Section 3.11 of the Company Disclosure Schedule or for buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property to be provided pursuant to the Transition Services Agreement, the buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company and the Acquired Subsidiaries, together with all other properties and assets of the Company and the Acquired Subsidiaries, after giving effect to the Reorganization, are sufficient for the continued conduct of the business of the Company and the Acquired Subsidiaries after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company and the Acquired Subsidiaries as currently conducted.

3.12 Related Party Transactions.

(a) No Related Party, within the past twelve (12) months (i) owns or has owned directly or indirectly (other than through any equity interest in the Company or any of the Stockholders) in whole or in part, or has any other direct or indirect interest (other than through any equity interest in the Company or any of the

Stockholders) in, any tangible property that is owned or leased by the Company or any of the Acquired Subsidiaries or (ii) has or had outstanding any Indebtedness to the Company or any of the Acquired Subsidiaries.

(b) All agreements and other relationships between the Company or any of the Acquired Subsidiaries, on the one hand, and any of its Related Party, on the other hand, are conducted on terms and conditions that approximate those terms and conditions had such arrangements been negotiated on an arm’s-length basis.

3.13 Intellectual Property; Information Technology.

(a) Section 3.13(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Intellectual Property Registrations, and (i) for each Patent, the patent number or application serial number for each jurisdiction in which filed, date issued and filed and present status thereof, (ii) for each trademark for which there is a registration or application for registration, the application serial number or registration number, by jurisdiction, and the class of goods or services covered, the date issued and filed and the present status thereof, (iii) for each Domain Name, the registration date, any renewal date and name of registry, (iv) for each copyright for which there is a registration or application for registration, the number and date of such registration or copyright application by jurisdiction and (v) any actions that must be taken within ninety (90) days after the date of this Agreement for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Company Intellectual Property Registrations, including the payment of any registration, maintenance or renewal fees.

(b) All Company Intellectual Property is valid, enforceable, and in the case of Company Intellectual Property Registrations that are registered or pending, subsisting. There are no facts or circumstances that would render any of the Company Intellectual Property Registrations invalid or unenforceable or, to the Knowledge of the Company, that would materially affect any pending applications for any Company Intellectual Property Registrations. None of the Company Intellectual Property Registrations is subject to any actual, threatened in writing or, to the Knowledge of the Company, otherwise threatened legal proceedings before any court, tribunal or other Governmental Entity (including the United States Patent and Trademark Office or equivalent authority anywhere in the world), including any interference, derivation, reexamination, reissue, challenge, cancellation or opposition proceeding. Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, the Company or one of the Acquired Subsidiaries owns or has rights to use, pursuant to an Inbound Intellectual Property Contract all Intellectual Property material to or otherwise necessary for the operation of the business of the Company and its Subsidiaries, free and clear of all Liens except Permitted Liens. The Intellectual Property and Technology owned by or validly licensed to the Company constitutes all Intellectual Property and Technology necessary for or material to the Company to conduct its Business as currently conducted.

(c) No Company Intellectual Property, Company Technology, Company Products, or Company Services are subject to any legal proceeding or Order restricting any use, transfer, licensing, or performance of such Company Intellectual Property, Company Technology, Company Products, or Company Services by the Company, or that affects the validity, use or enforceability of such Owned Company Intellectual Property, Owned Company Technology, Company Products, or Company Services, and to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such legal proceeding or Order. To the Knowledge of the Company, no Licensed Company Intellectual Property or Licensed Company Technology included in any Company Product or otherwise used or held for use by the Company (for any Company Service or otherwise) is subject to any Legal Proceeding or Order restricting any use, transfer, licensing or performance of such Licensed Company Intellectual Property, Licensed Company Technology, Company Product, or Company Service by the Company or that affects the validity, use or enforceability of such Licensed Company Intellectual Property, Licensed Company Technology, Company Product, or Company Service and, to the Knowledge of the Company, no facts exist that would reasonably be expected to form the basis for any such Legal Proceeding or Order.

(d) The Company exclusively owns all material Company Intellectual Property and Company Technology free and clear of any Liens (other than Permitted Exceptions and the Outbound Intellectual Property

Contracts). To the Knowledge of the Company, all Company Intellectual Property and Company Technology and any Intellectual Property used by the Company or any Subsidiary pursuant to an Inbound Intellectual Property Contract is fully transferable, alienable and licensable by the Company and can be amended and modified, in each case, without restriction and without payment of any kind to any Person.

(e) To the Knowledge of the Company, The Company has a valid and enforceable license to use, practice and exploit all Licensed Company Intellectual Property and Licensed Company Technology and all other material Intellectual Property not owned by the Company or a Subsidiary that is used by the Company in connection with its business as currently conducted.

(f) The Company has not: (i) transferred ownership of, or granted any exclusive license or exclusive right under or with respect to, or authorized the retention of any exclusive right with respect to or joint ownership of, any Intellectual Property or Technology that is or was at the time owned or purported to be owned by the Company to any other Person; (ii) permitted the Company’s rights in any Owned Company Intellectual Property or Owned Company Technology to lapse or enter the public domain, expect for items of Company Registered Intellectual Property expiring at the end of its statutory terms; or (iii) except for any rights to indemnification pursuant to any Master Applications and Services Agreement entered into in the Ordinary Course, granted to any Person any right to bring any claim or cause of action arising out of or related to infringement, misappropriation or violation of any Owned Company Intellectual Property or Owned Company Technology.

(g) Neither the operation of the business of the Company as previously or currently conducted (including the design, development, manufacture, having manufactured, use, import, export, sale, offering for sale, provision, reproduction, display, performance, modification, licensing, disclosure, support, maintenance, commercialization or other exploitation of Company Products or Company Software and the performance of any Company Services) nor the use, practice or exploitation of any Company Intellectual Property or Company Technology: (i) infringes or violates or has infringed or violated any Intellectual Property of any Person; (ii) constitutes or results from a misappropriation or misuse of, has constituted or resulted from a misappropriation or misuse of, or will constitute or result from a misappropriation or misuse of any Intellectual Property of any Person; or (iii) constitutes or has constituted unfair competition or trade practices.

(h) The Company has not received written notice from any Person of any claim (i) alleging any infringement, misappropriation, misuse, violation or unfair competition or trade practices with respect to any Intellectual Property or Personal Information, (ii) that the Company must license any Intellectual Property or Technology from any Person, refrain from using any Intellectual Property, Personal Information or Technology or consider the applicability of any Intellectual Property to Company Products, Company Services, or the business of the Company (or otherwise offering a license to any Intellectual Property) or (iii) challenging the validity, enforceability, effectiveness or ownership by the Company of any of the Company Intellectual Property or Personal Information. No such claim is threatened in writing, or to the Knowledge of the Company, otherwise threatened by any Person and no valid basis exists for any such claim. The Company has not received any opinion of counsel regarding any allegation of infringement or privacy rights violations relating to the operation of the business of the Company or any Company Products, Company Services, Company Technology or Company Intellectual Property.

(i) The Company has not made available any material Software or other material Technology (and the Company has not agreed to make available any such Software or other Technology) to any Person other than to employees, contractors or consultants of the Company (in their capacity as such), or pursuant to the Outbound Intellectual Property Contracts. No Company Products or Company Services have been made available (and the Company has not agreed to make available any Company Products or Company Services) other than pursuant to appropriate agreements. The Company has neither received from nor provided or granted to any Person any material Intellectual Property or material Technology or rights in or to any Intellectual Property or Technology other than pursuant to the Intellectual Property Contracts.

(j) To the Company’s Knowledge, (i) none of the transactions contemplated by this Agreement will alter, impair or otherwise adversely affect any rights of the Company in any Company Intellectual Property or Company Technology; and (ii) immediately following the Effective Time, the Surviving Corporation will be permitted to exercise all of the Company’s rights under all Intellectual Property Contracts, to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments that the Company would otherwise have been required to pay had such transactions not occurred.

(k) Neither this Agreement nor any transactions contemplated by this Agreement will result in any of the following under or pursuant to any Contracts to which the Company is a party: (i) any Person being granted rights or access to, or the placement in or release from escrow of, any Software source code or other Technology, (ii) Parent or any of its Affiliates granting to any Person any ownership interest in, or any license, covenant not to sue or right under or with respect to, any Intellectual Property or Technology, or (iii) Parent or any of its Affiliates (as of immediately prior to the Closing) or any of their Intellectual Property being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses.

(l) The Company has no obligation to compensate or account to any Person for the use, practice or exploitation of any material Company Intellectual Property or material Company Technology.

(m) Section 3.13(m) of the Company Disclosure Schedule sets forth a true, correct and complete list of (i) all material Software owned by the Company (“Company Software”); and (ii) material Open Source Materials that are incorporated or embedded in or bundled with any such Company Software.

(n) All use and distribution of Company Software, Company Products and Open Source Materials, and all provision of the Company Services, by or through the Company is in material compliance with all Open Source Licenses applicable thereto, including copyright notice and attribution requirements.

(o) To the Knowledge of the Company, it has not incorporated or embedded any Open Source codes into any Company Software or Company Products, combined, linked or distributed any Open Source codes with any Company Software or Company Products, used any Open Source codes to provide any Company Services, or used any Open Source codes, in each case, in a manner that requires any Company Software or Company Products, any portion thereof, or any Company Technology or Company Intellectual Property to be subject to Copyleft Licenses or requires the Company, Parent or any of Parent’s Affiliates to grant any Patent license or other Patent rights.

(p) The Company has not disclosed or delivered to any escrow agent or any other Person any of the source code for any Company Software or relating to any Company Technology, and no Person (other than any employee, contractor or consultant that has executed an Invention Assignment Agreement) has any right, contingent or otherwise, to obtain access to or use any such source code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or reasonably could be expected to, result in the delivery, license or disclosure of any such source code to any Person who is not, as of the date of this Agreement, an employee of the Company that has executed an Invention Assignment Agreement.

(q) No Governmental Entity and no other national, multi-national, bi-national or international governmental organization, governmental research center, university, college, other educational institution, foundation, research center or non-profit institution (collectively, “Institutions”) provided or provides funding, facilities, personnel, Intellectual Property, Technology, research, equipment, or other resources for the invention, creation, development or registration of any Company Intellectual Property, Company Technology, Company Products, or Company Services, or has any rights to any of the foregoing.

(r) Except as set forth on Section 3.13(r) of the Company Disclosure Schedule, in the past three (3) years, to the Knowledge of the Company, no Person has infringed, misappropriated, misused or violated, or is infringing, misappropriating, misusing or violating, any Company Intellectual Property, Personal Information or Company Technology. The Company has not made any written claim against any Person alleging any infringement, misappropriation, misuse or violation of any Company Intellectual Property, Personally Information or Company Technology.

(s) The Company has required each current employee, contractor and consultant of the Company who has contributed to the creation or development of any material Company Products, material Company Services, material Technology or material Intellectual Property for or on behalf of the Company to sign a written agreement that includes (i) confidentiality obligations in favor of the Company and (ii) an assignment to the Company of all right, title and interest in and to all such material Technology and material Intellectual Property. To the Knowledge of the Company, no such Person who has executed an Invention Assignment Agreement is in default or breach of such Invention Assignment Agreement and all such Persons are in compliance with the terms of the Invention Assignment Agreement. After giving effect to the transactions contemplated by this Agreement, to the Knowledge of the Company, no current or former manager, director, shareholder, founder, officer, employee, contractor or consultant of the Company will own or retain any rights to use any of the Owned Company Intellectual Property or Owned Company Technology (other than, with respect to employees, contractors and consultants, the right to use such Owned Company Intellectual Property or Owned Company Technology within the scope of such Person’s employment by or engagement with the Company).

(t) The Company has not made, directly or indirectly, any commitments, promises, submissions, suggestions, statements or declarations to any standards-setting bodies, industry groups or other similar organizations (“Standards Organizations”) (including any commitments, promises, submissions, suggestions, statements or declarations that would obligate the Company to grant licenses to any Person or otherwise impair or limit the Company’s control of any Owned Company Intellectual Property or Owned Company Technology)

(u) All material Company Software is free from any defect, virus or programming, design or documentation error that would have a material effect on the operation or use of the Company Software. None of the Company Software or Company Products contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus” or “worm” (as such terms are commonly understood in the software industry) or any other code designed or intended to have, or capable of performing or that without user intent will cause, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, any Software, hardware or device (including any computer, tablet computer, handheld device, disk or storage device) that is managed or otherwise operated by such Company Software, Company Products or such code, or on which such Company Software, Company Products or such code is stored or installed; (ii) damaging or destroying any data or file without the user’s consent; or (iii) sending information to the Company or any other Person without the user’s consent. None of the Company Software or Company Products (A) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry), (B) records a user’s actions without such user’s knowledge or (C) employs a user’s Internet connection without such user’s knowledge to gather or transmit information on such user or such user’s behavior. The Company has implemented commercially reasonable procedures to mitigate against the likelihood that the Company Software or Company Products contain any virus, Trojan horse, worm or other Software routines or hardware components designed to permit unauthorized access to or disable, erase or otherwise harm Software, hardware or data. To the Knowledge of the Company, the Company has made available to Parent a true, correct and complete list of all material open errors or bugs in the Company Software and Company Products.

(v) The Company has not received any notice or request to indemnify, defend or hold harmless any Person with respect to any claim of infringement, misappropriation, misuse or violation of any Intellectual Property or Technology, which notice or request has not been finally resolved.

(w) Notwithstanding any other representations and warranties in this Agreement, except for representations and warranties set forth in this Section 3.13 pertaining to Outbound Intellectual Property

Contracts and Inbound Intellectual Property Contracts, the representations and warranties set forth in this Section 3.13 are the sole and exclusive representations and warranties of the Company pertaining to all Intellectual Property matters.

3.14 Privacy.

(a) To the Knowledge of the Company, the Company and each of the Acquired Subsidiaries complies and at all times in the past four (4) years have complied in all respects with all of the following, in each case, to the extent applicable to the Company and each of the Acquired Subsidiaries except as would not, individually or in the aggregate, be reasonably expected to have a material and adverse impact on the Company: (i) Privacy Laws; (ii) the Company Privacy and Data Security Policies; and (iii) contractual requirements or terms of use concerning the Processing of Personal Information to which the Company or any of the Acquired Subsidiaries is a party or otherwise bound as of the date hereof.

(b) To the Knowledge of the Company, the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) conflict with or result in a material violation or breach of any applicable Privacy Laws or applicable Company Privacy and Data Security Policies (as currently existing or as existing at the time during which any Personal Information was collected or Processed by or for the Company or any of the Acquired Subsidiaries); or (ii) require the consent of or notice to any Person concerning such Person’s Personal Information.

(c) For the past three (3) years, to the extent required by applicable Privacy Laws, the Company and the Acquired Subsidiaries have posted to each of their websites and provided or otherwise made available in connection with any Company Products a Company Privacy and Data Security Policy. No disclosure or representation made or contained in any Company Privacy and Data Security Policy has been materially inaccurate, misleading, deceptive, or in material violation of any applicable Privacy Laws (including by containing any material omission). Other than Company’s online advertising activities, the Company does not “sell” Personal Information as defined under applicable Privacy Laws.

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, in the past four (4) years, (i) to the Company’s Knowledge, no Personal Information in the possession or control of the Company or any of the Acquired Subsidiaries, or held or Processed by any vendor, processor, or other third party for or on behalf of the Company or any of the Acquired Subsidiaries, has been subject to any data breach or other security incident that presents a material risk of unauthorized access, disclosure, use, denial of use, alteration, corruption, destruction, compromise, or loss of such Personal Information or that has caused or would reasonably be expected to cause a material disruption to the conduct of the Company’s business or is otherwise considered a “data breach,” “personal data breach” or “data security breach” that required notification to any Governmental Entity or other Person under applicable Privacy Laws (a “Security Incident”), and (ii) the Company and the Acquired Subsidiaries have not notified and, to the Company’s Knowledge, there have been no facts or circumstances that would require the Company or the Acquired Subsidiaries to notify, any Governmental Entity or other Person of any Security Incident.

(e) The Company and each of the Acquired Subsidiaries have for the past four(4) years implemented and maintained commercially reasonable security measures, including written information security programs, to (i) identify and address internal and external risks to the privacy and security of Personal Information in their possession or control; (ii) implement and maintain adequate administrative, technical, and physical safeguards to protect such Personal Information and the availability, integrity, and security of its Software, systems, applications, and websites involved in the Processing of Personal Information; and (iii) provide notification in compliance with applicable Privacy Laws in the case of any Security Incident.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, the Company and the Acquired Subsidiaries have used commercially reasonable efforts to address and remediate all high or critical threats and deficiencies identified in any security risk assessment and a privacy impact assessment performed on the Company and the Acquired Subsidiaries.

3.15 Contracts.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of each Contract related to the Acquired Business or to which the Company or one of the Acquired Subsidiaries is party or by which their respective assets, Intellectual Property, properties or businesses are bound other than any Benefit Plan (except with respect to Section 3.15(a)(xi), 3.15(a)(xii), 3.15(a)(xiii) or 3.15(a)(xiv)), including the following:

(i) for the purchase of Goods or other assets or any other Contract which provides for or results in payments by the Company or one of the Acquired Subsidiaries as of the date hereof of $1,000,000 or more in the twelve calendar month period prior to December 31, 2020;

(ii) for the sale by the Company or one of the Acquired Subsidiaries of materials, supplies, goods, services, equipment or other assets or any other Contract, and which provides for revenue of the Company or one of the Acquired Subsidiaries of $1,000,000 or more in the twelve calendar month period prior to December 31, 2020;

(iii) that relates to Indebtedness;

(iv) for the lease or agreement under which it is lessor of or permits any third party to hold or operate any tangible personal property, for which the annual rental exceeds $100,000;

(v) that contains an exclusivity clause or a covenant not to compete in any line of business with any Person in any geographical area that restricts the Company or any of the Acquired Subsidiaries or covenant not to solicit or hire any person with respect to employment that restricts the Company or any of the Acquired Subsidiaries;

(vi) each material Outbound Intellectual Property Contract other than customer contracts entered into pursuant to the Company’s standard form agreement;

(vii) each material Inbound Intellectual Property Contract, excluding Contracts for commercially available, off-the-shelf Software;

(viii) each Contract that includes any grant by the Company to any Person of any express license, right or covenant not to sue with respect to any Patents;

(ix) with any Related Party of the Company or the Acquired Subsidiaries related to the Acquired Business;

(x) Contracts or purchase orders for capital expenditures or the acquisition or construction of fixed assets requiring the payment by the Company or the Acquired Subsidiaries of an amount in excess of $200,000;

(xi) employment agreements, independent contractor agreements, or consulting agreements that provides any current Employee, director, consultant or independent contractor with an annual base salary or fee in excess of $200,000;

(xii) Contracts under which any current or former officer, director, Employee, consultant, or independent contractor will receive a change in control, severance, transaction, or other payment or benefit in connection with the Closing;

(xiii) collective bargaining agreements or other agreements with labor associations or labor representatives;

(xiv) Contracts with any staffing agency, temporary employee agency, professional employer organization, contracting services company or other similar company or agency;

(xv) Contracts to acquire, directly or indirectly (by merger or otherwise), the equity, assets, or rights of any other Person, other than in the Ordinary Course;

(xvi) Contracts with any Governmental Entity;

(xvii) Contracts where the Company or any of its Subsidiaries has assigned, transferred or licensed rights in any material Intellectual Property owned by the Company or its Subsidiaries to any third party, other than Outbound Intellectual Property Contracts or any other non-exclusive licenses that arise as a matter of law by implication as a result of sales of products and services by the Company and its Subsidiaries;

(xviii) Contracts where the Company or its Subsidiaries have commissioned a third party to develop any material Intellectual Property;

(xix) Contracts that contain any fixed or indexed pricing, “most-favored nation” pricing or similar pricing terms or provisions regarding minimum volumes, volume discounts, or rebates, right of first refusal, right of first offer provisions or similar preferential rights, or otherwise contemplate an exclusive or preferred relationship between the Company and its Subsidiary and any other Person;

(xx) Contracts in respect of any Action, including any such Contracts with respect to settlements thereof;

(xxi) Contracts under which the Company or any of the Acquired Subsidiaries have, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any Person;

(xxii) all Contracts with a Top Customer;

(xxiii) all Contracts with a Top Vendor;

(xxiv) any Contract providing for any minimum or guaranteed payments by the Company to any Person;

(xxv) all Leases;

(xxvi) Contracts that include any indemnification, warranty or similar obligations on the Company or the Acquired Subsidiaries that will survive the Closing Date, other than those Contracts entered into in the Ordinary Course; and

(xxvii) for a joint venture, strategic alliance, partnership, sharing of profit or shareholder Contract or similar Contracts.

(b) Each Contract listed in Section 3.15(a) of the Company Disclosure Schedule (collectively, the “Material Contracts”) is, subject to the Enforceability Exceptions, the legal, valid and binding obligation of the Company or one of the Acquired Subsidiaries that is a party thereto, and is enforceable against the Company or one of the Acquired Subsidiaries, and, to the Knowledge of the Company, against each other party thereto, as applicable, except if the failure to be legal, valid, binding or enforceable would not have a Material Adverse Effect. Neither the Company nor any of the Acquired Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in material violation, breach or default under (or, to the Knowledge of the Company, is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any such Material Contract. To the Knowledge of the Company, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. As of the date of this Agreement, the Company has not received any notice of termination or cancellation under any Material Contract, received any notice of breach or default in any material respect under any Material Contract or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Material Contract. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Parent.

3.16 Litigation. Except as set forth in Section 3.16 of the Company Disclosure Schedule, as of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened against the Company or any of the Acquired Subsidiaries or that challenges or seeks to enjoin, alter or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement or the other Transaction Documents or would prevent or materially delay the consummation of the other transactions contemplated hereby or thereby. Except as set forth in Section 3.16 of the Company Disclosure Schedule, there is no unsatisfied Order, judgment, penalty, settlement or award against the Company or any of the Acquired Subsidiaries. There is no Action against any current or, to the Company’s Knowledge, former director or employee of the Company with respect to which the Company has, or is reasonably likely to have, an indemnification obligation.

3.17 Employee Benefits.

(a) Section 3.17(a) of the Company Disclosure Schedule includes a complete and accurate list of all Benefit Plans.

(b) With respect to each Benefit Plan, the Company has delivered or made available to Parent a correct and true copy of the following documents, to the extent applicable: (i) all plan documents and amendments thereto; (ii) for the most recent plan year, (A) the Form 5500 and all schedules thereto, (B) audited financial statements and (C) discrimination and other compliance testing results; (iii) the most recent Internal Revenue Service determination or opinion letter, as applicable; (iv) the most recent summary plan description and (v) a written summary of a non-written Benefit Plan.

(c) Each Benefit Plan has been established, maintained and administered in all material respects accordance with its terms and in compliance with all applicable provisions of applicable Laws, including but not limited to the UK Pensions Act 2008. There are no Actions, proceedings or other claims (except routine claims for benefits payable under the Benefit Plans) pending against any Benefit Plan. All contributions, premiums, payments or other liabilities or expenses under or with respect to each Benefit Plan have been timely paid, and all material contributions, premiums, payments or other liabilities or expenses under or with respect to each Benefit Plan have been properly accrued on the Acquired Business’ most recent audited financial statements in compliance with GAAP.

(d) To the Knowledge of the Company, each Benefit Plan intended to qualify under Section 401 of the Code does so qualify (each, a “Qualified Plan”), and any trusts intended to be exempt from federal income taxation under the provisions of Section 501(a) of the Code are so exempt. To the Knowledge of the Company, nothing has occurred with respect to the operation of any Qualified Plan that would reasonably be expected to cause the denial or loss of such qualification or exemption.

(e) Neither the Company, the Acquired Subsidiaries nor any of their respective ERISA Affiliates has sponsored, maintained, contributed to, or been obligated to contribute to, in each case, for the past six (6) years: (i) a Benefit Plan subject to Section 412 of the Code, Title IV of ERISA or Section 302 of ERISA (including a “multiemployer plan” within the meaning of Section 3(37) of ERISA); (ii) a “multiple employer plan” as defined in Section 413(c) of the Code or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA; or (iv) a defined benefit pension plan. Except as set forth in Section 3.17(e) of the Company Disclosure Schedule, no defined benefit pension plan that is sponsored, maintained or contributed to by the Company or the Acquired Subsidiaries is unfunded or underfunded. No Benefit Plan has at any time held employer securities or employer real property, in each case within the meaning of ERISA, as a plan asset.

(f) Except as set forth in Section 3.17(f) of the Company Disclosure Schedule, the Company has no obligation to provide or make available post-employment health or welfare benefits to any current or former Employee, individual independent contractor, consultant or director of the Acquired Business, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (or similar state Law), and at the sole expense of such individual.

(g) Except as set forth in Section 3.17(g) of the Company Disclosure Schedule, the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby shall not, either alone or in connection with any other event(s): (i) result in any payment or benefit becoming due to any current or former Employee, individual independent contractor, consultant or director of the Acquired Business under any Benefit Plan; (ii) increase any amount of compensation or benefits otherwise payable to any current or former Employee, individual independent contractor, consultant or director of the Acquired Business under any Benefit Plan; (iii) result in the acceleration of the time of payment, funding or vesting of any benefits to any current or former Employee, individual independent contractor, consultant or director of the Acquired Business under any Benefit Plan or (iv) give rise to any “excess parachute payment” as defined in Section 280G of the Code. Neither the Company nor the Acquired Subsidiaries maintains any obligation to gross-up or reimburse any individual for any Taxes incurred by such individual under Section 409A or 4999 of the Code.

3.18 Labor and Employment Matters.

(a) The Company has provided to Parent a true, complete and correct list of all Employees currently employed by the Company and the Acquired Subsidiaries, or employed by a SpinCo Subsidiary but providing services primarily to the Acquired Business, including without limitation part-time employees and temporary employees, leased employees and/or independent contractors of the Company and the Acquired Subsidiaries, on a de-identified basis indicating their employing or engaging entity, dates of employment and current positions, status (full-time or part-time), location of work, salary or hourly wage rate (or for contractors, monthly fees), exemption status, incentive compensation, accrued vacation, leave of absence status (and for any employee on a leave of absence, the intended return date) and if applicable whether or not such individual is employed pursuant to a visa or work permit and the type and status of such visa or work permit.

(b) None of the Company, the SpinCo Subsidiaries or the Acquired Subsidiaries is a party or subject to any collective bargaining Contract with any labor union or other collective group, and neither the Company nor any Company Subsidiary has any collective groups of any kind.

(c) Except as set forth in Section 3.18(c) of the Company Disclosure Schedule, to the Company’s Knowledge, and except that would reasonably be expected to be material to the Acquired Business, (i) there are no pending or threatened labor disputes, work stoppages, or requests for representation due to labor disagreements, or unfair labor practice charges with respect to the Employees’ employment with the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries and primarily related to the Acquired Business, (ii) there are no Actions against the Company or any of the SpinCo Subsidiaries or the Acquired Subsidiaries to the Acquired Business pending, or threatened to be brought or filed, by or with any Governmental Entity, arbitrator or other decisional authority in connection with the employment or alleged employment of any current or former employee, individual independent contractor, individual consultant or other individual contingent worker of the Company, any of the Acquired Subsidiaries or any of the SpinCo Subsidiaries primarily related to the Acquired Business and (iii) the Company and the Acquired Subsidiaries to the Acquired Business are in compliance with all applicable Laws pertaining to employment and employment practices to the extent they primarily relate to the Acquired Subsidiaries and/or the Acquired Business, including, without limitation, any Law relating to unfair labor practices, employment discrimination, wages or hours (including but not limited to exemption misclassification and misclassification of Employees as independent contractors), harassment, discrimination, retaliation, equal pay, pay equity, immigration and work authorization, the termination or layoff of Employees (including under the WARN Act or similar state, local or foreign Law), occupational safety and health (including but not limited to COVID-19 related Laws), workers’ compensation, payroll taxes, or social contributions.

(d) To the Company’s Knowledge, and except as would not reasonably be expected to be material to the Acquired Business, the Company and each of the Acquired Subsidiaries have taken reasonable steps to minimize potential workplace exposure in light of COVID-19, and the Company has delivered to Parent accurate and complete copies of the Company’s policies implemented in connection with the COVID-19 pandemic.

3.19 Environmental. Except as set forth in Section 3.19 of the Company Disclosure Schedule or that would reasonably be expected to be material to the Acquired Business (a) the Company and each of the Acquired Subsidiaries is and, since December 31, 2018, has been in compliance with all applicable Environmental Laws, and all past non-compliance has been resolved without ongoing obligations or costs (b) the Company and each of the Acquired Subsidiaries possesses and is and, since December 31, 2018, has been in compliance with all Environmental Permits required under applicable Environmental Law for the conduct of its operations, (c) none of the Company or any of the Acquired Subsidiaries has Released and, to the Knowledge of the Company, no other Person has Released any Hazardous Substances at or from any Real Property, including at any third party disposal location, or any property formerly owned, leased or occupied by the Company or any of the Acquired Subsidiaries that would reasonably be expected to result in any Liability to the Company or any of the Acquired Subsidiaries under any Environmental Law, and to the Company’s Knowledge, there exists no (i) underground or above ground storage tanks, (ii) materials or equipment containing friable asbestos or polychlorinated biphenyls, (iii) groundwater monitoring wells, drinking water wells or production water wells or (iv) landfills, surface impoundments or disposal areas at any of the Real Property, (d) there is no Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of the Acquired Subsidiaries under Environmental Laws, (e) the Company and the Acquired Subsidiaries have not assumed by contract or operation of Law any obligations or liabilities relating to Hazardous Substances or otherwise arising under or relating to applicable Environmental Laws that would reasonably be expected to cause a material liability, and (f) all environmental reports, studies, audits, records, sampling data, site assessments and other similar documents that are in the possession of the Company or its Subsidiaries and relate to the business or assets of the Company or its Subsidiaries or the Real Property have been made available to Parent.

3.20 Insurance. Section 3.20 of the Company Disclosure Schedule contains a complete and accurate list of all material workers’ compensation, employers’ liability, automotive liability, general liability (including product or completed operations liability), professional liability, umbrella and excess liability, errors and omissions, property and casualty, fire, business interruption and other forms of material insurance policies which cover the Company, any of the Acquired Subsidiaries, or any of their respective Employees, other than with respect to any Benefit Plan (collectively, the “Insurance Policies”) including policy number, amount and type of coverage, deductible amount (if any) and including an indication of whether the coverage was on a claims made, occurrence or some other basis (and if on a claims made basis, a description of any retroactive premium adjustments) and a list of pending claims and the claims history of the Company and the Acquired Subsidiaries for claims in excess of $100,000 during the past two (2) years. All of the Insurance Policies are valid and in full force and effect and binding and enforceable in accordance with its terms in all material respects, in each case, subject to the Enforceability Exceptions. True and complete copies of such Insurance Policies have been made available to Parent or its Representatives. No written notice of cancellation or nonrenewal of any such Insurance Policy has been received by the Company or any of its Affiliates (including the Company’s Subsidiaries) and all premiums on such Insurance Policies due and payable have been paid, and no further premiums or payments will be due by the Company or the Acquired Subsidiaries after the Closing with respect to periods prior to the Closing. The Company has maintained such or similar types of insurance coverage at all times, and, since December 31, 2017 has not defaulted in respect of making payments (premium payments or otherwise) in connection therewith. The historical insurance programs of the Company and the Acquired Subsidiaries are commercially reasonable, there are no historical gaps in coverage, no coverage limits of any insurance policy have been exhausted, no policies existing will expire prior to the Closing (or if such policies are canceled or lapse prior to Closing, renewals or replacements thereof will be entered into in the Ordinary Course).

3.21 Top Customers.

(a) Section 3.21(a) of the Company Disclosure Schedule sets forth the names of the top ten (10) customers of the Company and the Acquired Subsidiaries by dollar purchase volume (measured by the gross amount invoiced to such customer during the applicable period) that purchased goods, products or services from the Company and the Acquired Subsidiaries during the years ended December 31, 2019 and December 31, 2020, respectively (each a “Top Customer” and collectively, the “Top Customers”), together with the amount of the dollar purchase volume of each such Top Customer.

(b) The Company and the Acquired Subsidiaries do not provide any special rebate, discount or similar programs (whether or not in writing) to any of the Top Customers. Each of the Company and the Acquired Subsidiaries maintains good relations with each of the Top Customers and is in compliance with the terms and conditions of its Top Customers, and, to the Knowledge of the Company, no event has occurred that would adversely affect the Company and the Acquired Subsidiaries’ relations with any such Top Customer. Since December 31, 2020, none of the Top Customers has canceled, terminated or, to the Knowledge of the Company, made any threat either verbally or in writing to: (i) cancel or otherwise terminate its Contract with the Company or the Acquired Subsidiaries, (ii) cancel or otherwise terminate its business relationship with the Company or the Acquired Subsidiaries or (iii) decrease its usage of any of the Company and the Acquired Subsidiaries’ services or products. To the Knowledge of the Company, none of the Top Customers has advised the Company or the Acquired Subsidiaries whether verbally or in writing that it (A) intends to cease purchasing the products of the Company or Subsidiaries or to reduce its purchases from the Company or the Acquired Subsidiaries by more than five percent (5%), on an annualized basis, from its annualized dollar purchase volume set forth on Section 3.21(a) of the Company Disclosure Schedule, or (B) will require the Company or the Acquired Subsidiaries to reduce prices or otherwise adversely change the terms of sale to such Top Customer as a condition of obtaining business or retaining existing business.

3.22 Top Vendors.

(a) Section 3.22(a) of the Company Disclosure Schedule sets forth the names of the top ten (10) vendors and/or suppliers by dollar purchase volume (measured by the gross amount invoiced to the Company and the Acquired Subsidiaries by such vendor and/or supplier during the applicable period) from which the Company and the Acquired Subsidiaries ordered raw materials, components, supplies, data, content, merchandise, finished goods, data center hosting services and licenses for data center space, including co-location services and cloud computing and related services or other goods and services (collectively, “Goods”) during (i) the years ended December 31, 2019 and December 31, 2020, respectively (each a “Top Vendor” and collectively, the “Top Vendors”), together with the total amount for which each such Top Vendor invoiced the Company and the Acquired Subsidiaries for the applicable time period.

(b) The Company and the Acquired Subsidiaries maintain good relations with each of the Top Vendors, and, to the Knowledge of the Company, no event has occurred that would materially and adversely affect the Company and the Acquired Subsidiaries’ relations with any such Vendor. Since December 31, 2020, none of the Top Vendors has canceled, terminated or, to the Knowledge of the Company, made any threat either verbally or in writing to cancel or otherwise terminate its business relationship with the Company or the Acquired Subsidiaries. To the Knowledge of the Company, none of the Top Vendors has advised the Company or the Acquired Subsidiaries, whether verbally or in writing, that any Top Vendor intends to refuse or otherwise fail to supply Goods to the Company or the Acquired Subsidiaries at any time after the Closing Date in a manner consistent with past practices or has breached its obligations to the Company or the Acquired Subsidiaries in any material respect since December 31, 2019 that was not cured after a reasonable period after notice from the Company or the Acquired Subsidiaries.

3.23 Products Warranty. (i) Each product sold, leased, or delivered by the Company or the Acquired Subsidiaries has been in conformity with all applicable contractual commitments and all express and implied warranties, except for such nonconformance which would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and the Acquired Subsidiaries taken as a whole and (ii) neither the Company nor any of the Acquired Subsidiaries has any Liability (and, to the Knowledge of the Company, there is no basis for any present or future Action against any of them giving rise to any Liability) for replacement or repair thereof or other damage in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Financial Statements (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company, except for such Liability which would not reasonably be expected to be, individually or in the aggregate, materially adverse to the Company and the Acquired Subsidiaries taken as a whole. No product sold, leased, or delivered by the Company or any of the Acquired Subsidiaries is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. The Company has previously provided to Parent complete and accurate copies of the standard terms and conditions of sale or lease for the Company and the Acquired Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

3.24 No PPP Loan. Neither the Company nor any of the Acquired Subsidiaries has applied for or has received a “Paycheck Protection Program” loan through the U.S. Small Business Administration under the CARES Act.

3.25 Corrupt Practices. As of the date hereof, neither the Company, the Acquired Subsidiaries, nor to the Knowledge of the Company, any of their respective Employees, representatives or agents authorized to act on behalf of the Company or any Acquired Subsidiary, has since December 31, 2018: violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (“FCPA”), or any other similar anti-corruption or anti-bribery Laws in any jurisdiction applicable to the Company or the Acquired Subsidiaries (collectively, “Anti-Corruption Laws”); (b) paid, offered, promised, or authorized payment of money or any other thing of value to any “foreign official” (as such term is defined in the FCPA), foreign political party or official thereof, candidate for foreign political office, or their family members or close associates for the purpose of influencing, directly or indirectly through another Person, any act, omission, or decision of such official, party or candidate in an official capacity so that the Company or any of the Acquired Subsidiaries might secure any advantage, obtain or retain business, direct business to any Person or otherwise obtain special or improper treatment or concessions, in each case, in violation of Anti-Corruption Laws; or (c) accepted or received any contribution, payment, gift or expenditure that was in violation of Anti-Corruption Laws.

3.26 Import/Export/Trade Compliance.

(a) Since December 31, 2018, the Company and the Acquired Subsidiaries have at all times conducted their respective import and export transactions been in compliance in accordance in all material respects, including with all import and export transactions, with (i) all applicable United States export control laws, and regulations, including the Export Administration Regulations and Export Controls Reform Act of 2018, in each case, if and to the extent applicable; (ii) all other applicable export controls in all jurisdictions in which the Company or the Acquired Subsidiaries currently operates or conducts the Business; and (iii) all applicable United States economic sanctions laws and regulations, including Foreign Assets Control Regulations (e.g. 31 C.F.R. Parts 500-599) and Countering America’s Adversaries Through Sanctions Act; (iv) all applicable United States customs and import laws and regulations, including those administered by Customs and Border Protection (“CBP”); and (v) all applicable anti-boycott laws and regulations promulgated by the United States.

(b) As of the date hereof, neither the Company, the Acquired Subsidiaries, nor to the Knowledge of the Company any of their respective Employees, is the target of any economic sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the United Nations Security Council, Her Majesty’s Treasury (United Kingdom), or the European Union.

(c) Neither the Company nor any of the Acquired Subsidiaries has any duties, fees, taxes or other amounts owing or to be owed to CBP for imports as of the date hereof, except for those incurred in the Ordinary Course.

(d) Neither Company Products, Company Services, nor Company Intellectual Property (including software and technical data) have ever at any time since December 31, 2018 been subject to the jurisdiction of the Arms Export Control Act (“AECA”), the International Traffic in Arms Regulations (“ITAR”), or the Directorate of Defense Trade Controls (“DDTC”).

3.27 Accounts and Notes Payable. All accounts payable and notes payable by the Company and the Acquired Subsidiaries to third parties arose in the Ordinary Course and, there is no such account payable or note payable that is past due according to its terms, except those contested in good faith.

3.28 Accounts and Notes Receivable.

(a) Section 3.28(a) of the Company Disclosure Schedule contains a true and complete listing of the Company and the Acquired Subsidiaries’ accounts and notes receivables as of the date hereof (the “Accounts Receivables”), showing the amount of each receivable, the carrying value of each receivable and an aging of amounts due thereunder. The Accounts Receivables (i) represent valid obligations and bona fide transactions made in the Ordinary Course, (ii) are fully collectible in the Ordinary Course without resort to Actions or collection agencies subject to the reserves therefor in the Financial Statements, and (iii) are not subject to refunds or adjustments, valid defenses, set-offs or counterclaims (other than returns in the Ordinary Course). The aggregate amount of any counterclaims or offsetting claims that are pending or have been threatened with respect to the Accounts Receivables do not exceed the aggregate amount of the reserves therefor.

(b) All of such Account Receivables relate solely to sales of goods or services to the customers of the Company and the Acquired Subsidiaries, none of whom are Affiliates of the Company or the Acquired Subsidiaries.

(c) Except as set forth on Section 3.28(c) of the Company Disclosure Schedule, there is: (i) no account debtor or note debtor delinquent in its payment by more than thirty (30) days; (ii) no account debtor or note debtor that has refused or threatened to refuse to pay its obligations to the Company or any of the Acquired Subsidiaries for any reason; (iii) no account debtor or note debtor that is insolvent or bankrupt; and (iv) no Account Receivable that has been pledged to any third party by the Company or any of the Acquired Subsidiaries.

3.29 Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company or any of the Acquired Subsidiaries.

3.30 Bank Accounts. Section 3.30 of the Company Disclosure Schedule set forth each of the bank accounts of each of the Company and the Acquired Subsidiaries as of the date hereof, together with the authorized signatories for such accounts.

3.31 Brokers. Other than Guggenheim Securities, LLC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, the Acquired Subsidiaries or any Affiliates (excluding SpinCo or the SpinCo Subsidiaries) thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that, except as set forth in Parent Disclosure Schedule, each statement contained in this Article IV is true and correct on and as of the date of this Agreement and on and as of the Closing Date.

4.1 Organization and Good Standing. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization, has all requisite legal power to own, lease and operate its properties and to carry on the business in which it is engaged, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of the business in which it is engaged or the ownership, leasing or holding of its properties makes such qualification required.

4.2 Authority and Enforceability. Each of Parent and Merger Sub has the requisite legal power and authority to execute and deliver this Agreement and each of the Transaction Documents to which it is or will be a party and, subject to Parent’s receipt of the Parent Stockholder Approval, to consummate the Merger and the other transactions contemplated hereby or thereby. The execution and delivery of this Agreement and each of the Transaction Documents to which Parent or Merger Sub, as applicable, is or will be a party and the consummation of the Merger and the other transactions contemplated hereby or thereby have been duly authorized by all necessary action on the part of Parent and Merger Sub, as applicable, subject to Parent’s receipt of the Parent Stockholder Approval. This Agreement has been, and at the Closing each of the Transaction Documents to which Parent or Merger Sub, as applicable, is a party will be, duly executed and delivered by Parent or Merger Sub, as applicable, and, assuming the due authorization, execution and delivery hereof and thereof by the Company or the Stockholder Representative to the extent the Company or the Stockholder Representative is a party thereto, constitutes the valid and binding obligation of Parent or Merger Sub, as applicable, enforceable against it in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. The Parent Stockholder Consent is the only vote of the holders of any of the equity interests of Merger Sub necessary in connection with the consummation of the Merger.

4.3 Capitalization.

(a) As of the date hereof and as of immediately prior to the Closing, the authorized share capital of Parent consists of 100,000,000 shares of Parent Common Stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the transactions contemplated by this Agreement and the Financing Instruments), the authorized share capital of Parent will consist of 100,000,000 shares of Parent Common Stock and 1,000,000 Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 31,150,254 shares of Parent Common Stock and no Preferred Shares were issued and outstanding; (ii) 7,374,938 warrants, each exercisable to purchase a whole share of Parent Common Stock at $11.50 per full share (the “Warrants”), were issued and outstanding; and (iii) no shares of Parent Common Stock subject to issuance upon exercise of outstanding options. As of the date hereof, Parent had $31,974,000 outstanding long-term indebtedness. Parent’s pro forma long-term indebtedness will be as described in Parent’s filings with the SEC. All (i) issued and outstanding Parent Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) issued and outstanding Warrants constitute legal, valid and binding obligations of Parent, enforceable against Parent in accordance with their terms. As of the date hereof, except as set forth above and pursuant to the Subscription Agreements, the Note Subscription Agreements and this Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from Parent any Parent Common Stock or other equity interests in Parent (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting, transfer or registration of any Equity Interests, other than as contemplated by this Agreement. There are no securities or instruments issued by or to which Parent is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Parent Common Stock Merger Consideration, (ii) the shares to be issued pursuant to the Subscription Agreement, (iii) any Notes to be issued pursuant to the Notes Subscription Agreements or (iv) any shares of Parent Common Stock issuable upon conversion of any Notes to be issued pursuant to the Notes Subscription Agreements. There are no declared or accrued unpaid dividends with respect to any shares of Parent Common Stock. The Parent Common Stock is free of any Liens created by Parent in respect thereof.

(b) The Parent Common Stock Merger Consideration has been duly authorized and, when issued and delivered to the Paying Agent against full payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Parent’s organizational documents or the laws of the State of Delaware.

(c) The Parent Common Stock Merger Consideration is not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Former Holders or any other holder of the Parent Common Stock Merger Consideration to pledge, sell, assign or otherwise transfer the Parent Common Stock Merger Consideration under any organizational document, policy or agreement of, by or with Parent.

(d) The equity interests of the Subsidiaries of Parent are (i) duly authorized, validly issued, fully paid and nonassessable, (ii) not subject to and were not issued in violation of any purchase or call option, right of first refusal, subscription right, preemptive right or any similar rights and (iii) free of any Liens created by Parent in respect thereof. Section 4.3(d) of the Parent Disclosure Schedule sets forth a complete and accurate list of the authorized and outstanding equity of each Subsidiary of Parent and the owner(s) of record of such outstanding equity.

(e) Except as set forth in Section 4.3(e) of the Parent Disclosure Schedule, there are no existing options, warrants, calls, rights, securities or Contracts to which Parent or any of its Subsidiaries is a party requiring, and there are no securities, or other interests of Parent and its Subsidiaries outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional equity interests or other interests of Parent or any of its Subsidiaries or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase equity interests or other interests of Parent or any of its Subsidiaries. Except as set forth in Section 4.3(e) of the Parent Disclosure Schedule, there are no outstanding equity appreciation, phantom equity, stock unit, profit participation, equity, equity-based performance or similar rights with respect to Parent or its Subsidiaries. Except for Parent’s Organizational Documents, there are no agreements to which Parent or its Subsidiaries is a party with respect to the Parent Common Stock or the equity interests of any of Parent’s Subsidiaries, including any voting agreements relating to the voting of Parent Common Stock or the equity interests of any of Parent’s Subsidiaries.

4.4 No Conflicts.

(a) The execution and delivery by Parent and Merger Sub of this Agreement and the Transaction Documents to which Parent or Merger Sub, as applicable, is a party do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby or thereby will not (i) result in any breach or violation under any provisions of the Organizational Documents of Parent or Merger Sub, (ii) result in any breach of or constitute a default under any Contract to which Parent or Merger Sub is a party or by which any of the properties or assets of Parent or Merger Sub is bound or (iii) assuming compliance by Parent and Merger Sub with the matters referred to in Section 4.4(b), violate any Law or Order applicable to Parent or Merger Sub, except, in the case of the immediately preceding clause (i) and (ii), for any such breach, violation or default that would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement and the Transaction Documents or to consummate the Merger or the other transactions contemplated hereby or thereby.

(b) No Authorization or Order of, registration, declaration or filing with, or notice to any Governmental Entity is required to be obtained or made by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the Transaction Documents or the consummation of the Merger or the other transactions contemplated hereby or thereby, except for (i) the filing and recordation of the Certificate of Merger, (ii) such Authorizations, Orders, registrations, declarations and filings disclosed in Section 4.4(b) of Parent Disclosure Schedule, (iii) such Authorizations, Orders, registrations, declarations, filings and notices as may be required as a result of any facts or circumstances related to the Company or the Acquired Subsidiaries, and (iv) such Authorizations, Orders, registrations, declarations, filings and notices which, if not made or obtained, would not, individually or in the aggregate, have a material adverse effect on the ability of Parent or Merger Sub to perform its obligations under this Agreement and the Transaction Documents or to consummate the Merger or the other transactions contemplated hereby or thereby.

4.5 Compliance with Law; Authorizations.

(a) Except as set forth in Section 4.5(a) of the Parent Disclosure Schedule, Parent and each of its Subsidiaries is, and since December 31, 2018, has been, in compliance with all Laws applicable to them or their respective businesses, properties or assets, except for such noncompliance which would not reasonably be expected to be, individually or in the aggregate, materially adverse to Parent. Neither Parent nor any of its Subsidiaries has received any written notice, action or assertion from any Governmental Entity that is unresolved, pending or, to the Knowledge of Parent, threatened, alleging that Parent or any of its Subsidiaries is not in material compliance with any applicable Law.

(b) Parent and each of its Subsidiaries owns, holds, possesses or lawfully uses all of the Authorizations that are required for Parent and its Subsidiaries to lawfully conduct the their respective businesses as currently conducted, and all such Authorizations are valid and are in full force and effect and no suspension, cancellation or non-renewal of any of such Authorizations is pending, or to the Knowledge of Parent, threatened. Each of Parent and its Subsidiaries is in compliance with the requirements, terms and conditions of such Authorizations and has timely filed for renewal of the same.

4.6 Absence of Certain Changes; Events and Conditions. Except as set forth on Section 4.6 of the Parent Disclosure Schedule, since December 31, 2019, (a) there has not been any material adverse effect on Parent, and (b) except as expressly contemplated by this Agreement, Parent and its Subsidiaries have conducted their businesses in the Ordinary Course.

4.7 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) Parent has timely filed or furnished, as applicable, all material forms, reports, statements, schedules and other documents required to be filed by it with the SEC since December 31, 2019 (as amended and supplemented from time to time, collectively, the “SEC Reports”). The SEC Reports (i) as of their respective filing dates, or, if amended prior to the date hereof, as of the date of such amendment, were prepared and complied with, in each case, in all material respects, in accordance with the applicable requirements of the Securities Act of 1933, as amended, the Exchange Act, the Sarbanes-Oxley Act of 2002, as amended and, in each case, the rules and regulations promulgated thereunder, and (ii) except to the extent amended or superseded by a subsequent filing made prior to the date hereof, did not, at the time they were filed, or, if amended, as of the date of such amendment (or with respect to the SEC Reports filed after the date of this Agreement, will not), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. None of the Subsidiaries of Parent is subject to the periodic reporting requirements of the Exchange Act (other than in its capacity as a Subsidiary of Parent). As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the SEC Reports. To the Knowledge of Parent, as of the date hereof, none of the SEC Reports is the subject of ongoing SEC review or outstanding SEC investigations.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared in accordance GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of Parent and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.

(c) The management of Parent has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as defined in Rule 13a-15(e) and Rule 13a-15(f) of the Exchange Act), to ensure (i) that material information relating to Parent, including its consolidated Subsidiaries, is made known to the principal executive officer and the principal financial and accounting officer of Parent by others within those entities and, to the Knowledge of Parent, such disclosure controls and procedures are effective in all material respects in timely alerting the principal executive officer and the principal financial and accounting officer of Parent to all material information required to be disclosed by Parent in the reports filed under the Exchange Act, and (ii) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since December 31, 2019, none of Parent, the board of directors of Parent nor, to the Knowledge of Parent, Parent’s auditors have been advised of, and Parent’s principal executive officer and its principal financial and accounting officer have not disclosed, based on their most recent evaluation prior to the date of this Agreement, to Parent’s auditor and the board of directors of Parent (A) any “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act) in the systems of internal controls over financial reporting that has not been subsequently remedied or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

(d) Neither Parent nor any of its Subsidiaries has any Liability that is material to Parent and its Subsidiaries, taken as a whole, and is of a nature required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations (i) reflected or reserved against on most recent balance sheet of Parent and the consolidated Subsidiaries (including the notes thereto) included in Parent’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2020, or subsequent SEC Reports or (ii) incurred in connection with the transactions contemplated by this Agreement.

4.8 Material Contracts.

(a) The SEC Reports include true and complete copies of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which Parent or any of its Subsidiaries is party (the “Parent Material Contracts”).

(b) Each Parent Material Contract is, subject to the Enforceability Exceptions, the legal, valid and binding obligation of Parent or one of its Subsidiaries that is a party thereto, and is enforceable against Parent or one of its Subsidiaries, and, to the Knowledge of Parent, against each other party thereto, as applicable. Neither Parent nor any of its Subsidiaries nor, to the Knowledge of Parent, any other party thereto is in material violation, breach or default under (or, to the Knowledge of Parent, is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any such Parent Material Contract. To the Knowledge of Parent, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Parent Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. As of the date of this Agreement, Parent has not received any written notice of termination or cancellation under any Parent Material Contract, received any written notice of breach or default in any material respect under any Parent Material Contract or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Parent Material Contract. Complete and correct copies of each Parent Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Company.

4.9 Litigation. There is no Action pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub that challenges or seeks to enjoin, alter or delay or could otherwise adversely affect the consummation of the Merger or the other transactions contemplated by this Agreement or the other Transaction Documents other than with respect to any investigation under the HSR Act or the Other Antitrust Laws.

4.10 Financing.

(a) As of the date of this Agreement, Parent has delivered to the Company true, complete and accurate copies of executed (i) Subscription Agreements, dated as of the date of this Agreement, between Parent and the PIPE Investors, pursuant to which the PIPE Investors have committed, subject to the terms and conditions thereof, to invest in Parent, directly or indirectly, the cash amounts set forth therein for the purpose of funding a portion of the aggregate value of the consideration payable in the Merger, and (ii) subscription agreements with certain investors in such form as has been provided to the Company (collectively, the “Notes Subscription Agreement”), pursuant to which such investors, upon the terms and subject to the conditions set forth in the Notes Subscription Agreement, shall purchase from Parent, and Parent shall issue to such investors, subject to the terms and conditions of an Indenture to be entered into in connection with the Closing between Parent and Wilmington Trust, National Association, a national banking association, in its capacity as trustee thereunder (the “Indenture”), $200,000,000 of unsecured promissory notes convertible into shares of Parent Common Stock at a conversion price equal to 135% of the per share price that a share of Parent Common Stock is being sold to the PIPE Investors pursuant to the Subscription Agreements (collectively, (i) and (ii), the “Financing Instruments”) pursuant to which the Persons party thereto have agreed, subject to the terms and conditions set forth therein, to provide or cause to be provided the amounts set forth therein for the purpose, among others, of financing the transactions contemplated by this Agreement and related fees and expenses to be incurred by Parent and Merger Sub in connection therewith and for the other purposes set forth therein (the “Financing”).

(b) As of the date of this Agreement, (i) the Financing Instruments have not been amended or modified prior to the date of this Agreement, (ii) no such amendment or modification is contemplated by Parent or, to the Knowledge of Parent, by the other parties thereto (other than to add other Financing Sources) and (iii) the respective commitments contained therein have not been withdrawn, terminated, repudiated, rescinded, amended, supplemented or modified in any respect. There are no other Contracts, side letters or arrangements to which Parent or Merger Sub is a party relating to the investing of the full amount of the Financing, other than as expressly set forth in the Financing Instruments.

(c) Assuming (x) the Financing is funded in accordance with the Financing Instruments, (y) the accuracy in all material respects of the representations and warranties set forth in Article III hereof and (z) the performance by the Company and the Acquired Subsidiaries of the covenants and agreements contained in this Agreement, the Financing, together with any cash on hand, is sufficient to satisfy Parent’s obligations hereunder to (i) make all payments contemplated to be made by Parent under this Agreement in connection with the Merger (including the payment of all amounts payable by Parent pursuant to Article II in connection with or as a result of the Merger), (ii) repay, prepay or discharge (after giving effect to the Merger) the principal of and interest on, and all other Indebtedness outstanding pursuant to, the Existing Credit Facilities and (iii) pay all fees and expenses required to be paid at the Closing by Parent or Merger Sub in connection with the Merger and the Financing (such amount, the “Required Amount”).

(d) As of the date of this Agreement, the Financing Instruments (in the forms delivered by Parent to the Company) are in full force and effect and constitute the legal, valid and binding obligations of Parent in accordance with their terms and conditions, except, in each case, as enforcement may be limited by the Enforceability Exceptions. Other than as expressly set forth in the Financing Instruments and subject to the stockholders of the Parent adopting a proposal at the Parent Stockholders Meeting approving the issuance of more than of 20% of the issued and outstanding shares of Parent Common Stock, there are no conditions precedent or other contingencies related to the funding of the full proceeds of the Financing pursuant to any agreement relating to the Financing to which the Financing Sources, Parent, Merger Sub or any of their respective Affiliates is a party. As of the date of this Agreement, neither Parent nor, to the Knowledge of Parent, any counterparty to the Financing Instruments has committed any breach of any of its covenants or other obligations set forth in, or is in default under, any of the Financing Instruments. As of the date of this Agreement, to the Knowledge of Parent, no event has occurred or circumstance exists that (with or without notice or lapse of time, or both) would reasonably be expected to (i) constitute or result in a breach or default on the part of any Person under any of the Financing Instruments, (ii) constitute or result in a failure to satisfy any of the terms or conditions set forth in any of the Financing Instruments or (iii) otherwise result in any portion of the Financing not being available. As of the date of this Agreement, assuming the satisfaction or waiver of the conditions to Parent’s and Merger Sub’s obligations to consummate the Merger, Parent has no reason to believe that (A) it will be unable to satisfy on a timely basis any term or condition of the Financing to be satisfied by it, contained in the Financing Instruments or (B) the full amounts committed pursuant to the Financing Instruments will not be available as of the Closing if the terms or conditions contained in the Financing Instruments to be satisfied by it are satisfied. As of the date of this Agreement, Parent and Merger Sub have fully paid, or caused to be fully paid, all commitment or other fees that are due and payable on or prior to the date of this Agreement pursuant to the terms of the Financing Instruments. Other than as set forth in the Financing Instruments, there are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing.

(e) For the avoidance of doubt, Parent affirms that it is not a condition to Closing under this Agreement, nor of the consummation of the Merger, for Parent to obtain the Financing.

(f) Notwithstanding anything to the contrary contained in this Agreement, each party thereto agrees that a breach of this representation and warranty in this Section 4.10 will not result in the failure of a condition precedent hereunder, if (notwithstanding such breach) (i) Parent is willing and able to consummate the transactions contemplated hereby on the Closing and (ii) has funds sufficient to consummate the transactions contemplated hereby at the Closing.

4.11 Solvency. Neither Parent nor Merger Sub is entering into this Agreement or the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors. Each of Parent, the Surviving Corporation and their respective Subsidiaries shall be Solvent following the Closing, after giving effect to the transactions contemplated by this Agreement or the other Transaction Documents.

4.12 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or the other Transactions based upon arrangements made by or on behalf of Parent, Merger Sub or any Affiliate of Parent or Merger Sub.

ARTICLE V

COVENANTS OF PARENT AND THE COMPANY

5.1 Conduct of Business.

(a) Except (i) as set forth in Section 5.1 of the Company Disclosure Schedule, (ii) as otherwise contemplated or permitted by this Agreement, the Separation and Distribution Agreement and the other Transaction Documents, including any actions required to effectuate the Reorganization and the Distribution, (iii) as required by applicable Law or (iv) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), during the period from the date hereof and continuing until the earlier of (y) the termination of this Agreement in accordance with its terms and (z) the Closing Date, the Company shall, and it shall cause the Acquired Subsidiaries to, use its commercially reasonable efforts to conduct the Acquired Business in the Ordinary Course.

(b) From the date of this Agreement until the Closing Date or earlier termination of this Agreement, except (i) as set forth in Section 5.1 of the Company Disclosure Schedule, (ii) as otherwise contemplated or permitted by this Agreement, the Separation and Distribution Agreement and the other Transaction Documents, including any actions required to effectuate the Reorganization and the Distribution, (iii) as required by applicable Law or (iv) with the consent of Parent (not to be unreasonably conditioned or delayed), the Company shall not, and shall not permit the Acquired Subsidiaries to:

(i) grant, award, sell, pledge, issue, deliver, sell, redeem repurchase or propose to grant, award, sell, pledge, issue, deliver, sell, redeem, repurchase or otherwise acquire or dispose of any of its or the Acquired Subsidiaries’ capital stock or other equity interests;

(ii) effect any recapitalization, reclassification, stock dividend, stock split or like change in its capitalization or pay any dividend with respect to the Company’s capital stock or other equity interests (except for cash dividends or distributions to satisfy the Maximum Closing Cash Amount made on or before the Closing Date) or enter into or adopt a plan or agreement of reorganization, merger or consolidation or adopt a plan of complete or partial liquidation or dissolution;

(iii) other than as required by the terms of any Benefit Plan or Contract set forth under Section 3.17(a) of the Company Disclosure Schedule, or Law, make any distribution in respect of any of its equity interests or make any payment or transfer consideration of any kind to any Employee or Affiliate of the Company or the Acquired Subsidiaries or any Affiliate or relative of any such Employee or Affiliate, other than salary and Ordinary Course expense reimbursement;

(iv) amend the Company’s or the Acquired Subsidiaries’ Organizational Documents;

(v) (A) at or prior to Closing, make any new capital expenditures requiring expenditures in excess of $2,000,000 in the aggregate, or (B) become legally committed to any new capital expenditures following the Closing;

(vi) except as required by the terms of any Benefit Plan, Contract set forth under Section 3.17(a) of the Company Disclosure Schedule, or Law, (A) increase, or accelerate the vesting or payment of, the annual base salary, fee arrangement, bonus, severance, or other compensation or benefits payable to any Employee with an annual base salary or any independent contractor with annualized fees in excess of $250,000, or (B) enter into, amend, or terminate any employment agreement, independent contractor agreement, Benefit Plan or collective bargaining agreement;

(vii) hire or terminate any Employee (other than a termination for cause) whose annual base salary is, or is expected to be, at least $250,000;

(viii) except in the Ordinary Course, sell, lease, license, abandon, assign, transfer or other abandon any assets (tangible or intangible) of the Company or the Acquired Subsidiaries, or mortgage, pledge or subject to any Lien, any portion of the assets of the Company and the Acquired Subsidiaries, taken as a whole, except Permitted Liens;

(ix) change in any respect any accounting policies, practices or procedures of the Company or its Subsidiary, except as required by GAAP or applicable Law, or modify the Company or the Acquired Subsidiaries’ credit, collection or payment policies, procedures or practices, including acceleration of collections or receivables (whether or not past due) or payables, fail to pay or delay payment of payables or other Liabilities, or otherwise change the manner in which the Company or the Acquired Subsidiaries deal with customers, suppliers or vendors;

(x) create or suffer to exist any Lien on any of the assets or properties of the Company and the Acquired Subsidiaries other than Permitted Liens;

(xi) (i) amend in any respect, terminate, restate, supplement or transfer, in whole or in part, its rights and interests un or under any Material Contract, (ii) enter into any Contract that would be a Material Contract if in existence on the date of this Agreement, or (iii) waive, release or assign any material rights or claims;

(xii) dispose of or acquire (by merger, consolidation or combination, or acquisition of stock or assets) any corporation, partnership or other business organization or material portion of the equity interests or assets of, or by any other manner, any business or any Person or division thereof (excluding the SpinCo Subsidiaries or the SpinCo Business as contemplated hereby);

(xiii) incur any Taxes outside the Ordinary Course; change any method of accounting for Tax purposes; enter into any agreement with any Governmental Entity (including a “closing agreement” under Section 7121 of the Code) change an accounting period of the Company or its Subsidiary with respect to any Tax; make any Tax election that is inconsistent with past practices, amend any Tax Return; change or revoke any election with respect to Taxes; or enter into any agreement to extend or waive the applicable statute of limitations with respect to any Taxes;

(xiv) amend, renew, or agree to a release, waiver or modification of an agreement with a Related Party or enter into a new transaction or agreement with a Related Party;

(xv) (A) issue any securities evidencing Indebtedness, (B) make any loans or advances of borrowed money, capital contributions to, or equity investments in, any Person (except for SpinCo) or (C) create any Subsidiaries (except for SpinCo);

(xvi) initiate, settle or compromise any Action in excess of $1,000,000;

(xvii) enter into any Contract, understanding or commitment that contains any restrictive covenant (other than customary confidentiality obligations) or otherwise materially restrains, limits or impedes the ability of the Company or the Acquired Subsidiaries to compete with or conduct any business in any geographic area or solicit the employment of any Persons;

(xviii) acquire any real property or enter into any new leases (as a tenant or landlord), licenses or other occupancy agreements;

(xix) dispose of, or disclose to any Person, any Intellectual Property that is material to the conduct of business of the Company or the Acquired Subsidiaries, except for Company Intellectual Property Registrations expiring at the end of its statutory term and Intellectual Property that is no longer in use or no longer has any commercial value to the Company or any of the Acquired Subsidiaries;

(xx) except in the Ordinary Course, change any distribution platform where the Company or the Acquired Subsidiaries conducts business with any of its customers;

(xxi) use or disclose to any Person, except as required by Law, pursuant to a valid and binding non-disclosure agreement or similar agreement or in the Ordinary Course and subject to obligations of confidentiality, any confidential information;

(xxii) open any new facility or enter into any new line of business or close any facility or discontinue any line of business or any business operations; or

(xxiii) authorize or enter into any agreement in furtherance of any of the foregoing.

5.2 Access to Information. Prior to the Closing, the Company shall, and shall cause each of the Acquired Subsidiaries to, afford to Parent and its Representatives reasonable access, upon reasonable notice, during normal business hours, to the senior management and Representatives of the Company, properties, books, Contracts and records (including financial, operating and other data and information) of the Company and the Acquired Subsidiaries; provided, however, that such access (a) does not disrupt the normal operations of the Company or the Acquired Subsidiaries, (b) would not reasonably be expected to violate any Law or the terms of any Contract, (c) would not reasonably be expected to result in the loss of the ability to successfully assert attorney-client and work product privileges or (d) would not result in the disclosure of, or provide access to, information which the Company has reasonably determined, in its sole discretion, should not be so disclosed due to its sensitive nature (including access to individual performance or evaluation records); provided, further, that the Company shall use commercially reasonably efforts to allow such access or disclosure to the extent it does not violate, breach or waive any Law, terms of any Contract, attorney-client privilege, or sensitive nature. All information provided pursuant to this Section 5.2 shall remain subject in all respects to the Non-Disclosure Agreement.

5.3 Preparation of Proxy Statement; Registration Statement.

(a) The parties acknowledge that in connection with the Parent Common Stock Merger Consideration and in order to proceed with the Financing, Parent is required under the continued listing standards of the NYSE American to obtain the approval by its stockholders of the issuance of Parent Common Stock that will be issued or issuable as part of the Financing and the Parent Common Stock Merger Consideration (the “Parent Stockholder Approval”). In furtherance of Parent obtaining such stockholder approval, the Company will deliver on a stand-alone basis as if the spin-out of businesses not being acquired by Parent has already occurred, audited consolidated financial statements of the Company and the Acquired Subsidiaries for the years ended December 31, 2019 and December 31, 2020 prepared in accordance with GAAP (collectively, the “Carve-Out Financial Statements”) no later than March 16, 2021. As promptly as reasonably practicable following the delivery of the Carve-Out Financial Statements and all of the information described in Section 5.3(e) hereof and other information of the Company and the Acquired Subsidiaries to be delivered to Parent by the Company or its auditors and required to be included in the Proxy Statement (as defined below), Parent shall (i) prepare and file with the SEC no later than April 2, 2021 a preliminary proxy statement to be sent to the stockholders of Parent relating to Parent Stockholders Meeting (such Proxy Statement, together with any amendments or supplements thereto, the “Proxy Statement”) (it being understood that the Proxy Statement will be used for the purpose of soliciting proxies from the stockholders of Parent at the Parent Stockholders Meeting to adopt and approve the Financing and the Parent Common Stock Merger Consideration, including the issuance of Parent Common Stock, and the transactions contemplated hereby, and all such other proposals the approval of which Parent and the Company reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement (the “Transaction Proposals”)), all in accordance with and as required by Parent’s Organizational Documents and applicable Law, and (ii) prepare, together with the Company, and file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to this Agreement. The Company shall furnish all information concerning the Company as Parent may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement.

(b) Parent and the Company each shall use their reasonable best efforts to (i) cause the Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable and (iv) to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Parent shall set a record date (which date shall be mutually agreed with the Company) (the “Record Date”) for determining the stockholders of Parent entitled to attend the Parent Stockholders Meeting that will enable Parent to mail the Proxy Statement promptly after the SEC declares the Registration Statement effective. Each of Parent and the Company will cause the Registration Statement to be mailed to their respective stockholders, with Parent mailing it to each stockholder who was a stockholder of Parent as of the Record Date promptly after the SEC declares the Registration Statement effective, and the Company mailing it to each of its then outstanding stockholders promptly after the SEC declares the Registration Statement effective. Promptly after the SEC declares the Registration Statement effective, Parent shall duly call, give notice of, convene and hold the Parent Stockholders Meeting for the purpose of obtaining Parent Stockholder Approval, which meeting shall be held not more than 45 days after the date on which Parent mails the Registration Statement to its stockholders.

(c) Parent will advise the Company, promptly after Parent receives notice thereof, of the time when the Registration Statement or any supplement or amendment has been filed or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement and any other document each time before any such document is filed with the SEC, and Parent shall give reasonable and good faith consideration to any comments made by the Company and its counsel. Parent shall provide the Company and its counsel with (i) any comments or other communications, whether written or oral, that Parent or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of Parent to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating in any discussions or meetings with the SEC.

(d) Each of the Company and Parent shall use their respective reasonable best efforts to ensure that none of the information supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement will, at the date it is first mailed to the stockholders of Parent or the Company and at the time of Parent Stockholders Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Closing any information relating to the Company, Parent or any of their respective Subsidiaries, Affiliates, directors or officers is discovered by the Company or Parent that is required to be set forth in an amendment or supplement to the Registration Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of Parent.

(e) The Company acknowledges that a substantial portion of the Registration Statement will include disclosure regarding the Company, its officers, directors and stockholders, and its business, management, operations and financial condition. Accordingly, the Company agrees to use commercially reasonable efforts to provide Parent with such information regarding the Company or the Acquired Subsidiaries that is required by applicable Law to be included in the Registration Statement or any other statement, filing, notice or application required to be made by or on behalf of Parent to the SEC or NYSE American in connection with the transactions contemplated hereby.

(f) Parent shall use its reasonable best efforts to obtain the Parent Stockholder Approval, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the Parent Stockholder Approval. Parent shall, through Parent’s board of directors, recommend to its stockholders that they vote in favor of the Transaction Proposals (the “Parent Board Recommendation”) and Parent shall include the Parent Board Recommendation in the Proxy Statement. The board of directors of Parent shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, Parent Board Recommendation (a “Change in Recommendation”); provided, that Parent’s board of directors may make a Change in Recommendation if it determines in good faith that a failure to do so would constitute a breach of its fiduciary duties under applicable Law.

5.4 Company Stockholder Approval.

(a) In order to consummate the Merger, promptly and in no event later than two (2) Business Days following the SEC declaring the Registration Statement effective, the Company shall deliver to Parent a duly executed copy of the Company Stockholder Consent. The Company shall use its commercially reasonable efforts to obtain the Company Stockholder Consent promptly following the execution and delivery of this Agreement in accordance with all applicable Laws and the certificate of incorporation of the Company and the bylaws of the Company, in each case, as in effect as of the date hereof.

(b) Promptly and in no event later than five (5) Business Days following receipt of the Company Stockholder Consent, the Company shall prepare and deliver notice of such approval to those Stockholders who have not consented and such other Persons as required under applicable Law (the “Consent Notice”). Such notice and the delivery thereof shall comply with Section 228 of the DGCL and other applicable Law. Parent shall furnish to the Company such information as the Company may request for inclusion in the Consent Notice.

(c) The information provided and to be provided by the Company specifically for use in the Consent Notice shall not, with respect to the information supplied by such Person, on the date upon which the Consent Notice is distributed to the Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall promptly correct any such information provided by such Person that shall have become false or misleading in any material respect and to take all steps necessary to amend or supplement the Consent Notice so as to correct the same and the Company shall cause the Consent Notice as so corrected to be disseminated to the Stockholders to the extent required by Law.

5.5 Supplemental Information. At any time, from time to time, prior to the Closing, the Company shall promptly notify Parent of the occurrence of any event that would reasonably be likely to result in the Company’s failure to satisfy any of its conditions to Closing in accordance with Section 6.1 and Section 6.3.

5.6 Confidentiality. Parent acknowledges that the information being provided to it in connection with the consummation of the Merger is subject to the terms of that certain Non-Disclosure Agreement, dated as of October 18, 2020, between the Company and Parent (the “Non-Disclosure Agreement”), the terms of which are incorporated herein by reference. Parent acknowledges that the Non-Disclosure Agreement shall continue in full force and effect in accordance with its terms with respect to all other information provided to it or its Affiliates or Representatives regarding the Stockholders and their respective Affiliates, and the Stockholder Representative shall be a third party beneficiary of this Section 5.6. Effective solely upon the Closing, the Non-Disclosure Agreement shall terminate solely with respect to information relating solely to the Company and the Acquired Subsidiaries. In the event of the termination of this Agreement in accordance with its terms, the Non-Disclosure Agreement shall continue in full force and effect in accordance with its terms.

5.7 Financing. Unless otherwise approved in writing by the Company, neither Parent nor Merger Sub shall permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy pursuant to, or any replacements of, any of the Financing Instruments in a manner adverse to Parent, Merger Sub or the Company. Each of Parent and Merger Sub shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Financing and transactions contemplated by the Financing Instruments on the terms and conditions described therein, including maintaining in effect the Financing Instruments and to: (a) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent and Merger Sub in the Financing Instruments and otherwise comply with its obligations thereunder, (b) in the event that all conditions in the Financing Instruments (other than conditions that Parent and Merger Sub control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, consummate transactions contemplated by the Financing Instruments at or prior to Closing; (c) deliver notices to counterparties to the Financing Instruments sufficiently in advance of the Closing to cause them to fund their obligations as far in advance of the Closing as permitted by the Financing Instruments and (d) enforce its rights under the Financing Instruments in the event that all conditions in the Financing Instruments (other than conditions that Parent and Merger Sub control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable investors pay to (or as directed by) Parent and Merger Sub the applicable portion of the amount set forth in the Financing Instruments in accordance with their terms. Without limiting the generality of the foregoing, Parent and Merger Sub shall give the Company, prompt written notice: (i) of any amendment to any Financing Instruments (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by any party to any Financing Instruments known to Parent or Merger Sub; (iii) of the receipt of any written notice or other written communication from any party to any Financing Instruments with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Financing Instruments or any provisions of any Financing Instruments and (iv) if Parent or Merger Sub do not expect to receive all or any portion of the amount set forth in the Financing Instruments on the terms, in the manner or from the applicable investors as contemplated by the Financing Instruments. Parent and Merger Sub shall deliver all notices it is required to deliver under the Financing Instruments on a timely basis in order to cause the applicable investors to consummate the transactions contemplated by the Financing Instruments concurrently with the Closing and shall take all actions required under any Financing Instruments with respect to the timely issuance and delivery of any physical certificates evidencing the shares of Parent Common Stock and when required under any such Financing Instruments.

5.8 Reasonable Best Efforts; Regulatory Clearance.

(a) Parent, Merger Sub and the Company shall each promptly apply for, and take (or cause their respective Affiliates to take) all necessary actions to obtain or make, as applicable, all Orders and Authorizations of, and all filings with, any Governmental Entity or other Person required to be obtained or made by it for the consummation of the transactions contemplated by this Agreement, the Separation and Distribution Agreement and the other Transaction Documents. Each party shall cooperate with and, subject to reasonable confidentiality considerations, promptly furnish information to the other party necessary in connection with preparing any filings or submissions pursuant to this Section 5.8. Without limiting the generality of the foregoing, if required, the parties shall, within ten (10) Business Days following the execution of this Agreement, file with the United States Federal Trade Commission (the “FTC”) and the United States Department of Justice (the “DOJ”), the Notification and Report Form required for the transactions contemplated hereby and any supplemental information requested in connection therewith pursuant to the HSR Act, which forms shall specifically request early termination of the waiting period prescribed by the HSR Act. Each party shall furnish to each other’s counsel such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Laws. Parent shall be responsible for all filing fees payable in connection with such filings.

(b) Notwithstanding anything to the contrary in this Agreement, Parent and its Affiliates shall use reasonable best efforts to take or cause to be taken any and all actions necessary to obtain promptly the termination or expiration of the applicable waiting period under the HSR Act and, if applicable, any Consents required under any Other Antitrust Laws for the consummation of the transactions contemplated by this Agreement as promptly as possible and no later than the Outside Date. Notwithstanding the foregoing, nothing in this Agreement shall require (i) Parent, Merger Sub, or any of their Subsidiaries or Affiliates to offer, negotiate, or agree to any structural or behavioral remedy (including without limitation any sale, divestiture, hold separate agreement, license, or the imposition of any condition upon the conduct or operation of any assets or businesses) or (ii) Parent, Merger Sub, or any of their Subsidiaries or Affiliates or the Company to litigate or otherwise engage in any legal proceeding or arbitration to avoid the entry of, or to have vacated or terminated, any Order (whether preliminary or permanent) related to the HSR Act or any Other Antitrust Laws that would prevent or delay the consummation of the transactions contemplated by this Agreement. For the avoidance of doubt, Parent and its Affiliates shall not take any action with respect to any Order or any applicable Law which would bind the Stockholders, the Company or any of its Affiliates regardless of whether the transactions contemplated by this Agreement occur absent written consent from the Company or the Stockholders, as applicable.

(c) Each of Parent and the Company shall keep the other apprised of the status of any communications with, and any inquiries or requests for additional information from, the FTC, the DOJ or other Governmental Entities and shall respond promptly to any such inquiry or request. Each of Parent and the Company shall instruct their respective counsel to cooperate with each other and use their respective reasonable best efforts to facilitate and expedite the identification and resolution of any antitrust issues at the earliest practicable dates. The reasonable best efforts and cooperation shall include counsel’s undertaking (to the extent permitted by applicable Law and in each case regarding the transactions contemplated by this Agreement and without waiving attorney-client, work product or any other applicable privilege) to (i) furnish to each other’s counsel such reasonably necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission that is necessary under the HSR Act and any Other Antitrust Laws and (ii) cooperate in the filing of any substantive memoranda, white papers, filings, correspondence or other written or oral communications explaining or defending this Agreement or any of the transactions contemplated hereby, articulating any regulatory or competitive argument or responding to requests or objections made by any Governmental Entity or other Person. None of the Company, Parent or any of their respective Affiliates or Representatives shall independently contact any Governmental Entity or participate in any material meeting or discussion (or any other substantive communication) with any Governmental Entity in respect of any such filings, applications, investigation or other inquiry without giving the other party, where practicable, prior reasonable notice of the meeting or discussion, the opportunity to confer with each other regarding appropriate contacts with and responses to personnel of said Governmental Entity, the opportunity to review and comment on the contents of any representations (oral or otherwise) expected to be communicated at the meeting or discussion, and, unless prohibited by the relevant Governmental Entity, the opportunity to attend and participate at the meeting or discussion (which, at the request of the Company or Parent, as applicable, shall be limited to outside antitrust counsel only).

(d) During the period from the date hereof and continuing until the earlier of (i) the termination of this Agreement in accordance with its terms and (ii) the Closing Date, except with the consent of the other parties (which shall not be unreasonably withheld, delayed or conditioned), Parent, the Company and their respective Affiliates shall not take any action, including entering into any transaction, that would reasonably be expected to prevent or materially delay any filings or approvals required under the HSR Act or the applicable Other Antitrust Laws.

(e) With the objective of enabling the Parent and the Company to consummate the Merger and the other transactions contemplated by this Agreement as expeditiously as possible after the date hereof (and in any event before the Outside Date), subject to Section 5.8(b), each of the Parent and the Company shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the Parent and the Company in doing, all things necessary, proper or advisable, including without limitation agreeing to any mitigation measures required by any other Governmental Entity, in order to (i) obtain all Consents, clearances, approvals, orders, authorizations, registrations, declarations and filings that are required to be obtained that are a condition to the consummation of the Merger and the other transactions contemplated by this Agreement and (ii) resolve any objections to the Merger and the other transactions contemplated by this Agreement that may be raised by any Governmental Entity; provided, that neither Parent, on the one hand, nor the Company (or the Stockholder Representative, on behalf of the Stockholders), on the other, shall have any obligation to litigate or contest any court proceeding or administrative litigation brought by any Governmental Entity.

5.9 Public Announcements. Commencing as of the date of this Agreement, neither Parent, the Stockholder Representative, nor the Company or any of their respective Affiliates shall, without the approval of the other parties, issue any press releases or otherwise make any public statements with respect to the Merger, the Distribution, the Reorganization or the other transactions contemplated by this Agreement and the other Transaction Documents, except as may be required by applicable Law or by obligations pursuant to any listing agreement with any national securities exchange or stock market, in which case the party required to make the release or announcement shall allow the other parties reasonable time to comment on such release or announcement by providing such parties not less than two (2) Business Days’ prior written notice in advance of such issuance; provided, however, that the Company may make announcements to its employees with respect to the Merger only upon the prior written consent by the Parent which shall not be unreasonably withheld, conditioned, or delayed, and provided, further, that Parent may make customary disclosures (a) as required under applicable securities Laws and exchange requirements, and (b) to its or its Affiliates current or prospective investors and other financing sources so long as such disclosure does not contain material non-public information; provided, further, that Parent shall provide the Company with a reasonable opportunity to comment thereon prior to disclosure and Parent shall consider in good faith any reasonable comments with respect to the same provided by the Company and make revisions thereon as mutually agreed with the Company.

5.10 Tax Matters. (a) All Transfer Taxes arising out of or in connection with the Merger and the other transactions contemplated by this Agreement (but excluding the Distribution and the Reorganization) shall be borne equally by Parent and the Company, and (b) all Transfer Taxes arising out of or in connection with the Distribution and the Reorganization (but excluding the Merger) and the other transactions contemplated by the Separation and Distribution Agreement shall be borne by SpinCo. SpinCo shall indemnify Parent and the Company for any Pre-Closing Taxes arising from the Distribution and the Reorganization that are not already addressed in clauses (a) or (b) of this Section 5.10, except to the extent that such Pre-Closing Taxes have already been taken into account in determining Indebtedness. SpinCo shall pay the Company the amount of Pre-Closing Taxes for which it is responsible pursuant to the previous sentence no later five (5) days after demand for payment of such Pre-Closing Taxes, which demand shall be provided no earlier than ten (10) days prior to the date such Pre-Closing Taxes are due. The party required by applicable Law to file any necessary documentation or Tax Returns with respect to such Transfer Taxes shall timely file such documentation or Tax Returns and each party shall fully cooperate with the other party with respect to the preparation of any Tax Returns or other filings related to Transfer Taxes as may be required. No election under Section 336(e) of the Code or under Section 338 of the Code will be made with respect to the Merger or the other transactions contemplated by this Agreement. Prior to or at the Closing, the Company shall use commercially reasonable efforts to obtain and bind an insurance policy in connection with SpinCo’s indemnity obligations pursuant to this Section 5.10 (a “Tax Insurance Policy”). Prior to the Closing, the Company shall pay or cause to be paid, all costs and expenses related to the Tax Insurance Policy, including the total premium, underwriting costs, brokerage commission, Taxes related to such policy and other fees and expenses of such policy. From and after the date hereof, Parent and the Company agree to cooperate in good faith to replace SpinCo’s indemnity obligations pursuant to this Section 5.10 with the Tax Insurance Policy.

5.11 Employment Matters.

(a) As of the Closing Date, Parent shall cause or otherwise ensure that it, or the Acquired Subsidiaries continue to employ each Employee as of the Closing Date, including, but not limited to, those on vacation, sick leave, maternity leave, military service, disability, or other approved leave of absence whether required by Law, or by the Company’s policy or practice. For a period of at least nine (9) months after the Closing Date (the “Continuation Period”), Parent shall provide to each Employee as of immediately prior to the Closing Date (i) base salaries or hourly wage levels, incentive compensation opportunities (including bonuses and commissions, but excluding any equity-based incentive compensation) and severance payments and benefits that are no less favorable than the base salaries or hourly wage levels, incentive compensation opportunities and severance payments and benefits provided to such Employees immediately prior to the Closing Date and (ii) employee benefits which are substantially comparable in the aggregate to the employee benefits provided to such Employees immediately prior to the Closing Date. For the avoidance of doubt, during the Continuation Period, Parent shall cause or otherwise ensure that it, the Surviving Corporation, or the Acquired Subsidiaries provide each Employee who is on a leave of absence as of the Closing Date with employee benefits (including short-term disability) for the duration of such leave of absence that are substantially comparable in the aggregate to those employee benefits provided to such Employee as of immediately prior to the Closing. In addition, for the avoidance of doubt, Parent shall, following the Closing, be solely responsible for any severance payments and benefits under any Benefit Plan or otherwise owed to any individual who was an Employee of the Company prior to the Closing Date. Following the expiration of the Continuation Period and subject to the foregoing, the Employees will be offered the opportunity to participate in benefit plans and programs available to similarly situated employees of Parent and its Affiliates. Without limiting the generality of the foregoing, on and after the Closing Date, Parent will honor, and cause the Surviving Corporation and its Affiliates to honor all obligations under any Contracts with Employees or under any Benefit Plans. To the extent that any employee bonuses are reserved for on the Financial Statements, Parent shall cause such bonuses to be paid to such Employees in the Ordinary Course.

(b) For purposes of eligibility and vesting under the applicable policies, plans, programs or arrangements of Parent or the Acquired Subsidiaries, and for purposes of accrual of vacation and other paid time off and severance and other termination benefits, each Employee shall be credited with his or her years of service with the Company and their Affiliates before the Closing Date and such credit shall carry over and remain with each Employee on and after the Closing Date, except where credit would result in duplication of benefits. Parent or the Acquired Subsidiaries shall use commercially reasonable efforts to cause any eligible expenses incurred by an Employee and his or her covered dependents under a Benefit Plan during the portion of the plan year of the Benefit Plan ending on the date such Employee’s participation in the corresponding Parent or the Acquired Subsidiaries benefit plan begins to be taken into account under such Parent or the Acquired Subsidiaries benefit plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such Parent or the Acquired Subsidiaries benefit plan.

(c) Notwithstanding anything to the contrary contained in this Section 5.11 or elsewhere in this Agreement, nothing contained in this Section 5.11 shall (i) confer upon any Person, other than the parties to this Agreement, the Separation and Distribution Agreement and the other Transaction Documents, any rights or remedies of any nature whatsoever, including any third party beneficiary rights, under or by reason of this Section 5.11, (ii) obligate Parent, the Surviving Corporation or any of their respective Subsidiaries to (A) maintain any particular benefit or compensation plan or arrangement for any employee or former employee (or dependent or beneficiary thereof) or (B) retain the employment or service of any particular employee or any other Person (or any right to a particular term or condition of employment or service) for any duration, or (iii) be construed to establish, amend or modify any benefit plan, program, agreement or arrangement.

5.12 Code Section 280G. The Company shall, prior to the Closing Date, submit to the vote of the Stockholders (and, to the extent necessary or appropriate in accordance with 26 C.F.R. 1.280G-1, Q/A-7(b)(3), the voting Stockholders of any “entity shareholder” within the meaning of 26 C.F.R. 1.280G-1, Q/A-7(b)(3)) the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive an “excess parachute payment” under Section 280G(b) of the Code so that in the event of the applicable approval, no payment received or which could be received by such “disqualified individual” would be an “excess parachute payment”, including using commercially reasonable efforts to obtain a waiver from each “disqualified individual” entitled to receive an “excess parachute payment” with respect to such individual’s right to receive such payment. The Company will provide disclosure to the Stockholders (and, to the extent necessary or appropriate in accordance with 26 C.F.R. 1.280G-1, Q/A-7(b)(3), the voting Stockholders of any “entity shareholder”) in a manner that is reasonably satisfactory to Parent and compliant with Section 280G(b)(5)(B) of the Code and the regulations promulgated thereunder. The Section 280G waivers, disclosure materials, shareholder approval documents, and calculations relating thereto that are prepared by the Company and used in connection with any effort to obtain the approval of the Stockholders (and, to the extent necessary or appropriate, the voting Stockholders of any “entity shareholder”) shall be provided to Parent in advance of distribution to such Stockholders (or voting Stockholders of any “entity shareholder”), Parent shall be provided with a reasonable opportunity to comment thereon and the Company shall consider in good faith any reasonable comments with respect to the same provided by Parent.

5.13 Director and Officer Insurance.

(a) All rights to indemnification, exculpation and advancement existing in favor of the current or former directors, officers, managers, Employees and agents of the Company or any of the Acquired Subsidiaries or the SpinCo Entities and each Person who served at the request of the Company, the Stockholder Representative or their Affiliates as a director, officer, manager, member, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise of or used by the Company or any of the Acquired Subsidiaries or the SpinCo Entities (the “D&O Indemnified Persons”), as provided in the Organizational Documents of the Company or any of the Acquired Subsidiaries or the SpinCo Entities, or in any indemnification agreement or arrangement as in effect as of the date of this Agreement with respect to matters occurring prior to or at the Effective Time, shall survive the consummation of the Merger and shall continue in full force and effect from and after the Closing for a period of six years or, if later, until the settlement or final adjudication of any Action commenced during such period. Following the Closing, Parent shall cause the Surviving Corporation Charter and the Surviving Corporation Bylaws and the Organizational Documents of the Surviving Corporation’s Subsidiaries, to contain provisions with respect to indemnification, exculpation and advancement expenses of the D&O Indemnified Persons no less favorable to the D&O Indemnified Persons than set forth in the Organizational Documents of the Company and of the Acquired Subsidiaries or the SpinCo Entities, in each case as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights of any D&O Indemnified Person thereunder, except as is required under applicable Law. From and after the Effective Time, Parent shall assume, guarantee and stand surety for, and shall cause the Surviving Corporation and the Acquired Subsidiaries to honor, in accordance with their respective terms, each of the covenants contained in this Section 5.13(a).

(b) Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, (i) for a period of six years from the Closing Date, obtain, maintain and fully pay for directors’ and officers’ liability insurance covering (as direct beneficiaries) all persons who were directors, managers or officers of the Company or any of the Acquired Subsidiaries or the SpinCo Entities (or any other Person covered by such directors’ and officers’ liability insurance), in each case of the type and with the amount of coverage no less favorable than those of the directors’ and officers’ liability insurance maintained as of the date of this Agreement by, or for the benefit of, the Company and the Acquired Subsidiaries or the SpinCo Entities (the “Current Policies”), and with such other terms as are no less favorable than those in the Current Policies or (ii) obtain as of the Closing Date “tail” insurance policies with a claims period of six years from the Closing Date with at least the same coverage and amounts, and containing terms and conditions that are not less advantageous to the directors, managers and officers of the Company and the Acquired Subsidiaries or the SpinCo Entities, in each case with respect to claims arising out of or relating to events which occurred on or prior to the Closing Date (including in connection with the transactions contemplated by this Agreement) (such policy selected from subsections (i) and (ii), the “D&O Policy”). Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain any such D&O Policy in full force and effect for its full term, and honor all obligations thereunder (including the payment of any applicable premiums).

(c) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations of Parent or the Surviving Corporation, as applicable, set forth in this Section 5.13(c).

(d) The provisions of Section 5.13(c) shall survive the Closing and are (i) intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Person, and each D&O Indemnified Person’s heirs, legatees, representatives, successors and assigns, and shall be binding on all successors and assigns of Parent, Merger Sub and the Surviving Corporation and may not be terminated or amended in any manner adverse to such D&O Indemnified Person without its prior written consent and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

5.14 Exclusivity. Until the earlier of the Closing Date and the date that this Agreement is terminated in accordance with its terms, the Company and the Acquired Subsidiaries will not, directly or indirectly, take (and the Company shall not authorize any of its respective directors, managers, officers, Employees, accountants, consultants, legal counsel, advisors, agents and other Representatives or, to the extent within the Company’s or the Acquired Subsidiaries’ control, other Affiliates to take) or permit any other Person on its behalf to take, any action to (i) encourage, initiate, facilitate or engage in discussions or negotiations with, or enter into any Acquisition Proposal, (ii) enter into or consummate any agreement with respect to any Acquisition Proposal or enter into any agreement requiring it to abandon, terminate or fail to consummate the transactions contemplated by this Agreement or (iii) participate or engage in any way in any discussions or negotiations with, or furnish any information to, any Person in connection with, or the making of any proposal that constitutes, or any would otherwise reasonably be expected to result in the making of, an Acquisition Proposal. The Company shall, and shall cause the Acquired Subsidiaries and its and their respective officers, Employees, Representatives and Affiliates to, immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any Person that may be ongoing with respect to the foregoing. The Company shall notify Parent and Merger Sub in writing promptly (but in no event later than two (2) Business Days) after receipt by the Company, the Acquired Subsidiaries or any of their respective Affiliates or Representatives of any Acquisition Proposal or any offer from any Person other than Parent or Merger Sub to effect an Acquisition Proposal; provided, that the Company, its Affiliates or any of its or their respective Representatives shall be permitted to engage in discussions or negotiations or in disposition transactions with respect to the SpinCo Subsidiaries or the SpinCo Business after the date of this Agreement so long as any agreement relating thereto does not restrict the

SpinCo Subsidiaries from performing their respective obligations under the Separation and Distribution Agreement and Transition Services Agreement, as applicable.

5.15 Control of Operations. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company, SpinCo or any of the Acquired Subsidiaries or the SpinCo Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, and the Separation and Distribution Agreement, complete control and supervision over its operations and the operations of the Acquired Subsidiaries.

5.16 Books and Records. For a period commencing on the Closing Date and ending on the sixth anniversary of the Closing Date, Parent and the Surviving Corporation shall use commercially reasonable efforts to maintain all books and records of the Company and the Acquired Subsidiaries and the SpinCo Entities relating to periods ending on or prior to the Closing Date and shall make them, and any individuals responsible for the preparation and maintenance of such books and records, available to the Stockholders, as reasonably requested. If at any time after the Closing, any Stockholder or SpinCo requires a copy of any such book or record, Parent shall provide a copy thereof (at the expense of such Stockholder or SpinCo) as promptly as reasonably practicable.

5.17 Release.

(a) Effective upon and following the Closing, Parent, on its own behalf and on behalf of the Surviving Corporation and each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each Stockholder, each of their respective Affiliates (including SpinCo and the SpinCo Subsidiaries) and each of their and their respective Affiliates’ (including SpinCo’s and the SpinCo Subsidiaries’) respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Stockholder Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, Actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning the Company or any of the Acquired Subsidiaries or the SpinCo Entities occurring prior to the Closing Date (other than as contemplated by this Agreement), including controlling equity holder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Stockholder Released Parties; provided, however, that nothing in this Section 5.17 shall release the Stockholder Released Parties from (i) their obligations under this Agreement or the Transaction Documents, (ii) claims arising out of or relating to any Fraud, misappropriation of trade secrets or Intellectual Property, violation of Law or willful misconduct and (iii) any other claims that cannot be waived under applicable Law.

(b) Effective upon and following the Closing, each Stockholder, on its own behalf and on behalf of each of their respective Affiliates (including SpinCo and the SpinCo Subsidiaries) and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and the Surviving Corporation, each of their respective Affiliates (excluding, for the avoidance of doubt, SpinCo and the SpinCo Subsidiaries) and each of their and their respective Affiliates’ respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the “Parent Released Parties”) from all disputes, claims, losses, controversies, demands, rights, liabilities, Actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning the Company occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 5.13 hereof); provided, however, that nothing in this Section 5.17 shall release the Parent Released Parties (i) from obligations under this Agreement or the Transaction Documents, (ii) with respect to any right to indemnification or exculpation under any agreements or Organizational Documents of the Company or any of the Acquired Subsidiaries or the SpinCo Entities or (iii) with respect to any salary, bonuses, vacation pay, other compensation or employee benefits pursuant to a Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Company or any of the Acquired Subsidiaries or the SpinCo Entities in effect as of the date of this Agreement and consistent with past practice.

5.18 Payment of Dissenting Shares. The Stockholder Representative, on behalf of the Stockholders, agrees to pay all fees and payments related to the determination of the Dissenting Shares from the Stockholder Representative Expense Fund in accordance with Section 2.8.

5.19 Transition Services Agreement. (a) The Company and Parent shall cooperate reasonably with each other, negotiate in good faith and use reasonable best efforts to agree upon the Transition Services Agreement, and (b) SpinCo and the Company shall execute and deliver at the Closing, the Transition Services Agreement as shall have been mutually agreed by the Company and Parent.

5.20 Separation and Distribution Agreement. (a) The Company and Parent shall cooperate reasonably with each other, negotiate in good faith and use reasonable best efforts to agree upon the Separation and Distribution Agreement, and (b) SpinCo and the Company shall execute and deliver at the Closing, the Separation and Distribution Agreement as shall have been mutually agreed by the Company and Parent.

5.21 Use of Name. Parent agrees that, (a) from and after the Closing, neither Parent, the Surviving Corporation, the Acquired Subsidiaries nor any of their respective Affiliates shall use the names set forth on Section 5.21 of the Company Disclosure Schedule (or any similar name) in any form whatsoever and (b) Parent shall cause the Surviving Corporation and the Acquired Subsidiaries to, within thirty (30) days after the Closing, file an amendment to its applicable Organizational Documents to change its name to a name that does not use any part of the names set forth on Section 5.21 of the Company Disclosure Schedule (or any similar name).

5.22 Conduct of Business by Parent Pending the Merger. Parent agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as expressly contemplated by any other provision of this Agreement or any Transaction Document, and except as set forth on Section 5.22 of the Parent Disclosure Schedule and as required by applicable Law, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), the business of Parent shall be conducted in the ordinary course of business and in a manner consistent with past practice and Parent shall not, directly or indirectly, take any action that would reasonably be likely to materially delay or prevent the transactions contemplated by this Agreement. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Transaction Document, as set forth on Section 5.22 of the Parent Disclosure Schedule or and as required by applicable Law, Parent shall not, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do any of the following without the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned):

(a) amend or otherwise change the Parent’s organizational documents;

(b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(c) reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of the Parent Common Stock or Warrants (other than as contemplated by that certain Warrant Agreement dated December 12, 2017);

(d) issue, sell, pledge, dispose of, grant or encumber, or authorize, solicit, propose, or negotiate with respect to the issuance, sale, pledge, disposition, grant or encumbrance of, any shares of any class of capital stock or other securities of Parent or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Parent, except as expressly contemplated pursuant to this Agreement, including pursuant to the Financing and in connection with any equity compensation arrangements with employees;

(e) reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock;

(f) make any change in any method of financial accounting or financial accounting principles, policies, procedures or practices, except as required by a concurrent amendment in GAAP or applicable Law made subsequent to the date hereof, as agreed to by its independent accountants;

(g) make, change or revoke any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, amend any Tax Returns or file claims for Tax refunds, enter into any closing agreement, waive or extend any statute of limitations period in respect of an amount of Taxes, settle any Tax claim, audit or assessment, or surrender any right to claim a Tax refund, offset or other reduction in Tax liability;

(h) liquidate, dissolve, reorganize or otherwise wind up the business and operations of Parent; or

(i) enter into any formal or informal agreement or otherwise make a binding commitment to do any of the foregoing.

5.23 Parent Public Filings. Between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, Parent will keep current and timely file all of the forms, reports, schedules, statements and other documents required to be filed by Parent with the SEC, including all necessary amendments and supplements thereto, and otherwise comply in all material respects with applicable securities Laws (the “Additional SEC Reports”). All such Additional SEC Reports (including any financial statements or schedules included therein) (i) shall be prepared in all material respects in accordance with either the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) will not, at the time they are filed, or, if amended, as of the date of such amendment, contain any an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. As used in this Section 5.23, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or the NYSE American. Any Additional SEC Reports which discuss or refer to this Agreement or the transactions contemplated hereby shall be subject to the prior review and approval of the Company (not to be unreasonably withheld, delayed or conditioned).

ARTICLE VI

CONDITIONS TO CLOSING

6.1 Conditions to Obligations of Each Party to Effect the Merger. The obligations of each party to effect the Merger are subject to the satisfaction or written waiver by such party, in whole or in part (to the extent such conditions can be waived), on or prior to the Closing Date of the following conditions:

(a) Stockholder Approvals. (i) The Company shall have obtained the Company Stockholder Consent, and (ii) Parent shall have obtained the Parent Stockholder Approval.

(b) HSR Act; Other Antitrust Laws. Any applicable waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated and all Consents required to be obtained under the HSR Act and Other Antitrust Laws shall have been obtained.

(c) Reorganization and Distribution. The Reorganization and the Distribution shall have been consummated in accordance with the Separation and Distribution Agreement.

(d) No Order or Government Action. There shall be no Order or any Law enacted, promulgated, enforced or entered into by any Governmental Entity of competent jurisdiction which is in effect and which has the effect of retaining, enjoining or making illegal the consummation of any of the transactions contemplated hereby or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(e) Registration Statement. The Registration Statement shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and remain in effect.

(f) Share Listing. The shares of Parent Common Stock issuable as Parent Common Stock Consideration shall have been approved for listing on the NYSE.

6.2 Conditions to Obligation of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or written waiver by Parent, in whole or in part, to the extent such conditions can be waived) of the following conditions:

(a) Representations and Warranties of the Company. (i) The Company Fundamental Representations, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct in all respects on and as of the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made at and as of the Closing Date, and (ii) the other representations and warranties of the Company set forth in Article III of this Agreement, disregarding all qualifications contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a Material Adverse Effect.

(b) Covenants and Agreements. The Company and the Acquired Subsidiaries shall each have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company or the Acquired Subsidiaries at or prior to the Closing.

(c) Closing Deliverables. Parent shall have received at the Closing all of the documents and certificates required to be delivered by the Company pursuant to Section 2.4(c).

6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction or written waiver by the Company (in whole or in part, to the extent such conditions can be waived) of the following conditions:

(a) Representations and Warranties of Parent and Merger Sub. (i) The Parent Fundamental Representations, disregarding all qualifications contained therein relating to materiality or material adverse effect, shall be true and correct in all material respects as of the dated of this Agreement and as of the Closing Date as though made on and as of the Closing Date and (ii) the other representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement, disregarding all qualifications contained therein relating to materiality or material adverse effect shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have a material adverse effect on Parent or Merger Sub or prevent or materially impair or delay Parent’s or Merger Sub’s ability to consummate the Merger or the other transactions contemplated by this Agreement.

(b) Covenants and Agreements. Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with at or prior to the Closing.

(c) Closing Deliverables. The Company shall have received at the Closing all of the documents and certificates required to be delivered by Parent and Merger Sub pursuant to Section 2.4(b).

6.4 Frustration of Closing Conditions. No party may rely, either as a basis for not effecting the Merger or as a basis for terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in this Article IV to be satisfied, if such failure was caused by such party’s breach in any material respect of any provision of this Agreement or failure in any material respect to use the standard of efforts required from such party to effect the Merger and the other transactions contemplated hereby.

ARTICLE VII

TERMINATION

7.1 Termination.

(a) This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement abandoned at any time prior to the Closing:

(i) by mutual written consent of Parent and the Company;

(ii) by either Parent or the Company, if the Closing does not occur at or before 5:00 p.m. (New York time) on June 30, 2021 (the “Outside Date”); provided, that if the Carve-Out Financial Statements are not provided to Parent by the Company on or before March 16, 2021 or the SEC has not declared the Registration Statement effective on or before May 14, 2021, then, in each case, the Outside Day may be extended by either Parent or the Company by written notice to the other Party to a time and date no later than 5:00 p.m. (New York time) on July 31, 2021; provided, further, that the right to terminate pursuant to this Section 7.1(a)(ii) shall not be available to either Parent or the Company if such party is then in breach of this Agreement such that any of the conditions to Closing set forth in Article IV would not then be satisfied;

(iii) by Parent, if any representation or warranty of the Company in Article III shall be or shall have become inaccurate or the Company shall have breached or failed to perform any of its covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of any of the conditions set forth in Sections 6.1(a) through (d) or 6.2, and which inaccuracy, breach or failure to perform (A) cannot be cured by the Company, or, if capable of being cured, shall not have been cured (1) within 30 days of written notice thereof being given to the Company or (2) any shorter period of time that remains between the date of delivery of such written notice and the Outside Date and (B) has not been waived by Parent; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(a)(iii) if Parent is then in breach of this Agreement such that any of the conditions to Closing set forth in Sections 6.1(e), (6.1(f), 6.3(a) or 6.3(b) would not then be satisfied;

(iv) by the Company, if any representation or warranty of Parent or Merger Sub set forth in Article IV shall be or shall have become inaccurate or Parent or Merger Sub shall have breached or failed to perform any of their covenants or other agreements set forth in this Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of any of the conditions set forth in Sections 6.1 or 6.3, and which inaccuracy, breach or failure to perform (A) cannot be cured by Parent or Merger Sub or, if capable of being cured, shall not have been cured (1) within 30 days of written notice thereof being given to Parent or (2) any shorter period of time that remains between the date of delivery of such written notice and the Outside Date and (B) has not been waived by the Company; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(a)(iv) if the Company is then in breach of this Agreement such that any of the conditions to Closing set forth in Sections 6.2(a) or 6.2(b) would not then be satisfied;

(v) by the Company if (A) the conditions set forth in Sections 6.1 and 6.2 (other than those conditions that by their nature are to be satisfied at the Closing but which would be capable of being satisfied if the Closing Date were the date of such termination) have been satisfied or waived, (B) the Company has irrevocably confirmed that all conditions set forth in Sections 6.1 and 6.3 (other than those conditions that by their nature are to be satisfied at the Closing, but which would be capable of being satisfied if the Closing Date were the date of such termination) have been satisfied or waived and the Company is ready willing and able to consummate the Closing, and (C) within three Business Days after the Company has delivered written notice to Parent of the satisfaction of such conditions and such confirmation, and the Closing shall not have been consummated;

(vi) by either Parent or the Company if a Governmental Entity shall have issued an Order or taken any other Action, in any case having the effect of permanently restraining enjoining or otherwise prohibiting the Merger or the other transactions contemplated by this Agreement, which Order or other Action is final and non-appealable (or for which the period to appeal has expired);

(vii) by Parent if the Company Stockholder Consent is not delivered to Parent within two (2) Business Days of the date hereof in accordance with Section 5.4(a); or

(viii) by Company prior to the time the Parent Stockholder Approval is obtained, if a Change in Recommendation has occurred.

(b) The party seeking to terminate this Agreement pursuant to Sections 7.1(a)(ii) through 7.1(a)(viii) shall give written notice of such termination to the other party hereto.

(c) In the event of termination by the Company or Parent pursuant to Section 7.1(a), the transactions contemplated by this Agreement shall be abandoned, without further action by any party hereto. If the transactions contemplated by this Agreement are abandoned as provided herein, all confidential information received by Parent, Merger Sub and their respective Representatives shall continue to be treated in accordance with the Non-Disclosure Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become null and void and there shall be no liability or obligation on the part of Parent, Merger Sub, the Company, or the Stockholder Representative or their respective officers, managers, directors, stockholders, members or Affiliates hereunder or in respect hereof; provided, however, that the provisions of Sections 3.31 (Brokers), 4.12 (Brokers), 5.6 (Confidentiality), 5.9 (Public Announcements), this Section 7.2 (Effect of Termination), Section 7.3 (Termination Fee) and Article VIII (Miscellaneous) shall remain in full force and effect and survive any termination of this Agreement.

7.3 Termination Fee.

(a) If this Agreement is terminated (i) by the Company pursuant to Sections 7.1(a)(iv), 7.1(a)(v) or 7.1(a)(viii) or (ii) pursuant to Section 7.1(a)(ii) if the Company could otherwise have terminated pursuant to Sections 7.1(a)(iv), 7.1(a)(v) or 7.1(a)(viii) on the Outside Date, then Parent shall pay to the Company, as liquidated damages in connection with any such termination, a fee in an amount equal to $11,825,000 (the “Termination Fee”) by wire transfer of immediately available funds in U.S. dollars to an account designated in writing by the Company within two (2) Business Days after such termination. For the avoidance of doubt, the Company may simultaneously pursue: (A) a grant of specific performance pursuant to Section 8.15, and (B) payment of the Termination Fee pursuant to this Section 7.3(a); provided, however, that the Company acknowledges and agrees that, in the event the Termination Fee shall become payable pursuant to this Section 7.3(a) and the Company shall receive full payment pursuant to this Section 7.3(a), the right to receive the Termination Fee shall constitute the Company’s and its Affiliates’ sole and exclusive remedy against Parent under this Agreement.

(b) Parent acknowledges that (i) the agreements contained in this Section 7.3 are an integral part of the Merger and the other transactions contemplated by this Agreement, (ii) the damages resulting from termination of this Agreement under circumstances where the Termination Fee is payable are uncertain and incapable of accurate calculation and therefore, the amount payable pursuant to this Section 7.3 is not a penalty but rather constitutes liquidated damages in a reasonable amount that will compensate the Company for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) without the agreements contained in this Section 7.3, the parties would not have entered into this Agreement. Accordingly, if Parent fails to promptly pay the amounts due pursuant to Section 7.3(a) if and when due and, in order to obtain such payment, the Company commences a suit that results in a final nonappealable judgment against Parent for the Termination Fee or a portion thereof or any other damages, Parent shall pay to the Company its costs and expenses thereof (including attorneys’ fees) in connection with such suit, together with interest on the amount of the Termination Fee or portion thereof ordered to be paid by a court at an interest rate of five percent (5%) per annum.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival; R&W Insurance Policy. Except for the representations and warranties and acknowledgments in Section 8.20 and Section 8.21, the representations and warranties and the covenants to be performed at or prior to the Closing, in each case, set forth in this Agreement, the Separation and Distribution Agreement or in any certificate delivered in connection herewith shall terminate and be of no further force and effect from and after the Closing and no party shall have any Liability with respect thereto from and after the Closing; provided, however, that nothing in this Agreement shall limit any rights, claims or obligations for Fraud. Covenants to be performed after the Closing set forth in this Agreement, the Separation and Distribution Agreement or in any document delivered in connection herewith or therewith shall survive until fully performed. The sole source of recovery of Parent for any breach of any representation or warranty pursuant to this Agreement and the Separation and Distribution Agreement shall be the representation and warranty insurance policy obtained by Parent; provided, that in the case of Fraud, to the extent that the limit of liability under such representation and warranty insurance policy obtained by Parent has not been exhausted, Parent shall first use commercially reasonable efforts to seek recovery under and exhaust the representation and warranty insurance policy before seeking any recovery in connection with Fraud; provided, further, that Parent shall not be required to file suit against any insurer to seek recovery in respect of any such claim. Each Stockholder acknowledges and agrees that it shall be responsible for pro rata (on the basis of proceeds received by such Stockholder in connection with the transactions contemplated in accordance with this Agreement as a percentage of total proceeds received by the Stockholders in connection with the transactions contemplated in accordance with this Agreement) any Liabilities under this Agreement resulting from Fraud. Prior to or at the Closing, Parent shall use commercially reasonable efforts to obtain and bind an insurance policy in connection with the representations and warranties and other provisions of this Agreement (a “R&W Insurance Policy”). Prior to the Closing, Parent shall pay or cause to be paid, all costs and expenses related to the R&W Insurance Policy, including the total premium, underwriting costs, brokerage commission, Taxes related to such policy and other fees and expenses of such policy. Parent and its Affiliates will not amend, waive or otherwise modify the R&W Insurance Policy in any manner that would adversely affect the Former Holders without the Stockholder Representative’s prior written consent. From and after the date hereof, the Company and the Stockholder Representative agree to cooperate with Parent in connection with Parent’s procurement of the R&W Insurance Policy, including by providing information and documents requested or required by the insurer under the R&W Insurance Policy.

8.2 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if (a) delivered personally against written receipt, (b) sent by e-mail,

(c) mailed by registered or certified mail, postage prepaid, return receipt requested or (d) mailed by reputable international overnight courier, fee prepaid, to the parties hereto at the following addresses or e-mail:

If to Parent, Merger Sub or the Surviving Corporation, to:

Kaleyra, Inc.

Via Marco D’Aviano, 2,

Milano MI, Italy

Attention: Dario Calogero

Email: dario.calogero@kaleyra.com

with a copy (which shall not constitute notice) to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey C. Selman

Email: jeffrey.selman@us.dlapiper.com

and

DLA Piper LLP (US)

1251 Avenue of the Americas

27th Floor

New York, NY 10020

Attention: James L. Kelly

                  Ilya A. Bubel

Email: james.kelly@us.dlapiper.com

            ilya.bubel@us.dlapiper.com

If, prior to the Closing, to the Company, to:

Vivial Inc.

160 Inverness Drive West

Suite 250

Englewood, CO 80112

Attention: Richard G. Hallé; Nick Continenza

Email: RHalle@vivial.net; ncontinenza@vivial.net

with copies (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Ackneil M. Muldrow III

Email: trey.muldrow@weil.com

If to the Stockholder Representative, to:

GSO Special Situations Master Fund LP

345 Park Avenue

New York, NY 10154

Attention: David Posnick, Eric Nadan, BXC Legal

Email: David.Posnick@Blackstone.com; Eric.Nadan@Blackstone.com; Creditlegal@Blackstone.com

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Ackneil M. Muldrow III

Email: trey.muldrow@weil.com

All such notices, requests and other communications will be deemed given, (w) if delivered personally as provided in this Section 8.2, upon delivery, (x) if delivered by e-mail as provided in this Section 8.2, upon manual or electronic confirmation of delivery, (y) if delivered by mail as provided in this Section 8.2, upon the earlier of the fifth Business Day following mailing and receipt and (z) if delivered by overnight courier as provided in this Section 8.2, upon the earlier of the second Business Day following the date sent by such overnight courier and receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 8.2). Any party hereto may change the address to which notices, requests and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner set forth herein.

8.3 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless, prior to the Closing Date, such amendment is in writing and signed by Parent and the Company, and, immediately following the Closing Date, such amendment is in writing and signed by Parent and the Stockholder Representative. No failure or delay by any party hereto in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any agreement on the part of a party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder. Notwithstanding anything else to the contrary herein, the provisions set forth in Sections 7.2, 7.3, in each case, may not be amended, modified or altered in any manner adverse to the Financing Sources in any respect without the prior written consent of such Financing Sources.

8.4 Expenses. Except as otherwise provided in this Agreement, each party hereto shall bear its own costs and expenses incurred in connection with this Agreement, the Separation and Distribution Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby, whether or not the Merger, the Distribution and/or the Reorganization, is consummated, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties; provided, that (a) each of the Company and Parent shall each pay and be responsible for, without duplication, (i) fifty percent (50%) of the costs, fees and expenses of obtaining, and relating to, the D&O Policy, (ii) fifty percent (50%) of the Transfer Taxes (other than the Transfer Taxes allocable to SpinCo in Section 5.10, which SpinCo shall be solely responsible), (iii) fifty percent (50%) of the filing fees required by Governmental Entities, including with respect to Consents required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby, including Antitrust Fees pursuant to Section 5.8, and (b) Parent shall pay and be responsible for (i) one hundred percent (100%) of all of the Escrow Agent’s fees and expenses under the Escrow Agreement due in connection with the Closing, and (ii) one hundred percent (100%) of all of the Paying Agent’s fees and expenses under the Paying Agent Agreement due in connection with the Closing.

8.5 Successors and Assigns. This Agreement may not be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Parent or Merger Sub may assign any or all of its rights and obligations hereunder to one or more of its Affiliates; provided, further, that no such assignment will relieve Parent or Merger Sub of any of its respective obligations hereunder. Subject to the foregoing sentence, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.6 Governing Law. All matters relating to or arising out of this Agreement, the Merger other transaction contemplated herein (whether sounding in contract, tort or otherwise) will be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule of any jurisdiction that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

8.7 Jurisdiction; Service of Process. Each party hereto irrevocably agrees that any Action arising out of or relating to this Agreement brought by any other party hereto or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each party hereto agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

8.8 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 8.8.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by email or other electronic transfer shall be effective as delivery of a manually executed counterpart to this Agreement.

8.10 No Third Party Beneficiaries. Except as set forth in the last sentence of this Section 8.10, no provision of this Agreement is intended or shall be deemed to confer upon any Person other than the parties hereto any rights or remedies hereunder, including, for the avoidance of doubt, the Former Holders. Notwithstanding anything to the contrary set forth in this Agreement, (a) each of the Related Parties shall be a third-party beneficiary of the provisions set forth in Section 8.19 and (b) if the Merger is consummated, (i) each of the Former Holders shall be a third-party beneficiary of the provisions set forth in Article II, (ii) each of the D&O Indemnified Persons shall be a third-party beneficiary of the provisions set forth in Section 5.13, (iii) the

Stockholder Representative shall have the right to pursue damages (including damages for its loss of economic benefits) on behalf of the Former Holders in the event of any breach of this Agreement by Parent or Merger Sub (which right is hereby acknowledged by Parent and Merger Sub) and (iv) Prior Company Counsel shall be a third-party beneficiary of the provisions set forth in Section 8.17.

8.11 Entire Agreement. This Agreement (including the Exhibits and the Schedules hereto), the Separation and Distribution Agreement and each of the documents delivered by the parties in connection herewith and therewith constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, with respect to such subject matter (except for the Non-Disclosure Agreement, which shall continue in full force and effect in accordance with its terms as modified hereunder) subject to the terms herein.

8.12 Disclosure Schedules. The information set forth in this Agreement and the Disclosure Schedules attached hereto is disclosed solely for purposes of this Agreement, and no information set forth herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including any violation of Law or breach of Contract). Notwithstanding anything to the contrary set forth in the Disclosure Schedules or in this Agreement, the information and disclosures set forth in any section or subsection of the Disclosure Schedules shall be deemed to be disclosed and incorporated by reference in any other section or subsection of the Disclosure Schedules as though fully set forth in such section or subsection of the Disclosure Schedules. The fact that any item of information is disclosed in any section or subsection of the Disclosure Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement or is material to or outside of the Ordinary Course of the Company and the Acquired Subsidiaries. Such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement. In addition, matters reflected in any section or subsection of the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. The Disclosure Schedules and the information and disclosures contained in the Disclosure Schedules are intended only to qualify and limit the representations, warranties and covenants contained in this Agreement and shall not be deemed to broaden or otherwise amend any of the covenants or the representations and warranties contained in this Agreement.

8.13 Captions. All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

8.14 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by such provision or its severance herefrom and (d) in lieu of such provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such provision as may be possible. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

8.15 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof and that each party hereto shall be entitled to seek specific performance of the terms hereof, in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise, in accordance with the express provisions of this Section 8.15. The parties hereto agree not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by Parent, the Company or the Stockholder Representative, as applicable, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the respective covenants and obligations of Parent, the Company or the Stockholder Representative, as applicable, under this Agreement all in accordance with the terms of this Section 8.15. No party shall be required to provide any bond or other security in connection with seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, all in accordance with the terms of this Section 8.15. The parties hereto agree that, notwithstanding anything herein to the contrary, the Company shall be entitled to seek specific performance (and any other equitable relief) to cause Parent and Merger Sub to effect the Closing on the terms and subject to the conditions in this Agreement, only if: (a) all conditions in Sections 6.1 and 6.2 have been satisfied or waived (other than those conditions that, by their nature, can only be satisfied at the Closing (provided such conditions are capable of being satisfied as of such date)); and (b) Parent fails to complete the Closing by the date the Closing would otherwise be required to have occurred pursuant to Section 2.2 (assuming, solely for purposes of this clause (b), that all conditions in Section 6.3 have been satisfied or waived as of the date that all conditions in Sections 6.1 and 6.2 were satisfied (other than those conditions that, by their nature, can only be satisfied at the Closing (provided such conditions are capable of being satisfied as of such date) or waived).

8.16 Stockholder Representative.

(a) Effective upon and following the Closing, the Company and each holder of Company Common Stock hereby irrevocably constitute and appoint GSO Special Situations Master Fund LP as the Stockholder Representative and as the true and lawful agent and attorney-in-fact of such holders of Company Common Stock with full power and authority to act, including full power of substitution, in their name and on their behalf with respect to all matters arising from or in any way relating to this Agreement and the other transactions contemplated by this Agreement contemplated hereby and thereby, to:

(i) represent, act for and on behalf of, and bind each of such holders of Company Common Stock in the performance of all of their obligations arising from or relating to this Agreement, including the execution and delivery of any certificate or document required under this Agreement to be delivered by the Stockholder Representative at the Closing;

(ii) give and receive notices and receive service of process under or pursuant to this Agreement and the other Transaction Documents;

(iii) receive and give all notices, make all decisions and take all other actions on behalf of each holder of Company Common Stock in connection with the Adjustment Escrow Account, including giving any instructions or authorizations to the Escrow Agent to pay from the Adjustment Escrow Account any amounts owed by the holders of Company Common Stock pursuant to this Agreement or the Escrow Agreement or otherwise in connection with the transactions contemplated by this Agreement and the Escrow Agreement;

(iv) waive any conditions to Parent and Merger Sub’s obligation to close pursuant to Sections 6.1 and 6.3;

(v) amend this Agreement pursuant to Section 8.3; and

(vi) perform any and all other duties and acts contemplated to be performed by the Stockholder Representative as set forth in this Agreement and the other Transaction Documents.

(b) The Company hereby agrees that for any action arising under this Agreement relating to the holders of Company Common Stock, such holders of Company Common Stock may be served legal process by registered mail to the address of the Stockholder Representative or to such other address as the Stockholder Representative may from time to time give written notice to Parent, and that service in such manner shall be adequate and sufficient in all respects for any legal purpose, and that such holders of Company Common Stock will raise no defense or claim in any court in any jurisdiction that service in such manner was not adequate or sufficient. This appointment of agency and this power of attorney is coupled with an interest and shall be irrevocable and shall not be terminated by the holders of Company Common Stock or by operation of law, whether by the dissolution, liquidation or bankruptcy or any company, partnership or other entity or the occurrence of any other event, and any action taken by the Stockholder Representative shall be as valid as if such death, incapacity, termination, dissolution, liquidation, bankruptcy or other event had not occurred, regardless of whether or not the Stockholder Representative shall have received any notice thereof. The Stockholder Representative hereby accepts such appointment.

(c) Any decision, act, consent or instruction of the Stockholder Representative shall constitute a decision of such holders of Company Common Stock shall be conclusive and binding upon such holders of Company Common Stock and Parent may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of such holders of Company Common Stock. The Stockholder Representative cannot be changed or substituted without the prior written consent of a majority in interest of the holders of Company Common Stock and such change or substitution of the Stockholder Representative shall not be effective until Parent receives written notice thereof.

(d) At Closing, pursuant to Section 2.4, Parent will deposit $500,000, as a fund for any payments or distribution to any Person (as determined in the reasonable discretion of the Stockholder Representative) (the “Stockholder Representative Expense Fund,” each, a “Payment” and collectively, the “Payments”) and the costs, fees, expenses (including legal fees and expenses) and liabilities of the Stockholder Representative incurred (or reasonably expected to be incurred) on behalf of or for the benefit of the Former Holders on or after the Closing Date in connection with this Agreement or any other Transaction Document (including the liabilities described in this Section 8.16) and in accordance with the Payment Schedule. The Stockholder Representative shall have the sole discretion to withdraw funds from the Stockholder Representative Expense Fund at any time (and without prior notice to any Person) to fund a Payment and/or the costs, fees and expenses (including legal fees and expenses) that it incurs on behalf of the Former Holders. In the event that the Stockholder Representative Expense Fund is exhausted or shall be insufficient to satisfy such Payment and/or such costs, fees and expenses of the Stockholder Representative, the Stockholder Representative shall, at its election, be entitled to either recover (on a dollar for dollar basis) any such expenses or other losses directly from the Former Holders (on a several basis (and not joint and several basis) based on such Former Holder’s Allocable Share) or be reimbursed for any such costs, fees, expenses or losses out of any amounts otherwise being distributed to the Former Holders out of the Stockholder Representative Expense Fund in accordance with the terms of the Paying Agent Agreement. If the Stockholder Representative incurs expenses, in its capacity as the Stockholder Representative, in an amount exceeding the Stockholder Representative Expense Fund, then the Stockholder Representative shall be entitled to receive from each Person who immediately prior to the Effective Time received, or is entitled to receive any payment under Article II of this Agreement, an amount equal to the difference between the total expenses incurred by the Stockholder Representative and the Stockholder Representative Expense Fund. On the later to occur of (i) the date that the Stockholder Representative determines in its sole discretion that it will not make any Payments and/or incur any further costs, fees, expenses or losses in his capacity as Stockholder Representative and (ii) the second anniversary of the Effective Time, the Stockholder Representative shall distribute any remaining portion of the Stockholder Representative Expense Fund to the Former Holders based on such Former Holder’s Allocable Share and in accordance with the Payment Schedule.

(e) All acts of the Stockholder Representative hereunder in its capacity as such will be deemed to be acts on behalf of the Stockholders and not of the Stockholder Representative individually. The Stockholder Representative will not have any Liability for any amount owed to Parent pursuant to this Agreement, including under Section 2.5. The Stockholder Representative will not be liable to the Company, Parent, Merger Sub or any other Person in its capacity as the Stockholder Representative, for any Liability of any Stockholder or otherwise, or for anything that it may do or refrain from doing in connection with this Agreement. The Representative will not be liable to the Stockholders, in its capacity as the Stockholder Representative, for any Liability of such Stockholders or otherwise, or for any error of judgment, or any act done or step taken or omitted by it in good faith, or for any mistake in fact or Law, or for anything that it may do or refrain from doing in connection with this Agreement. The Stockholder Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties or rights hereunder, and it will incur no Liability in its capacity as the Stockholder Representative to Parent, Merger Sub, the Company, the Stockholders or any other Person and will be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. Parent shall be able to rely conclusively on the instructions and decisions of the Stockholder Representative as to any actions, consents, approvals, agreements and decisions required or permitted to be taken, given or made by the Stockholder Representative hereunder, and no Stockholder shall have any cause of action against Parent or any of its Subsidiaries or Affiliates to the extent that such Person has relied upon the instructions or decisions of the Stockholder Representative. The Stockholder Representative will not, by reason of this Agreement, have a fiduciary relationship in respect of any Stockholder, except in respect of amounts received on behalf of such Stockholder.

8.17 Attorney-Client Privilege and Waiver of Conflicts. Parent hereby waives and agrees to not assert, and agrees to cause the Surviving Corporation and the Acquired Subsidiaries to waive and not assert, any actual or potential conflict of interest arising out of or relating to the representation, of one or more Stockholders, SpinCo, the SpinCo Subsidiaries or any of their respective officers, directors, managers, Employees or Representatives (the “Applicable Matters”), by any law firm currently representing the Company, SpinCo, the SpinCo Subsidiaries, the Stockholder Representative and/or the Stockholders in connection with this Agreement, the Separation and Distribution Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby, including the Merger, the Reorganization and the Distribution (each, a “Prior Company Counsel”). Recognizing that Prior Company Counsel has acted as legal counsel to the Company, the Acquired Subsidiaries, SpinCo, the SpinCo Subsidiaries, certain of the direct and indirect equity holders of the Company (as of immediately prior to the Closing) and certain of their respective Affiliates prior to date hereof, and that Prior Company Counsel intends to act as legal counsel to certain of the direct and indirect equity holders of the Company (as of immediately prior to the Closing) and their respective Affiliates (which will include SpinCo and the SpinCo Subsidiaries and no longer include the Surviving Corporation and the Acquired Subsidiaries) after the Closing, Parent hereby waives, on its own behalf and agrees to cause its Affiliates (including the Surviving Corporation and the Acquired Subsidiaries) to waive, any conflicts that may arise in connection with Prior Company Counsel representing any such direct or indirect equity holders of the Company (as of immediately prior to the Closing) or their Affiliates (including SpinCo and the SpinCo Subsidiaries) in respect of the Applicable Matters after the Closing as such representation may relate to Parent, the Surviving Corporation or the Acquired Subsidiaries or this Agreement, the Separation and Distribution Agreement and the other Transaction Documents or the transactions contemplated hereby and thereby, including the Merger, the Reorganization and the Distribution. Parent further waives and agrees to not assert, and agrees to cause the Surviving Corporation and the Acquired Subsidiaries to waive and not assert, any attorney-client privilege with respect to any communications by Prior Company Counsel, on the one hand, and one or more Stockholders or other direct or indirect equity holder of the Company (as of immediately prior to the Closing), or any of their respective Affiliates (including SpinCo and the SpinCo Subsidiaries), or the Company or the Acquired Subsidiaries, or any of their respective Affiliates (including SpinCo and the SpinCo Subsidiaries), on the other hand, occurring prior to Closing (collectively, “Privileged Communications”) Parent hereby agrees that any attorney-client privilege attaching to any Privileged Communications shall survive the Closing and shall remain in effect with all rights to such Privileged Communications, including the right to control such attorney-client privilege, to be held by the Stockholders and SpinCo, as applicable. Accordingly, each of the parties hereto agrees to take the steps necessary to ensure that any privilege attaching to Privileged Communications shall survive the Closing, remain in effect and be assigned to and controlled by the Stockholders and SpinCo, as applicable. As such, the Surviving Corporation and the Acquired Subsidiaries shall not have access to any such Privileged Communications or to the files of Prior Company Counsel relating to such engagement from and after the Closing in respect of the Applicable Matters, and all books, records and other materials of the Company or any of the Acquired Subsidiaries in respect of the Applicable Matters in any medium (including electronic copies) containing or reflecting any of the Privileged Communications or the work product of legal counsel with respect thereto, including any related summaries, drafts or analyses, and all rights with respect to any of the foregoing, shall belong to such Stockholders and SpinCo, as applicable, or direct and indirect equity holders of the Company (as of immediately prior to the Closing). Without limiting the generality of the foregoing, from and after the Closing, (a) the Stockholders, and SpinCo, as applicable, the direct and indirect equity holders of the Company (as of immediately prior to the Closing) and their respective Affiliates (including SpinCo and the SpinCo Subsidiaries and excluding the Surviving Corporation and the Acquired Subsidiaries) shall be the sole holders of the attorney-client privilege with respect to the Privileged Communications in respect of the Applicable Matters, and none of the Surviving Corporation or the Acquired Subsidiaries shall be a holder thereof, (b) to the extent that files of Prior Company Counsel in respect of the Privileged Communications in respect of the Applicable Matters constitute property of the client, only the Stockholders and SpinCo, as applicable, and the direct and indirect equity holders of the Company (as of immediately prior to the Closing) and their respective Affiliates (including SpinCo and the SpinCo Subsidiaries and excluding the Surviving Corporation and the Acquired Subsidiaries) shall hold such property rights and (c) Prior Company Counsel shall have no duty whatsoever to reveal or disclose any such Privileged Communications or files in respect of the Applicable Matters to the Surviving Corporation or any of the Acquired Subsidiaries by reason of any attorney-client relationship between Prior Company Counsel and the Surviving Corporation or any of the Acquired Subsidiaries or otherwise. Each of Parent and the Company hereby acknowledges and confirms that it has had the opportunity to review and obtain adequate information regarding the significance and risks of the waivers and other terms and conditions of this Section 8.17, including the opportunity to discuss with counsel such matters and reasonable alternatives to such terms. This Section 8.17 is for the benefit of the Stockholders, SpinCo and each Prior Company Counsel, and the Stockholders, SpinCo and each Prior Company Counsel are intended third party beneficiaries of this Section 8.17. This Section 8.17 shall be irrevocable, and no term of this Section 8.17 may be amended, waived or modified, without the prior written consent of the Stockholder Representative and the Prior Company Counsel affected thereby. The covenants and obligations set forth in this Section 8.17 shall survive for 10 years following the Closing Date.

8.18 Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party by virtue of the authorship of this Agreement shall not apply to the construction and interpretation hereof.

8.19 Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties may be partnerships or limited liability companies, each party hereto covenants, agrees and acknowledges (on behalf of itself its Subsidiaries, Affiliates, Representatives and equity holders) that no recourse under this Agreement, any Transaction Document, and Financing Instruments or any documents or instruments delivered in connection with this Agreement or any Transaction Document or any Financing Instruments shall be had against any party’s Affiliates, any Financing Source or any of such parties’ Affiliates’ or such Financing Source’s respective former, current or future direct or indirect equity holders, controlling persons, partners, stockholders, directors, officers, employees, agents, members, managers, general or limited partners or assignees (each a “Related Party”, to the extent applicable, and collectively, the “Related Parties”), in each case other than the parties to this Agreement and each of the Transaction Documents and each of their respective successors and permitted assignees under this Agreement (and, in the case of any Transaction Document, the applicable parties thereto and each of their respective successors and permitted assigns), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no Liability whatsoever (whether in contract, tort or otherwise) shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any Liability of any party under this Agreement, Subscription Agreement, any Financing Instruments, or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation, including with respect to any dispute arising out of or relating in any way to the performance of any Financing Source’s obligations under the Financing Instruments or any of the other agreements with respect to the Financing. For the avoidance of doubt, prior to the Closing, neither Parent, Merger Sub nor any of their respective Affiliates on one hand, nor the Company or any of its Affiliates on the other hand, will have any recourse, be entitled to commence any Action or make any claim under this Agreement, the Transaction Documents or in connection with the Merger or other transactions contemplated by this Agreement except with respect to this Agreement, against the Company on one hand, and Parent on the other hand, as applicable, and with respect to each Transaction Documents, against the other parties thereto. The liability limitation provision in this Section 8.19 shall survive termination of this Agreement. For the avoidance of doubt, except as otherwise expressly set forth herein, Parent, Merger Sub and their Affiliates understand that it is the intention of the Stockholder Representative to distribute the amounts paid to it pursuant to the terms of this Agreement to its equity holders promptly following receipt.

8.20 Disclaimer of Warranties. NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES (INCLUDING SPINCO AND THE SPINCO SUBSIDIARIES) NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES IS MAKING (AND PARENT AND MERGER SUB ACKNOWLEDGE AND AGREE THAT NEITHER THE COMPANY NOR ANY OF ITS AFFILIATES (INCLUDING SPINCO AND THE SPINCO SUBSIDIARIES) NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES IS MAKING) ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO THE COMPANY OR ANY OF THE ACQUIRED SUBSIDIARIES AND THE SPINCO ENTITIES, ANY OF THE ASSETS, RIGHTS OR PROPERTIES OF THE COMPANY OR ANY OF THE ACQUIRED SUBSIDIARIES AND THE SPINCO ENTITIES, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE III OF THIS AGREEMENT AND IN ANY OTHER TRANSACTION DOCUMENT. THE COMPANY DISCLAIMS (AND PARENT AND MERGER SUB DISCLAIM RELIANCE UPON) ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE COMPANY OR ANY OF THE ACQUIRED SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES (INCLUDING SPINCO AND THE SPINCO SUBSIDIARIES) OR ANY OF THEIR OR THEIR AFFILIATES’ RESPECTIVE REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN Article III OF THIS AGREEMENT AND IN ANY OTHER TRANSACTION DOCUMENT, THE COMPANY (ON BEHALF OF ITSELF AND THE ACQUIRED SUBSIDIARIES AND THEIR RESPECTIVE AFFILIATES) HEREBY DISCLAIMS (AND PARENT AND MERGER SUB ACKNOWLEDGE AND AGREE TO SUCH DISCLAIMER OF) ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING, IN ANY “DATA ROOMS” (VIRTUAL OR OTHERWISE), MANAGEMENT PRESENTATION OR CONFIDENTIAL INFORMATION MEMORANDUM OR OTHERWISE) TO PARENT AND/OR MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PARENT AND/OR MERGER SUB BY ANY REPRESENTATIVE OF THE COMPANY, ANY OF THE ACQUIRED SUBSIDIARIES OR ANY OF THEIR RESPECTIVE AFFILIATES (INCLUDING SPINCO AND THE SPINCO SUBSIDIARIES)). NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, NONE OF THE COMPANY OR ANY OF THE ACQUIRED SUBSIDIARIES AND THE SPINCO ENTITIES MAKES ANY REPRESENTATIONS OR WARRANTIES TO PARENT AND/OR MERGER SUB REGARDING ANY PROJECTIONS OR THE FUTURE OR PROBABLE PROFITABILITY, SUCCESS, BUSINESS, OPPORTUNITIES, RELATIONSHIPS AND OPERATIONS OF THE COMPANY AND/OR ANY OF THE ACQUIRED SUBSIDIARIES, AND PARENT AND MERGER SUB (ON THEIR OWN BEHALF AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES AND THE REPRESENTATIVES OF THE FOREGOING PARTIES) ACKNOWLEDGE AND AGREE TO THE FOREGOING.

8.21 Independent Investigation.

(a) Parent and Merger Sub have conducted such investigations of the Company, the Acquired Subsidiaries and the SpinCo Subsidiaries as it has deemed necessary in order to make an informed decision concerning the Company, the Acquired Subsidiaries and the SpinCo Subsidiaries and the transactions contemplated hereby. Parent has reviewed the documents, records, reports and other materials identified in the Company Disclosure Schedule, included in the electronic data room maintained on the Datasite for “Project Volcano” or otherwise provided to Parent, Merger Sub, or their respective Affiliates or any such party’s Representatives, and is familiar with the content thereof. Parent and Merger Sub acknowledge that they, their respective Affiliates and/or their respective Representatives have been given access to the properties and assets of the Company, the Acquired Subsidiaries and the SpinCo Subsidiaries and are familiar with the condition thereof. For the purpose of conducting these investigations, Parent and/or Merger Sub have employed the services of its own Representatives. In all matters affecting the condition of the properties and assets and the contents of the documents, records, reports or other materials in connection with the transactions contemplated hereby, Parent and Merger Sub are relying solely upon the advice and opinion offered by their own Representatives and the representations and warranties set forth in Article III to this Agreement. Neither the Company, the Stockholder Representative, nor any of their respective Affiliates shall have or be subject to any Liability to Parent or any other Person resulting from the distribution to Parent, or Parent’s use of, any such information, including any information, documents or material made available to Parent and its Representatives in any “data rooms” (virtual or otherwise), confidential information memorandum, management presentation or in any other form in expectation of the transactions contemplated hereby.

(b) Except as and to the limited extent expressly set forth in Section 8.20, each of Parent and Merger Sub acknowledges and agrees that neither the Company nor any of the Acquired Subsidiaries, the SpinCo Subsidiaries or their Affiliates (or any of the Representatives of any of the foregoing) or any other Person is making or has made, and that none of them shall have liability in respect of, any written or oral representation or warranty, express or implied, of any nature whatsoever, with respect to the Company, the Acquired Subsidiaries and the SpinCo Subsidiaries or their Affiliates, or any of their respective assets, rights or properties, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the business of Company and the Acquired Subsidiaries by Parent after the Closing in any manner or (iii) the probable success or profitability of the business of the Company and the Acquired Subsidiaries after the Closing, and each of Parent and Merger Sub specifically disclaims that it is relying on or has relied on any such representation or warranty as an inducement to enter into this Agreement or otherwise.

(c) In connection with Parent’s and Merger Sub’s investigation of the Company, the Acquired Subsidiaries and the SpinCo Subsidiaries, Parent and Merger Sub have received from the Company and/or its Affiliates and their respective Representatives certain projections and other forecasts, including projected financial statements, cash flow items, certain business plan information and other data related to the Company, the Acquired Subsidiaries and the SpinCo Subsidiaries. Parent and Merger Sub acknowledge that (i) there are uncertainties inherent in attempting to make such projections, forecasts and plans and, accordingly, is not relying on them, (ii) Parent and Merger Sub are familiar with such uncertainties and are taking full responsibility for making their own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to them and (iii) none of Parent, Merger Sub, their respective Affiliates and their and their Affiliates’ respective Representatives shall have any claim against anyone with respect to any of the foregoing. Accordingly, Parent and Merger Sub acknowledge that neither the Company nor any of its Affiliates nor any of its or their respective Representatives has made any representation or warranty with respect to such projections or other forecasts or plans.

(d) Except as set forth in Article IV, the Company acknowledges and agrees that neither Parent, Merger Sub nor any of their respective Subsidiaries or Affiliates (or any of the Representatives of any of the foregoing) or any other Person is making or has made, and that none of them shall have liability in respect of, any written or oral representation or warranty, express or implied, of any nature whatsoever, with respect to Parent, Merger sub and their respective Subsidiaries or their Affiliates, or any of their respective assets, rights or properties.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

KALEYRA INC.

By:	/s/ Dario Calogero

Name:	Dario Calogero

Title:	Chief Executive Officer

VOLCANO MERGER SUB, INC.

By:	/s/ Dario Calogero

Name:	Dario Calogero

Title:	Chief Executive Officer

VIVIAL INC.

By:	/s/ James Continenza

Name:	James Continenza

Title:	Chief Executive Officer

GSO SPECIAL SITUATIONS MASTER FUND LP, solely in its capacity as the Stockholder Representative

By:	Blackstone Alternative Credit Advisors LP, Its Investment Manager

By:	/s/ Marisa Beeney

Name:	Marisa Beeney

Title:	Authorized Signatory

[Signature Page to Agreement and Plan of Merger]

Exhibit B

Certificate of Incorporation of the Surviving Corporation

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

VIVIAL INC.

I.

The name of this corporation is Vivial Inc. (the “Corporation”).

II.

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent 19904. The name of the Corporation’s registered agent at such address is National Registered Agents, Inc.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (“DGCL”).

IV.

The Corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is Ten Thousand (10,000) shares, with each share having a par value of $0.0001.

V.

A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its board of directors (“Board of Directors”). The number of directors which shall constitute the whole board of Directors shall be fixed by the Board of Directors in the manner provided in the bylaws of the Corporation (“Bylaws”).

B. The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

VI.

A. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B. Any repeal or modification of this Article VI shall be prospective and shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

VII.

A. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which DGCL permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL. Any amendment, repeal, or modification of the foregoing provisions will not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

VIII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

IX.

The Corporation is to have perpetual existence.

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Exhibit C

Bylaws of the Surviving Corporation

AMENDED AND RESTATED BY LAWS

OF

VIVIAL INC.

(THE “CORPORATION”)

ARTICLE I

OFFICES

Section 1.1. Registered Office. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

Section 1.2. Additional Offices. The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1. Annual Meetings. The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.

Section 2.2. Special Meetings. Subject to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).

Section 2.3. Notices. Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4. Quorum. Except as otherwise provided by applicable law, the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these By Laws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.

Section 2.5. Voting of Shares.

(a) Voting Lists. The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b) Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

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(c) Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.

(i) A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii) A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d) Required Vote. At all meetings of stockholders at which a quorum is present, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. All other matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these By Laws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e) Inspectors of Election. The Board may, and shall if required by law, in advance of any meeting of stockholders, designate one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6. Adjournments. Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof,

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and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.7. Advance Notice for Business.

(a) Annual Meetings of Stockholders. No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i) In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii) To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By Laws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified

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representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii) The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv) In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c) Public Announcement. For purposes of these By Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8. Conduct of Meetings. The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these By Laws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their

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duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Consents in Lieu of Meeting. Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may be effected by written consent of the stockholders.

Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this section and the DGCL to the Corporation, written consents signed by a sufficient number of holders entitled to vote to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III

DIRECTORS

Section 3.1. Powers; Number. The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By Laws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.

Section 3.2. Advance Notice for Nomination of Directors.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day before the meeting and not later than the later of

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(x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c) Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.

(d) To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, without regard to the application of the Exchange Act to either the nomination or the Corporation; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e) If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f) In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

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Section 3.3. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, the Board shall have the authority to fix the compensation of directors. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.

ARTICLE IV

BOARD MEETINGS

Section 4.1. Annual Meetings. The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.

Section 4.2. Regular Meetings. Regularly scheduled, periodic meetings of the Board may be held without notice at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by the Board.

Section 4.3. Special Meetings. Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these By Laws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.

Section 4.4. Quorum; Required Vote. A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these By Laws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 4.5. Consent In Lieu of Meeting. Unless otherwise restricted by the Certificate of Incorporation or these By Laws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or

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committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 4.6. Organization. The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.

ARTICLE V

COMMITTEES OF DIRECTORS

Section 5.1. Establishment. The Board may by resolution passed by a majority of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.

Section 5.2. Available Powers. Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.

Section 5.3. Alternate Members. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.

Section 5.4. Procedures. Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these By Laws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these By Laws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these By Laws.

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ARTICLE VI

OFFICERS

Section 6.1. Officers. The officers of the Corporation elected by the Board shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and such other officers (including without limitation, Vice Presidents, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these By Laws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.

(a) Chairman of the Board. The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person.

(b) Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person.

(c) President. The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d) Vice Presidents. In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e) Secretary.

(i) The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the

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Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, Chief Executive Officer or President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii) The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f) Assistant Secretaries. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g) Chief Financial Officer. The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h) Treasurer. The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

Section 6.2. Term of Office; Removal; Vacancies. The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board. Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.

Section 6.3. Other Officers. The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.

Section 6.4. Multiple Officeholders; Stockholder and Director Officers. Any number of offices may be held by the same person unless the Certificate of Incorporation or these By Laws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.

ARTICLE VII

SHARES

Section 7.1. Certificated and Uncertificated Shares. The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.

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Section 7.2. Multiple Classes of Stock. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

Section 7.3. Signatures. Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by (a) the Chairman of the Board, Chief Executive Officer, the President or a Vice President and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.

Section 7.4. Consideration and Payment for Shares.

(a) Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b) Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5. Lost, Destroyed or Wrongfully Taken Certificates.

(a) If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b) If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving

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notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6. Transfer of Stock.

(a) If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i) in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii) the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv) the transfer does not violate any restriction on transfer imposed by the Corporation that is enforceable in accordance with Section 7.8(a); and

(v) such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b) Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7. Registered Stockholders. Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.

Section 7.8. Effect of the Corporation’s Restriction on Transfer.

(a) A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

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(b) A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares prior to or within a reasonable time after the issuance or transfer of such shares.

Section 7.9. Regulations. The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.

ARTICLE VIII

INDEMNIFICATION

Section 8.1. Right to Indemnification. To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.

Section 8.2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

Section 8.3. Right of Indemnitee to Bring Suit. If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid

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the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.4. Non-Exclusivity of Rights. The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these By Laws, an agreement, a vote of stockholders or disinterested directors, or otherwise.

Section 8.5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.6. Indemnification of Other Persons. This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.

Section 8.7. Amendments. Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these By Laws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the Corporation.

Section 8.8. Certain Definitions. For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation”

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shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9. Contract Rights. The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.10. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

ARTICLE IX

MISCELLANEOUS

Section 9.1. Place of Meetings. If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these By Laws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.

Section 9.2. Fixing Record Dates.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

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Section 9.3. Means of Giving Notice.

(a) Notice to Directors. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.

(b) Notice to Stockholders. Whenever under applicable law, the Certificate of Incorporation or these By Laws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c) Electronic Transmission. “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d) Notice to Stockholders Sharing Same Address. Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these By Laws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of

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such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e) Exceptions to Notice Requirements. Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these By Laws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these By Laws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings or of the taking of action by written consent of stockholders without a meeting to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.

Section 9.4. Waiver of Notice. Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these By Laws, a written waiver of such notice, signed before or after the date of such meeting by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.5. Meeting Attendance via Remote Communication Equipment.

(a) Stockholder Meetings. If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i) participate in a meeting of stockholders; and

(ii) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in

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the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b) Board Meetings. Unless otherwise restricted by applicable law, the Certificate of Incorporation or these By Laws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.

Section 9.6. Dividends. The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.

Section 9.7. Reserves. The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 9.8. Contracts and Negotiable Instruments. Except as otherwise provided by applicable law, the Certificate of Incorporation or these By Laws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board Chief Executive Officer, President, the Chief Financial Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.

Section 9.9. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board.

Section 9.10. Seal. The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

Section 9.11. Books and Records. The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.

Section 9.12. Resignation. Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the President or the Secretary. The resignation shall take effect at the time specified therein, or at the time of receipt of such notice if no time is specified or the specified time is earlier than the time of such receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.13. Surety Bonds. Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and

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other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.

Section 9.14. Securities of Other Corporations. Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.

Section 9.15. Amendments. The Board shall have the power to adopt, amend, alter or repeal the By Laws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the By Laws. The By Laws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the By Laws.

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Exhibit 10.1

EXECUTION VERSION

STOCKHOLDER SUPPORT AGREEMENT

STOCKHOLDER SUPPORT AGREEMENT, dated as of February 18, 2021 (this “Agreement”), by and among Kaleyra, Inc., a Delaware corporation (“Kaleyra”), and certain of the stockholders of Vivial Inc., a Delaware corporation (the “Company”), whose names appear on the signature pages of this Agreement (each, a “Stockholder” and, collectively, the “Stockholders”).

WHEREAS, Kaleyra, Volcano Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Kaleyra (“Merger Sub”), and the Company have negotiated an Agreement and Plan of Merger in the form attached hereto as Exhibit B (the “Plan of Merger”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Plan of Merger), which provides, among other things, that, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Kaleyra; and

WHEREAS, as of the date hereof, each Stockholder owns of record the number of shares of Company Common Stock as set forth opposite such Stockholder’s name on Exhibit A hereto (all such shares of Company Common Stock and any shares of Company Common Stock of which ownership of record or the power to vote is hereafter acquired by the Stockholders prior to the termination of this Agreement being referred to herein as the “Shares”).

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Plan of Merger Approved; Agreement to Vote. Each Stockholder, with respect to such Stockholder’s Shares, severally and not jointly, hereby agrees, during the period from the date hereof through the date on which this Agreement terminates in accordance with Section 5 (such period, the “Restricted Period”), to vote, at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), which meeting each Shareholder shall appear at in person or by proxy, or shall otherwise cause all of its Shares to be counted as present thereat for purposes of establishing a quorum, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty four (24) hours, after the Company requests such delivery), all of the Shares held by such Stockholder at such time in favor of the approval and adoption of the Plan of Merger and approval of the Merger and all other transactions contemplated by the Plan of Merger, provided in all cases that no changes have been made in the Plan of Merger or in the Merger or related transactions or ancillary agreements under the Plan of Merger that are material to one or more of the Stockholders. Provided no changes are made in the Plan of Merger or in the Merger or related transactions or ancillary agreements under the Plan of Merger that are material to one or more of the Stockholders, each Stockholder, severally and not jointly, hereby agrees to vote at any meeting of the stockholders of the Company (or any adjournment or postponement thereof), which meeting each Shareholder shall appear at in person or by proxy, or shall otherwise cause all of its Shares to be counted as present thereat for purposes of establishing a quorum, and to act by written consent of Company stockholders, against any action, agreement, transaction or proposal that would reasonably be expected to cause or result in a material breach of any covenant, representation, warranty or other obligation or agreement of the Company under the Plan of Merger or that would reasonably be expected to result in the failure of the Merger from being consummated. Each Stockholder acknowledges receipt and has reviewed of a copy of the Plan of Merger.

2. Termination of Stockholder Agreements, Related Agreements. Subject to the consummation of the Closing pursuant to the Plan of Merger, each Stockholder, severally and not jointly, hereby agrees that the following shall terminate effective immediately prior to the Closing under the Plan of Merger (provided that all Terminating Rights (as defined below) between the Company or any of its subsidiaries and any other holder of Company capital stock shall also terminate at such time), that certain (a) Shareholder’s Agreement, dated as of

November 18, 2011 (as amended by Amendment No. 1 to Shareholder’s Agreement, dated as of July 24, 2013, the “Stockholder Agreement”) and (b) if applicable to such Stockholder, any rights under any letter agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to stockholders of the Company (the “Terminating Rights”) between such Stockholder and the Company, but excluding, for the avoidance of doubt, any rights such Stockholder may have that relate to any commercial or employment agreements or arrangements between such Stockholder and the Company or any subsidiary, which shall survive in accordance with their terms.

3. Transfer of Shares. Each Stockholder, severally and not jointly, agrees that during the Restricted Period, it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of the Shares or otherwise agree to do any of the foregoing, except for a sale, assignment or transfer pursuant to the Plan of Merger or to another stockholder of the Company that is a party to this Agreement and bound by the terms and obligations hereof, (b) deposit any Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct acquisition or sale, assignment, transfer or other disposition of any Shares, except as set forth in the Stockholder Agreement; provided, that the foregoing shall not prohibit the transfer of the Shares to an affiliate of such Stockholder, but only if such affiliate of such Stockholder shall execute this Agreement or a joinder agreeing to become a party to this Agreement.

4. No Solicitation of Transactions. Each of the Stockholders severally and not jointly, agrees during the Restricted Period not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Plan of Merger or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal in violation of the Plan of Merger. During the Restricted Period, each Stockholder shall, and shall direct its representatives and agents to, immediately cease and cause to be terminated any discussions or negotiations with any parties that may be ongoing with respect to any Acquisition Proposal (other than the transactions contemplated by the Plan of Merger) to the extent required by the Plan of Merger. If during the Restricted Period any Stockholder receives any inquiry or proposal with respect to an Acquisition Proposal, then such Stockholder shall promptly (and in no event later than twenty-four (24) hours after such Stockholder becomes aware of such inquiry or proposal) notify such person in writing that the Company is subject to an exclusivity agreement with respect to the sale of the Company that prohibits such Stockholder from considering such inquiry or proposal.

5. Representations and Warranties. Each Stockholder severally and not jointly, represents and warrants to Kaleyra as follows:

(a) The execution, delivery and performance by such Stockholder of this Agreement and the consummation by such Stockholder of the transactions contemplated hereby do not and will not (i) conflict with or violate any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order applicable to such Stockholder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any encumbrance on any Shares (other than under this Agreement, the Plan of Merger and the agreements contemplated by the Plan of Merger) or (iv) if such Stockholder is an entity, conflict with or result in a breach of or constitute a default under any provision of such Stockholder’s governing documents, except in the case of each of clauses (i), (ii) or (iii) above, as would not have an adverse effect on Stockholder’s ownership of the Shares and would not reasonably be expected to prevent, delay or impair the consummation by Stockholder of the transactions contemplated by this Agreement or otherwise impair such Stockholder’s ability to perform its obligations hereunder.

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(b) As of the date of this Agreement, such Stockholder owns exclusively of record and has good and valid title to the Shares set forth opposite the Stockholder’s name on Exhibit A free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind and has the sole power to vote and the right, power and authority to sell, transfer and deliver such Shares, other than pursuant and subject to: (i) this Agreement, (ii) applicable securities laws, (iii) the Company’s certificate of incorporation and bylaws, and (iv) the Stockholder Agreement. Such Stockholder is not the registered owner of any Shares other than those set forth on Exhibit A.

(c) Such Stockholder has the power, authority and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by such Stockholder.

6. Termination. This Agreement and the obligations and liabilities of the Stockholders under this Agreement shall automatically terminate and be of no further force or effect upon the earliest of (a) the Effective Time; (b) the termination of the Plan of Merger in accordance with its terms, (c) the effective date of a written agreement of the parties hereto terminating this Agreement and (d) any material breach by Kaleyra of the Plan of Merger that is not fully cured within the time permitted by the Plan of Merger. Upon termination of this Agreement, neither party shall have any further obligations or liabilities under this Agreement. The Company shall promptly notify each Stockholder of the termination of the Merger Agreement promptly after the termination of such agreement. The representations and warranties contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Closing or the termination of this Agreement. This Section 6 shall survive the termination of this Agreement.

7. Miscellaneous.

(a) Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b) All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or e-mail addresses (or at such other address or email address for a party as shall be specified in a notice given in accordance with this Section 7(b)):

If to Kaleyra, to it at:

Kaleyra, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attention:     Dr. Avi Katz, Executive Chairman

Email:           avi@gigcapitalglobal.com

with a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention:     Jeffrey Selman; John Maselli

Email:           jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com

If to a Stockholder, to the address or email address set forth for Stockholder on the signature page hereof.

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(c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), by any party without the prior express written consent of the other parties hereto except as permitted by Section 3.

(e) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. No Stockholder shall be liable for the breach by any other Stockholder of this Agreement.

(f) The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy at law or in equity.

(g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court. The parties hereto hereby (i) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h) This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i) At the request of Kaleyra, in the case of any Stockholder, or at the request of any Stockholder, in the case of Kaleyra, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take such further action as may be reasonably necessary to implement the provisions of this Agreement.

(j) This Agreement shall not be effective or binding upon any Stockholder until after such time as the Plan of Merger is executed and delivered by the Company, Kaleyra and Merger Sub.

(k) Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in

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the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 7(k).

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KALEYRA, INC.

By:	/s/ Dario Calogero

Name:	Dario Calogero

Title:	Chief Executive Officer

Signature page to Stockholder Support Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GSO MAK FUND LP

By:	Blackstone Liquid Credit Advisors I LLC,

Its Management Company

By:	/s/ Marisa Beeney

Name:	Marisa Beeney

Title:	Authorized Signatory

Address:	345 Park Avenue
New York, NY 10154

GSO SPECIAL SITUATIONS MASTER FUND LP

By:	Blackstone Alternative Credit Advisors LP,
Its Investment Manager

By:	/s/ Marisa Beeney

Name:	Marisa Beeney

Title:	Authorized Signatory

Address:	345 Park Avenue
New York, NY 10154

Signature page to Stockholder Support Agreement

EXHIBIT A

Stockholder Name	Shares of Company Common Stock
GSO MAK FUND LP	43,389
GSO SPECIAL SITUATIONS MASTER FUND LP	1,268,880

EXHIBIT B

Agreement and Plan of Merger

[see attached]

Exhibit 10.2

PARENT INSIDER SUPPORT AGREEMENT

This PARENT INSIDER SUPPORT AGREEMENT (this “Agreement”), dated as of February 18, 2021, is entered into by and among each of the stockholders of Kaleyra, Inc., a Delaware corporation (“Parent”), listed on Schedule 1 attached hereto (each, an “Insider” and, collectively, the “Insiders”), and Vivial Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, the Company, Volcano Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Parent are entering into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Plan of Merger”), pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan of Merger;

WHEREAS, each Insider is currently the record owner of the number of shares of Parent Common Stock as set forth opposite such Insider’s name on Schedule 1 attached hereto (the “Insider Shares”); and

WHEREAS, as a condition and inducement to the willingness of Parent and the Company to enter into the Plan of Merger, the Company and the Insiders are entering into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Insiders and the Company hereby agree as follows:

1. Voting Agreement. Each Insider agrees that, at the Parent Stockholders Meeting, at any other meeting of the stockholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) and in connection with any written consent of the stockholders of Parent, each Insider shall:

a. when such meeting is held, appear in person or by proxy at such meeting or otherwise cause the Insider Shares to be counted as present thereat for the purpose of establishing a quorum;

b. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Insider’s Insider Shares in favor of (i) the approval and adoption of the Plan of Merger and approval of the Merger and all other transactions contemplated by the Plan of Merger and (ii) against any action, agreement or transaction or proposal that would reasonably be expected to cause or result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Plan of Merger or that would reasonably be expected to result in the failure of the Merger from being consummated and (iii) each of the proposals and any other matters necessary or reasonably requested by Parent for consummation of the Merger and the other transactions contemplated by the Plan of Merger; and

c. vote (or execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Insider’s Insider

Shares against (i) any Acquisition Proposal other than with the Company and (ii) any other action that would reasonably be expected to (x) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Plan of Merger, or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of such Insider contained in this Agreement.

2. Transfer of Shares. Except as otherwise contemplated by the Plan of Merger or this Agreement, each Insider agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), create any lien or pledge, dispose of or otherwise encumber any of such Insider’s Insider Shares or otherwise agree to do any of the foregoing, (b) deposit any of such Insider’s Insider Shares into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement or (c) enter into any contract, option or other arrangement or undertaking requiring the direct acquisition or sale, assignment, transfer or other disposition of any of such Insider’s Insider Shares; provided however, that each Insider may sell up to the percentage of its or his holdings set forth opposite such Insider’s name on Schedule 1.

3. No Solicitation of Transactions. Each Insider agrees not to directly or indirectly, through any officer, director, representative, agent or otherwise, (a) solicit, initiate or knowingly encourage (including by furnishing information) the submission of, or participate in any discussions or negotiations regarding, any transaction in violation of the Plan of Merger or (b) participate in any discussions or negotiations regarding, or furnish to any person or other entity or “group” within the meaning of Section 13(d) of the Exchange Act, any information with the intent to, or otherwise cooperate in any way with respect to, or knowingly assist, participate in, facilitate or encourage, any unsolicited proposal that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or other transaction in violation of the Plan of Merger. Each Insider shall, and shall cause its affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any person (other than with the Company, its stockholders and their respective affiliates and Representatives) conducted prior to the date hereof with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Proposal. If an Insider receives any inquiry or proposal with respect to an Acquisition Proposal, then such Insider shall promptly (and in no event later than twenty-four (24) hours after such Insider becomes aware of such inquiry or proposal) notify such person in writing that Parent is subject to an exclusivity agreement with respect to the Merger that prohibits such Insider from considering such inquiry or proposal.

4. Representations and Warranties of the Insiders. Each Insider, severally and not jointly, hereby represents and warrants to Parent and the Company as follows:

a. Such Insider is the only record and a beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Insider Shares, free and clear of Liens other than as created by this Agreement or, in the case of an Insider that is not a natural person, such Insider’s organizational documents, or the organizational documents of Parent (including, without limitation, for the purposes hereof, any agreement between or among stockholders of Parent).

b. Such Insider (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Insider Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Insider Shares that is inconsistent with such Insider’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of the Insider Shares that is inconsistent with the such Insider’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

c. With respect to a Insider that is not a natural person, such Insider (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and (ii) has all requisite limited liability company or other power and authority and has taken all limited liability company or other action necessary in order to, execute, deliver and perform its obligations

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under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Insider and constitutes a valid and binding agreement of such Insider enforceable against such Insider in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

d. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Insider from, or to be given by such Insider to, or be made by such Insider with, any Governmental Authority in connection with the execution, delivery and performance by such Insider of this Agreement, the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Plan of Merger.

e. The execution, delivery and performance of this Agreement by such Insider does not, and the consummation of the transactions contemplated hereby or the Merger and the other transactions contemplated by the Plan of Merger will not, constitute or result in (i) with respect to an Insider that is not a natural person, a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of such Insider, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on any of the properties, rights or assets of such Insider pursuant to any contract binding upon such Insider or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 1, under any applicable Law to which such Insider is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon such Insider, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair such Insider’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby, the consummation of the Merger or the other transactions contemplated by the Plan of Merger.

f. As of the date of this Agreement, there is no action, proceeding or investigation pending against such Insider or, to the knowledge of such Insider, threatened against such Insider that questions the beneficial or record ownership of the Insider Shares, the validity of this Agreement or the performance by such Insider of its obligations under this Agreement.

g. Such Insider understands and acknowledges that each of Parent and the Company is entering into the Plan of Merger in reliance upon such Insider’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of such Insider contained herein

5. Further Assurances. From time to time, at either Parent’s or the Company’s request and without further consideration, the Insiders shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

6. Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Parent’s capital stock by reason of any stock split, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the intended rights, privileges, duties and obligations hereunder shall be given full effect.

7. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Insiders, Parent and the Company.

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8. Waiver. No failure or delay by any party hereto exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the parties hereto hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument executed and delivered by such party.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by email (with confirmation of receipt) or sent by a nationally recognized overnight courier service to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice made pursuant to this Section 9):

if to Parent, to it at:

Kaleyra, Inc.

1731 Embarcadero Rd., Suite 200

Palo Alto, CA 94303

Attention: Dr. Avi Katz, Executive Chairman

Email: avi@gigcapitalglobal.com

with a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, CA 94105

Attention: Jeffrey Selman; John Maselli

Email: jeffrey.selman@us.dlapiper.com; john.maselli@us.dlapiper.com if to the Insiders, to them at the addresses listed next to their names on Schedule 1 :

if to the Company, to it at:

Vivial Inc.

Vivial Inc.

160 Inverness Drive West

Suite 250

Englewood, CO 80112

Attention: Richard G. Hallé; Nick Continenza

Email: RHalle@vivial.net; ncontinenza@vivial.net

with a copy to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attention: Ackneil M. Muldrow III

Email: trey.muldrow@weil.com

10. Entire Agreement. This Agreement and the Plan of Merger constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and thereof.

11. No Third-Party Beneficiaries. The Insiders hereby agree that their representations, warranties and covenants set forth herein are solely for the benefit of Parent and the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any person other

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than the parties hereto any rights or remedies hereunder, including, without limitation, the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the persons expressly named as parties hereto.

12. Governing Law and Venue. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction

13. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the other party, and any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

14. Specific Performance. Each party acknowledges and agrees that the other parties hereto would be irreparably harmed and would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that the other parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such parties are entitled at law or in equity.

15. Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.

16. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, it being understood that each party need not sign the same counterpart. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

17. Termination. This Agreement shall terminate upon the earliest of (a) the Effective Time, (b) the termination of the Plan of Merger in accordance with its terms, and (c) the time this Agreement is terminated upon the mutual written agreement of Parent, the Company and the Insiders.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

INSIDERS:

MAYA INVESTMENTS LTD.

By:	/s/ Dario Calogero
Name: Dario Calogero
Title: Chief Executive Officer

/s/ Dario Calogero
Dario Calogero

/s/ Giacomo Dall’Aglio
Giacomo Dall’Aglio

ESSE EFFE S.P.A.

By:	/s/ Emilio Hirsch
Name: Emilio Hirsch Title: Director

EFFE PI SOCIETA SEMPLICE

By:	/s/ Emilio Hirsch
Name: Emilio Hirsch
Title: Managing Partner

/s/ Emilio Hirsch
Emilio Hirsch

/s/ Matteo Lodrini
Matteo Lodrini

/s/ Neil Miotto
Neil Miotto

/s/ John Mikulsky
John Mikulsky

/s/ Dr. Avi S. Katz
Dr. Avi S. Katz

GIGACQUISITIONS, LLC

By:	/s/ Dr. Avi S. Katz
Name: Dr. Avi S. Katz
Title: Manager

[Signature Page to Parent Insider Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized persons thereunto duly authorized) as of the date first written above.

THE COMPANY:

VIVIAL INC.

By:	/s/ James Continenza
Name:	James Continenza
Title:	Chief Executive Officer

[Signature Page to Parent Insider Support Agreement]

Exhibit 10.3

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 18, 2021, by and between Kaleyra, Inc., a Delaware corporation (the “Company”), and [●] (“Subscriber”).

WHEREAS, the Company has previously entered into that certain Agreement and Plan of Merger, dated as of February 18, 2021 (the “Merger Agreement”), among the Company, Volcano Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”), Vivial Inc., a Delaware Corporation (“Vivial”) and GSO Special Situations Master Fund LP, an exempted limited partnership formed under the laws of the Cayman Islands, solely in its capacity as the stockholder representative, providing for the combination of Merger Sub with and into Vivial, and the transactions contemplated by the Merger Agreement, the (“Transaction”);

WHEREAS, concurrently with the execution of this Subscription Agreement, the Company is entering into Subscription Agreements with certain investors (the “Notes Subscription Agreements”), pursuant to which such investors, upon the terms and subject to the conditions set forth in the Notes Subscription Agreements, shall purchase from the Company, and the Company shall issue to such investors, up to $200,000,000 of unsecured promissory notes (“Notes”) convertible into shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an initial conversion price of $16.875 in accordance with the terms thereof and an Indenture to be entered into on the Closing Date (as defined below) between the Company and Wilmington Trust, National Association, as trustee thereunder (such transactions the general terms of which are as set forth in Exhibit A attached hereto, collectively, the “Notes Financing”), to be consummated concurrently with the Transaction;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to, and contingent on, the consummation of the Transaction, that number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $12.50 per share (the “Per Share Price” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and

WHEREAS, on or prior to the Closing Date, the Company will enter into other subscription agreements (each, an “Other Subscription Agreement”) with certain other institutional accredited investors (the “Other Subscribers”) (each of the Subscriber and each of the Other Subscribers, a “Subscriber”), which are on the same terms and conditions as the terms and conditions of this Subscription Agreement, pursuant to which such Other Subscribers shall agree to purchase shares of Common Stock on the Closing Date.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). The Company hereby expressly covenants and agrees that the Purchase Price shall be used exclusively to fund the Company’s obligations in connection with the Transaction.

2. Closing.

a. Subject to the terms of this Subscription Agreement, the consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the closing date of the Transaction (the “Closing Date”) immediately prior to or concurrently with the consummation of the Transaction.

b. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber. Subscriber shall deliver to the Company, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to Subscriber of (i) the Subscribed Shares in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within seven (7) Business Days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. Unless this Subscription Agreement has been terminated pursuant to Section 6, the failure of the Closing to occur on the anticipated Closing Date set forth in the Closing Notice shall not, on its own, terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder. For the purposes of this Subscription Agreement, “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

c. The Closing shall be subject to the satisfaction or valid waiver in writing (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, and the Subscriber, on the other, of the conditions that, on the Closing Date:

(i) no suspension of the qualification of the Subscribed Shares for sale or trading on the NYSE American, or, to the Company’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred and the Subscribed Shares shall be approved and duly listed for trading on the NYSE American;

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including, without limitation, the approval of the Company’s stockholders, shall have been satisfied or waived, as determined by the parties to the Merger Agreement, and the closing of the Transaction shall occur concurrently with or immediately following the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect); and

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(iv) all conditions precedent to the closing of the Notes Financing set forth in the Notes Subscription Agreements shall have been satisfied or waived, and the Closing shall occur concurrently with the closing of the Notes Financing.

d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties with respect to a specified date, which shall be true and correct as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing (except for such representations and warranties with respect to a specified date, which shall be true and correct as of such specified date); and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) there shall have been no amendment, waiver or modification to the Merger Agreement that materially and adversely affects the Company or the Subscriber’s investment in the Company;

(iv) the Company shall not have entered into any Other Subscription Agreement with a lower Per Share Price or other terms (economic or otherwise) more favorable to an Other Subscriber or investor than as set forth in this Subscription Agreement; and

(v) there has not occurred any Company Material Adverse Effect (as defined below) or any Material Adverse Effect (as defined in the Merger Agreement).

3. Company Representations and Warranties. For purposes of this Section 3, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in subsections (f), (i), (k) and (n) of this Section 3 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. The Company represents and warrants to Subscriber that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in

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good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, effect or occurrence that, individually or in the aggregate, is or has a material adverse effect on the business or results of operations of the Company, taken as a whole; provided, that the following shall not be taken into account in determining whether a “Company Material Adverse Effect” shall have occurred: (a) any global, international or national or any foreign or domestic regional economic, financial, social or political conditions; (b) general economic conditions, including changes in any financial, debt, credit, currency, capital or banking markets or conditions (including any disruption thereof), in each case in the United States or anywhere else in the world; (c) changes in interest, currency or exchange rates or the price of any commodity, security or market index; (d) changes in legal or regulatory conditions, including changes or proposed changes in law or binding directives issued by any governmental entity, or any changes or proposed changes in GAAP or other accounting principles or requirements, or, in each case, any change or proposed change in standards, interpretations or enforcement thereof, or the adoption of any new law or directive, or the rescission, expiration or retirement of any Law or directive; (e) changes in the industries in which the Company operates or ordinary course seasonal fluctuations in the business of the Company that are of a magnitude consistent with past such seasonal fluctuations; (f) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war; (g) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity, epidemic, pandemic or disease outbreak (including the COVID-19 virus); (h) any change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company for any period, including with respect to revenue, earnings, cash flow or cash position; (i) the taking or not taking of any action to the extent required by this Agreement; (j) compliance by the Company or any of its Subsidiaries with the express requirements of the terms of this Agreement, the Merger Agreement and the other transaction documents (as applicable), including the failure to take any action restricted by this Agreement, the Merger Agreement or the other transaction documents; provided, however, that any event, occurrence, fact condition or change referred to in clauses (a) through (g) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses, and provided, further, that the underlying causes of such instances set forth in clauses (a) through (j) may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred).

b. The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware.

c. The Subscribed Shares are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Subscriber or any other holder of the Subscribed Shares to pledge, sell, assign or otherwise transfer the Subscribed Shares under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in Section 4(e) of this Subscription Agreement with respect to the status of the Subscribed Shares as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”) in accordance with the terms of this Subscription Agreement or their eligibility to be sold pursuant to Rule 144.

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d. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

e. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

f. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE American or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares)), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the NYSE American, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Merger Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

g. As of their respective dates, all reports required to be filed by the Company with the United States Securities and Exchange Commission (“Commission”) (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. The Company has timely filed each report, statement, schedule, prospectus, and registration statement that the Company was required to file with the Commission since its initial registration of Common Stock with the Commission.

h. As of the date hereof and as of immediately prior to the Closing, the authorized share capital of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized share capital of the Company will consist of 100,000,000

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shares of Common Stock and 1,000,000 Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 31,150,254 shares of Common Stock and no Preferred Shares were issued and outstanding; (ii) 7,374,938 warrants, each exercisable to purchase a whole share of Common Stock at $11.50 per full share (the “Warrants”), were issued and outstanding; and (iii) no shares of Common Stock subject to issuance upon exercise of outstanding options. As of the date hereof, the Company had $31,974,000 outstanding long-term indebtedness. The Company’s pro forma long-term indebtedness will be as described in the Company’s filings with the Commission. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) issued and outstanding Warrants and Rights constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As of the date hereof, except as set forth above and pursuant to the Other Subscription Agreements, the Note Subscription Agreements and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting, transfer or registration of any Equity Interests, other than as contemplated by the Merger Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement, (iii) any Notes to be issued pursuant to the Notes Subscription Agreements or (iv) any shares of Common Stock issuable upon conversion of any Notes to be issued pursuant to the Notes Subscription Agreements.

i. Except for such matters as have not had and would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares, as of the date hereof, there is no (i) suit, action, proceeding, investigation or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

j. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the NYSE American under the symbol “KLR”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE American or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE American. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber and the Subscribed Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Shares.

m. Except for the Placement Agent (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Shares to Subscriber.

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n. Except for such matters as have not had a Company Material Adverse Effect, the Company is, and has been since its inception, in compliance with all state and federal laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, lawsuit, claim or other proceeding or investigation, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

o. The Company has not entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Merger Agreement, (ii) the Note Subscription Agreements, and (iii) the Other Subscription Agreements. The Other Subscription Agreements reflect (i) the same Per Share Price and (ii) other terms with respect to the purchase of the Subscribed Shares that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement.

p. The Company has not disclosed to Subscriber information that would constitute material non-public information as of the Closing Date other than the existence of the transactions contemplated hereby.

q. Neither the Company nor, to the Company’s knowledge, Vivial has received a Paycheck Protection Program (PPP) loan under the Coronavirus Aid, Relief, and Economic Security Act (CARES) Act.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agent that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.

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d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

e. Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) following any sale of such Subscribed Shares pursuant to Rule 144 of the Securities Act (“Rule 144”) (assuming the transferor is not an affiliate of the Company), (iii) pursuant to Rule 144 if such Subscribed Shares are eligible to be sold, assigned or transferred under Rule 144 (provided that, if the Subscribed Shares have not previously been de-legended, the Subscriber provides the Company with reasonable assurances that such Subscribed Shares are eligible for sale, assignment or transfer under Rule 144 which assurances shall not require an opinion of Subscriber’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Subscriber provides the Company with an opinion of counsel to the Subscriber, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Subscribed Shares may be made without registration under the applicable requirements of the Securities Act or (v) if the Securities Act legend below is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission), and any book-entry position or certificates representing the Subscribed Shares shall not contain a legend to such effect. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.

Each book entry for the Subscribed Shares shall contain a notation, and each certificate (if any) evidencing the Subscribed Shares shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Upon request of Subscriber, upon receipt by the Company of reasonable assurances from Subscriber that the Subscribed Shares are eligible for sale, assignment or transfer under Rule 144 which assurances shall not require an opinion of Subscriber’s counsel, the Company shall promptly cause the legend to be removed from any book-entry position or certificate evidencing the Subscribed Shares.

f. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that

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it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity (including the Placement Agent), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth herein. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

g. In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants set forth herein. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and the Transaction. Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has had an opportunity to review the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber acknowledges and agrees that neither Oppenheimer & Co. Inc., acting as placement agent to the Company (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company, Vivial, Merger Sub or the quality or value of the Subscribed Shares and the Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company, Vivial, or Merger Sub which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

h. Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company or by means of contact from the Placement Agent, Vivial, Merger Sub and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agent, Vivial, Merger Sub and/or their respective Representatives. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agent, Vivial, Merger Sub and/or their respective Representatives), other than the representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means, and none of the Company, the Placement Agent, Vivial, Merger Sub or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and

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tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that it (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Shares.

j. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

l. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program, or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive Orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively with (i) through (iv), a “Restricted Person”) or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

m. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated by this Subscription Agreement (including Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. It is expressly understood and agreed that for all purposes of this Subscription Agreement, and without implication that the

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contrary would otherwise be true, neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable shares of Common Stock.

n. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, the Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

o. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(b) of this Subscription Agreement.

p. Subscriber has not received any disclosure or offering document from the Placement Agent in connection with the offer and sale of the Subscribed Shares. In connection with the issue and purchase of the Subscribed Shares, the Placement Agent has not acted as the Subscriber’s financial advisor or fiduciary.

q. Subscriber agrees that, notwithstanding Section 7(i) of this Subscription Agreement, the Placement Agent, Vivial and Merger Sub may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

r. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase by and sale of the Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of the Subscribed Shares hereunder.

s. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s Common Stock prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

t. Except for the representations and warranties contained in this Section 4, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

5. Registration of Subscribed Shares.

a. The Company agrees that, prior to the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of all of the Subscribed Shares, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective upon the Closing, but no later than the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”);

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provided, however, that the Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. For the avoidance of doubt, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Subscribed Shares, until the earliest of (i) the date on which the Subscribed Shares may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which such Subscribed Shares have actually been sold and (iii) the date which is two years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 5.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of external legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the

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Subscriber in connection with any sale of Subscribed Shares with respect to which the Subscriber has entered into a contract for sale, prior to the Subscriber’s receipt of the notice of a Suspension Event and for which the Subscriber has not yet settled.

c. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), and its officers, directors and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 5(b) of this Subscription Agreement. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by Subscriber.

d. If the total number of shares of Common Stock that the Subscriber and any other person(s) intend to include in an underwritten offering exceeds the number of shares of Common Stock that can be sold in an underwritten offering without being likely to have an adverse effect on the price, timing or distribution of shares of the Common Stock offered or the market for the shares of Common Stock, then the shares of Common Stock to be included in such offering shall include the number of shares of Common Stock that the managing underwriter of the offering advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or other party or parties requesting or initiating such registration or to any other holder of securities of the Company having rights of registration pursuant to an existing registration rights agreement and (ii) second, by the Subscriber who has requested participation in such underwritten offering and by the other holders of shares of Common Stock with registration rights entitling them to participate in such underwritten offering, allocated among the Subscriber, the Other Subscribers and other holders pro rata on the basis of the number of shares of Common Stock proposed to be sold by each applicable holder in such underwritten offering (based, for each such participant, on the percentage derived by dividing (x) the number of shares of Common Stock proposed to be sold by such participant in such underwritten offering by (y) the aggregate number of shares of Common Stock proposed to be sold by all participants in such underwritten offering) or in such manner as they may agree.

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e. Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware of which Subscriber shall seek indemnification under this Subscription Agreement; provided that the failure by Subscriber to give such notice shall not relieve the Company of its indemnification obligations hereunder, except to the extent that the failure to give such notice is materially prejudicial to the Company’s ability to defend such claim or litigation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Shares by Subscriber.

f. Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

g. If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by Subscriber from the sale of Subscribed Shares giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to,

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among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(g) from any person or entity who was not guilty of such fraudulent misrepresentation.

h. For purposes of this Section 5 of this Subscription Agreement, (i) “Subscribed Shares” shall mean, as of any date of determination, the Subscribed Shares (as defined in the recitals to this Subscription Agreement) and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, or replacement, and (ii) “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 5 shall have been duly assigned.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) 11:59 p.m. prevailing Eastern time on July 31, 2021 (the “Outside Date”) if the Closing shall not have occurred prior to such time; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, Subscriber’s or the Company’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.

7. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 7(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a).

b. Subscriber acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects.

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The Company acknowledges that Subscriber and others (including Placement Agent) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement: (i) to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber or affiliate) or, (ii) with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief and such assignee agrees in writing to be bound by the terms hereof.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that Company agrees to keep any such information provided by Subscriber confidential.

h. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Subscription Agreement or any Other Subscription Agreement unless the same consideration also is offered to all of the parties thereto (as the case may be). From the date hereof and until the Closing, the Company shall not be permitted to receive any consideration from any Other Subscriber that is not otherwise contemplated in such Other Subscription Agreement as in effect as of the date hereof in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Other Subscriber in a manner that is more favorable than the Subscriber, or (ii) to treat the Subscriber in a manner that is less favorable than any Other Subscriber; provided, however, that the determination of whether the Subscriber has been treated more or less favorably than any Other Subscriber shall disregard any other securities (other than the Subscribed Shares) of the Company purchased by the Subscriber or Other Subscriber, respectively.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, except that any confidentiality agreement with respect to Subscriber or its affiliates shall remain in full force and effect.

j. Benefit

(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal

16

representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(ii) The parties hereto agree that the Placement Agent is an express third-party beneficiary of its express rights in Section 3, Section 4, Section 7(h) and this Section 7(j) of this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(c) this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. Each party hereto further agrees that the none of the parties hereto or the Placement Agent shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(j), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. Remedies.

(i) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(ii) Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(c) this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this paragraph (m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific

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performance, including the defense that a remedy at law would be adequate. In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

n. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

o. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

p. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

q. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations

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or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

r. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or the Placement Agent. In addition, effective upon the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Subscriber or any of its affiliates, on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment advisor of Subscriber, or include the name of Subscriber or any affiliate or investment advisor of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under New York Stock Exchange regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subject to the limitations of Section 8(a) hereof, Subscriber hereby consents to the publication and disclosure in (x) any Form 8-K filed by the Company with the Commission in any filing with the Commission made in connection with the Merger Agreement and the Transaction, including any proxy statement, prospectus or registration statement related thereto or any other filing with the Commission pursuant to applicable securities laws, and (y) any other documents or communications, including press-releases, provided by the Company in connection with the Transaction, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Company, a copy of this Subscription Agreement.

s. The obligations of Subscriber under this Subscription Agreement and the Other Subscribers under each Other Subscription Agreement, respectively, are several and not joint, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and the Other Subscribers as, and the Company acknowledges that the Subscriber and the Other Subscribers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Subscription Agreement or any Other Subscription Agreement or any matters, and the Company acknowledges that the Subscriber and the Other Subscribers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of the Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with the Subscriber making its investment hereunder and that no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring the Subscriber’s investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. The Company the Subscriber confirm that Subscriber has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel

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and advisors. Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

8. Additional Agreements.

a. Neither the Company nor any of its affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Subscriber (whether in connection with the Company or in the Subscriber’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Subscriber’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except (i) the Registration Statement, (ii) as authorized in writing by the Subscriber in each such instance (electronic mail to suffice) or (iii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that such disclosing member of the Company Group as soon as practicable notifies the Subscriber of such requirement (except where prohibited by Applicable Law ) so that the Subscriber (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Subscriber with any notification thereof, unless the Subscriber is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

[Signature pages follow.]

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IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

KALEYRA, INC.

By:
Name:
Title:

Address for Notices:
[●]
[●]

Signature Page to Kaleyra, Inc. Subscription Agreement

SUBSCRIBER: Signature of Subscriber: By: Name: Title: Date:
Name of Subscriber: (Please print. Please indicate name and capacity of person signing above)
Name in which shares are to be registered (if different):
Email Address:
Subscriber’s EIN:
Jurisdiction of residency:
Number of Subscribed Shares subscribed for:
Price Per Subscribed Share:	$[●]
Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

Signature Page to Kaleyra, Inc. Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber

and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)
☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)
☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)
☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	AFFILIATE STATUS
(Please	check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

1.  A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, on the date hereof, in each case (a) not including as an asset the value of the primary residence of such person, (b) not including as a liability indebtedness that is secured by the primary residence of such person up to the estimated fair market value of such residence (unless the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, in which case, the amount of such excess shall be included as a liability), and (c) including as a liability indebtedness that is secured by the primary residence of such person in excess of the estimated fair market value of such residence.

2.  A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current year.

3.  A natural person who holds in good standing a Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certification administered by the Financial Industry Regulatory Authority, Inc., or any other professional certification or designation or credential from an accredited educational institution that the SEC has designated on its website as qualifying an individual for accredited investor status.

A-1

4. A natural person who is a “knowledgeable employee” of the Company as defined in Rule 3(c)-5(a)(4) under the Investment Company Act.

5.  An investment adviser that is (i) registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or pursuant to the laws of a state or (ii) relying on the exemption from registering with the SEC under Section 203(l) (the “venture capital fund adviser” exemption) of, or Rule 203(m)-1 (the “private fund adviser” exemption) under, the Advisers Act.

6.  Any corporation, limited liability company, Massachusetts or similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

7.  A private business development company (as defined in Section 202(a)(22) of the Advisers Act.

8.  Any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.

9.  (a) A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (c) an insurance company as defined in Section 2(13) of the 1933 Act; (d) an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act; (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (g) an employee benefit plan within the meaning of Title I of ERISA and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors.”

10.  A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person. For purposes of this exemption, a sophisticated person is one who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

11.  An entity of a type not described in Sections 5 through 9, above, with total assets in excess of $5,000,000, not formed for the specific purpose of making an investment in the Company, owning not less than $5,000,000 in “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act.

12.  An entity in which all the equity owners are accredited investors under the above subsections and each owner completes and executes a separate Exhibit B-1. Please note that members in any limited liability company or limited partners in any limited partnership that is investing in the Company are considered “equity owners.”

A-2

13. A director, executive officer or manager of the Company.

14.  A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of making an investment in the Company, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

15.  A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, or a “family office,”[1] as each term is defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Company is directed by a person at such family office who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[Specify which tests: ]

SUBSCRIBER:
Print Name:
By:
Name:
Title:

[1]

For the purposes of this item, such a “family office” must (i) have assets under management in excess of $5,000,000 and (ii) not have been formed for the specific purpose of making an investment in the Company.

A-3

EXHIBIT A

Note Financing Term Sheet

A-1

Exhibit 10.4

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on February 18, 2021, by and between Kaleyra, Inc., a Delaware corporation (the “Company”), and [•] (“Subscriber”).

WHEREAS, the Company has previously entered into that certain Agreement and Plan of Merger, dated as of February 18, 2021 (the “Merger Agreement”), among the Company, Volcano Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of the Company (“Merger Sub”), Vivial Inc., a Delaware Corporation (“Vivial”) and GSO Special Situations Master Fund LP, an exempted limited partnership formed under the laws of the Cayman Islands, solely in its capacity as the stockholder representative, providing for the combination of Merger Sub with and into Vivial, and the transactions contemplated by the Merger Agreement, the (“Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to, and contingent on, the consummation of the Transaction, that principal amount of the Company’s 6.125% convertible senior notes due 2026 (the “Notes”), set forth on the signature page hereto (the “Subscribed Notes”) for an aggregate purchase price equal to 100.0% of the principal amount of the Subscribed Notes (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Notes in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, concurrently with the execution of this Subscription Agreement, or prior to the closing date of the Transaction (the “Closing Date”), the Company will enter into subscription agreements (the “Other Subscription Agreements” and together with this Subscription Agreement, the “Subscription Agreements”) with certain other institutional accredited investors (the “Other Subscribers”), which are on substantially the same terms as the terms of this Subscription Agreement (other than the amount of Notes to be subscribed for and purchased by the Other Subscribers), pursuant to which such investors shall agree to purchase on the Closing Date, inclusive of the Subscribed Notes, up to $200,000,000 in aggregate principal amount of the Notes; and

WHEREAS, in connection with the issuance of the Notes on the Closing Date, the Company and Wilmington Trust, National Association, as trustee (the “Trustee”) will enter into an indenture in respect of the Notes in substantially the form attached hereto as Exhibit A (the “Indenture”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Notes (such subscription and issuance, the “Subscription”). The Company hereby expressly covenants and agrees that the Purchase Price shall be used exclusively to fund the Company’s obligations in connection with the Transaction.

2. Closing.

a. Subject to the terms of this Subscription Agreement, the consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date immediately prior to or concurrently with, and is contingent on, the consummation of the Transaction.

b. At least five (5) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than two (2) Business Days after receiving the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Notes to Subscriber. Subscriber shall deliver to the Company, on or prior to 8:00 a.m. (Eastern time) (or as soon as practicable after the Company or its transfer agent delivers evidence of the issuance to Subscriber of the

Subscribed Notes on and as of the Closing Date) on the Closing Date the Purchase Price in cash via wire transfer to the account specified in the Closing Notice against (and concurrently with) delivery by the Company to Subscriber of (i) the Subscribed Notes in book entry form, free and clear of any liens, encumbrances or other restrictions (other than those arising under this Subscription Agreement or state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, and (ii) written notice from the Company or its transfer agent evidencing the issuance to Subscriber of the Subscribed Notes on and as of the Closing Date. In the event that the consummation of the Transaction does not occur within seven (7) Business Days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than ten (10) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber. Unless this Subscription Agreement has been terminated pursuant to Section 6, the failure of the Closing to occur on the anticipated Closing Date set forth in the Closing Notice shall not, on its own, terminate this Subscription Agreement or otherwise relieve any party of any of its obligations hereunder. For the purposes of this Subscription Agreement, “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

c. The Closing shall be subject to the satisfaction or valid waiver in writing (to the extent a valid waiver is capable of being issued) by the Company, on the one hand, and the Subscriber, on the other, of the conditions that, on the Closing Date:

(i) (x) no suspension of the qualification of any of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) for sale or trading on the NYSE American (the “NYSE American”), or, to the Company’s knowledge, initiation or threatening of any proceedings for any of such purposes, shall have occurred and (y) the shares of Common Stock underlying the Subscribed Notes shall be approved and duly listed for trading on the NYSE American;

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including, without limitation, the approval of the Company’s stockholders, shall have been satisfied or waived, as determined by the parties to the Merger Agreement, and the closing of the Transaction shall occur concurrently with or immediately following the Closing;

(iii) no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining, prohibiting or enjoining consummation of the transactions contemplated hereby (except in the case of a governmental authority located outside the United States where such judgment, order, law, rule or regulation would not be reasonably expected to have a Company Material Adverse Effect (as defined below)); and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to have a Company Material Adverse Effect); and

(iv) all conditions precedent to the closing of the Equity Financing set forth in the subscription agreements (the “Equity Subscription Agreements”) with certain investors for the issuance and sale of Common Stock of the Company (the “Subscribed Shares”) shall have been satisfied or waived, and the Closing shall occur concurrently with the closing of the Equity Financing.

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d. The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver by the Company of the additional conditions that, on the Closing Date:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date (except for such representations and warranties with respect to a specified date, which shall be true and correct as of such specified date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing (except for such representations and warranties with respect to a specified date, which shall be true and correct as of such specified date); and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of the Company to consummate the Closing.

e. The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true in all respects) at and as of the Closing Date, and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) there shall have been no amendment, waiver or modification to the Merger Agreement that materially and adversely affects the Company or the Subscriber’s investment in the Company;

(iv) the Company shall not have entered into any Other Subscription Agreement with a lower purchase price per $1,000 principal amount of the Notes or other terms (economic or otherwise) more favorable to such other subscriber or investor than as set forth in this Subscription Agreement; and

(v) there has not occurred any Company Material Adverse Effect (as defined below) or any Material Adverse Effect (as defined in the Merger Agreement).

3. Company Representations and Warranties. For purposes of this Section 3, the term “Company” shall refer to the Company as of the date hereof and, for purposes of only the representations contained in subsections (f), (i), (k) and (n) of this Section 3 and to the extent such representations and warranties are made as of the Closing Date, the combined company after giving effect to the Transaction as of the Closing Date. The Company represents and warrants to Subscriber that:

a. The Company (i) is duly organized, validly existing and in good standing under the laws of the State of Delaware, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not

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reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, effect or occurrence that, individually or in the aggregate, is or has a material adverse effect on the business or results of operations of the Company, taken as a whole; provided, that the following shall not be taken into account in determining whether a “Company Material Adverse Effect” shall have occurred: (a) any global, international or national or any foreign or domestic regional economic, financial, social or political conditions; (b) general economic conditions, including changes in any financial, debt, credit, currency, capital or banking markets or conditions (including any disruption thereof), in each case in the United States or anywhere else in the world; (c) changes in interest, currency or exchange rates or the price of any commodity, security or market index; (d) changes in legal or regulatory conditions, including changes or proposed changes in law or binding directives issued by any governmental entity, or any changes or proposed changes in GAAP or other accounting principles or requirements, or, in each case, any change or proposed change in standards, interpretations or enforcement thereof, or the adoption of any new law or directive, or the rescission, expiration or retirement of any Law or directive; (e) changes in the industries in which the Company operates or ordinary course seasonal fluctuations in the business of the Company that are of a magnitude consistent with past such seasonal fluctuations; (f) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war; (g) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, any national, international or regional calamity, epidemic, pandemic or disease outbreak (including the COVID-19 virus); (h) any change in, or failure of the Company to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company for any period, including with respect to revenue, earnings, cash flow or cash position; (i) the taking or not taking of any action to the extent required by this Agreement; (j) compliance by the Company or any of its Subsidiaries with the express requirements of the terms of this Agreement, the Merger Agreement and the other transaction documents (as applicable), including the failure to take any action restricted by this Agreement, the Merger Agreement or the other transaction documents; provided, however, that any event, occurrence, fact condition or change referred to in clauses (a) through (g) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the industries in which the Company conducts its businesses, and provided, further, that the underlying causes of such instances set forth in clauses (a) through (j) may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred).

b. The Subscribed Notes have been duly authorized by the Company and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued and will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforcement thereof may be subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”), and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware. The Indenture has been duly authorized by the Company and, when duly authorized, executed and delivered by the Trustee, will constitute a legal, valid and binding obligation of the Company, enforceable against the Company, respectively, in accordance with its terms, except that the enforcement thereof may be subject to the Enforceability Exceptions. The shares of Common Stock issuable upon conversion of the Subscribed Notes in accordance with the terms of the Indenture (the “Conversion Shares”) have been duly authorized and, when issued and delivered to Subscriber upon conversion of the Subscribed Notes, will be validly issued, fully paid and non-assessable and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents or the laws of the State of Delaware.

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c. The Subscribed Notes are not, and following the Closing, will not be, subject to any Transfer Restriction. The term “Transfer Restriction” means any condition to or restriction on the ability of the Subscriber or any other holder of the Subscribed Notes to pledge, sell, assign or otherwise transfer the Subscribed Notes under any organizational document, policy or agreement of, by or with the Company, but excluding the restrictions on transfer described in the Indenture and Section 4(e) of this Subscription Agreement with respect to the status of the Subscribed Notes as “restricted securities” pending their registration for resale under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the terms of this Subscription Agreement or their eligibility to be sold pursuant to Rule 144.

d. This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

e. The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Notes, the issuance and delivery of the Conversion Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes.

f. Assuming the accuracy of the representations and warranties of the Subscriber, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the NYSE American or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Notes)), other than (i) filings required by applicable state securities laws, (ii) the filing of the Registration Statement pursuant to Section 5 below, (iii) those required by the NYSE American, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transaction as provided under the Merger Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) the failure of which to obtain would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes.

g. As of their respective dates, all reports required to be filed by the Company with the United States Securities and Exchange Commission (“Commission”) (the “SEC Reports”) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments. A copy of each SEC Report is available to the Subscriber via the Commission’s EDGAR system. The Company has timely filed each report, statement, schedule, prospectus,

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and registration statement that the Company was required to file with the Commission since its initial registration of Common Stock with the Commission.

h. As of the date hereof and as of immediately prior to the Closing, the authorized share capital of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), the authorized share capital of the Company will consist of 100,000,000 shares of Common Stock and 1,000,000 Preferred Shares. As of the date hereof and as of immediately prior to the Closing: (i) 31,150,254 shares of Common Stock and no Preferred Shares were issued and outstanding; (ii) 7,374,938 warrants, each exercisable to purchase a whole share of Common Stock at $11.50 per full share (the “Warrants”), were issued and outstanding; and (iii) no shares of Common Stock subject to issuance upon exercise of outstanding options. As of the date hereof, the Company had $31,974,000 outstanding long-term indebtedness. The Company’s pro forma long-term indebtedness will be as described in the Company’s filings with the Commission. All (i) issued and outstanding Common Stock has been duly authorized and validly issued, is fully paid and non-assessable and is not subject to preemptive rights and (ii) issued and outstanding Warrants and Rights constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. As of the date hereof, except as set forth above and pursuant to the Other Subscription Agreements, this Agreement and the Merger Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Common Stock or other equity interests in the Company (collectively, “Equity Interests”) or securities convertible into or exchangeable or exercisable for Equity Interests. As of the date hereof, the Company has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting, transfer or registration of any Equity Interests, other than as contemplated by the Merger Agreement. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares, (ii) the shares to be issued pursuant to any Other Subscription Agreement, (iii) any Notes to be issued pursuant to the Notes Subscription Agreements or (iv) any shares of Common Stock issuable upon conversion of any Notes to be issued pursuant to the Notes Subscription Agreements.

i. Except for such matters as have not had and would not be reasonably expected to have a Company Material Adverse Effect or have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Notes, as of the date hereof, there is no (i) suit, action, proceeding, investigation or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company.

j. The issued and outstanding shares of Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE American under the symbol “KLR”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the NYSE American or the Commission with respect to any intention by such entity to deregister the shares of Common Stock or prohibit or terminate the listing of the shares of Common Stock on the NYSE American. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act. The Company has filed a listed application with the NYSE American for the shares of Common Stock underlying the Notes and such application has been, or prior to Closing will be, approved by the NYSE American. The Company has taken no action that is designed to terminate the registration of the shares of Common Stock under the Exchange Act.

k. Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Notes by the Company to Subscriber.

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l. Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Notes.

m. Except for the Placement Agent (as defined below), no broker or finder is entitled to any brokerage or finder’s fee or commission from the Company solely in connection with the sale of the Subscribed Notes to Subscriber.

n. Except for such matters as have not had a Company Material Adverse Effect, the Company is, and has been since its inception, in compliance with all state and federal laws applicable to the conduct of its business. The Company has not received any written, or to its knowledge, other communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except for such matters as have not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, there is no (i) action, lawsuit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental entity or arbitrator outstanding against the Company.

o. The Company has not entered into any subscription agreement, side letter or similar agreement with any investor in connection with such investor’s direct or indirect investment in the Company other than (i) the Merger Agreement, (ii) the Equity Subscription Agreements, and (iii) the Other Subscription Agreements. The Other Subscription Agreements reflect (i) the same Per Share Price and (ii) other terms with respect to the purchase of the Subscribed Notes that are no more favorable to such subscriber thereunder than the terms of this Subscription Agreement.

p. Neither the Company nor, to the Company’s knowledge, Vivial has received a Paycheck Protection Program (PPP) loan under the Coronavirus Aid, Relief, and Economic Security Act (CARES) Act.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company and the Placement Agent that:

a. Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.

b. This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

c. The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Notes and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription

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Agreement, a “Subscriber Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Notes.

d. Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9) or (12) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto and an “institutional account” as defined in FINRA Rule 4512(c), (ii) is acquiring the Subscribed Notes only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Notes as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” or an institutional “accredited investor” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Notes with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Notes.

e. Subscriber understands that the Subscribed Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Notes have not been registered under the Securities Act. Subscriber understands that the Subscribed Notes may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) following any sale of such Subscribed Notes pursuant to Rule 144 of the Securities Act (“Rule 144”) (assuming the transferor is not an affiliate of the Company), (iii) pursuant to Rule 144 if such Subscribed Notes are eligible to be sold, assigned or transferred under Rule 144 (provided that, if the Subscribed Notes have not previously been de-legended, the Subscriber provides the Company with reasonable assurances that such Subscribed Notes are eligible for sale, assignment or transfer under Rule 144 which assurances shall not require an opinion of Subscriber’s counsel), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Subscriber provides the Company with an opinion of counsel to the Subscriber, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Subscribed Notes may be made without registration under the applicable requirements of the Securities Act or (v) if the Securities Act legend below is not required under applicable requirements of the Securities Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission), and any book-entry position or certificates representing the Subscribed Notes shall not contain a legend to such effect. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Notes.

Each book entry for the Subscribed Notes shall contain a notation, and each certificate (if any) evidencing the Notes shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. NOTWITHSTANDING THE FOREGOING, THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Upon request of Subscriber, upon receipt by the Company of reasonable assurances from Subscriber that the Subscribed Notes are eligible for sale, assignment or transfer under Rule 144 which assurances shall not require an opinion of Subscriber’s counsel, the Company shall promptly cause the legend to be removed from any book-entry position or certificate evidencing the Subscribed Notes.

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f. Subscriber understands and agrees that Subscriber is purchasing the Subscribed Notes directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, any other party to the Transaction or any other person or entity (including the Placement Agent), expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement and in the Indenture, and Subscriber is not relying on any representations, warranties or covenants other than those expressly set forth herein and in the Indenture. Subscriber acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

g. In making its decision to purchase the Subscribed Notes, Subscriber has relied solely upon independent investigation made by Subscriber and upon the representations, warranties and covenants set forth herein and in the Indenture. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Notes, including with respect to the Company and the Transaction. Without limiting the generality of the foregoing, Subscriber acknowledges that Subscriber has had an opportunity to review the Company’s filings with the Commission. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Notes. Subscriber acknowledges and agrees that neither Oppenheimer & Co. Inc. acting as placement agent to the Company (the “Placement Agent”), nor any affiliate of the Placement Agent has provided Subscriber with any information or advice with respect to the Subscribed Notes nor is such information or advice necessary or desired. Neither the Placement Agent nor any of its affiliates has made or makes any representation as to the Company, Vivial, Merger Sub or the quality or value of the Subscribed Notes and the Placement Agent and any of its respective affiliates may have acquired non-public information with respect to the Company, Vivial, or Merger Sub which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Notes to Subscriber, neither the Placement Agent nor any of its affiliates has acted as a financial advisor or fiduciary to Subscriber.

h. Subscriber became aware of this offering of the Subscribed Notes solely by means of direct contact between Subscriber and the Company or by means of contact from the Placement Agent, Vivial, Merger Sub and/or their respective advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such persons (such parties referred to collectively as “Representatives”). The Subscribed Notes were offered to Subscriber solely by direct contact between Subscriber and the Company, the Placement Agent, Vivial, Merger Sub and/or their respective Representatives. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person or entity (including, without limitation, the Company, the Placement Agent, Vivial, Merger Sub and/or their respective Representatives), other than the representations and warranties contained in this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber did not become aware of this offering of the Subscribed Notes, nor were the Subscribed Notes offered to Subscriber, by any other means, and none of the Company, the Placement Agent, Vivial, Merger Sub or their respective Representatives acted as investment advisor, broker or dealer to Subscriber. Subscriber acknowledges that the Company represents and warrants that the Subscribed Notes (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

i. Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Notes. Subscriber has such knowledge and experience in financial and business

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matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Notes, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that it (i) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating our participation in the purchase of the Subscribed Notes.

j. Alone, or together with any professional advisor(s), Subscriber represents and acknowledges that Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Notes and determined that the Subscribed Notes are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

k. Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Notes or made any findings or determination as to the fairness of this investment.

l. Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC, or a person or entity prohibited by any OFAC sanctions program, or a person or entity whose property and interests in property subject to U.S. jurisdiction are otherwise blocked under any U.S. laws, Executive Orders or regulations, (ii) a person or entity listed on the Sectoral Sanctions Identifications (“SSI”) List maintained by OFAC or otherwise determined by OFAC to be subject to one or more of the Directives issued under Executive Order 13662 of March 20, 2014, or on any other of the OFAC Consolidated Sanctions Lists, (iii) an entity owned, directly or indirectly, individually or in the aggregate, 50 percent or more by one or more persons described in subsections (i) or (ii), (iv) a person or entity named on the U.S. Department of Commerce, Bureau of Industry and Security (“BIS”) Denied Persons List, Entity List, or Unverified List (“BIS Lists”) (collectively with (i) through (iv), a “Restricted Person”) or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC and BIS sanctions programs, including for Restricted Persons, and otherwise to ensure compliance with all applicable sanctions and embargo laws, statutes, and regulations. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Notes were legally derived.

m. Subscriber does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Subscriber has not entered into, any “put equivalent position” as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the Company. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any “short sales” and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of

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assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Notes covered by this Subscription Agreement.

n. If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or Section 4975 of the Code, then the Subscriber represents and warrants that neither the Company, nor any of its respective affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Notes, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Notes.

o. Subscriber at the Closing will have sufficient funds to pay the Purchase Price pursuant to Section 2(b) of this Subscription Agreement.

p. Subscriber has not received any disclosure or offering document from the Placement Agent in connection with the offer and sale of the Subscribed Notes. In connection with the issue and purchase of the Subscribed Notes, the Placement Agent has not acted as the Subscriber’s financial advisor or fiduciary.

q. Subscriber agrees that, notwithstanding Section 7(i) of this Subscription Agreement, the Placement Agent, Vivial and Merger Sub may rely upon the representations and warranties made by Subscriber to the Company in this Subscription Agreement.

r. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase by and sale of the Subscribed Notes hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of the Subscribed Notes hereunder.

s. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s Common Stock prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

t. Except for the representations and warranties contained in this Section 4, Subscriber makes no express or implied representation or warranty, and Subscriber hereby disclaims any such representation or warranty with respect to the execution and delivery of this Subscription Agreement and the consummation of the transactions contemplated herein.

5. Registration of Subscribed Notes.

a. The Company agrees that, prior to the Closing Date (the “Filing Deadline”), the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of all of the shares of Common Stock issuable upon conversion of the Subscribed Notes (the “Registrable Securities”), and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the 60th calendar day (or 90th calendar day if the Commission notifies the Company that it

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will “review” the Registration Statement) following the Filing Deadline (such date, the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Registrable Securities in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Registrable Securities as shall be reasonably requested by the Company to effect the registration of the Registrable Securities, and shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations. For the avoidance of doubt, the Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. The Company will use its commercially reasonable efforts to maintain the continuous effectiveness of the Registration Statement, and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, that another registration statement is available for the resale of the Registrable Securities, until the earliest of (i) the date on which all of the Registrable Securities may be resold without volume or manner of sale limitations pursuant to Rule 144 promulgated under the Securities Act, (ii) the date on which all of the Registrable Securities have actually been sold pursuant to Rule 144 or pursuant to the Registration Statement and (iii) the date which is three years after the Closing. For purposes of clarification, any failure by the Company to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Company of its obligations to file or effect the Registration Statement set forth in this Section 5.

b. Notwithstanding anything to the contrary in this Subscription Agreement, the Company shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require any Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, if the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event, the Company’s board of directors reasonably believes, upon the advice of external legal counsel, would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors, upon the advice of external legal counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case during any twelve-month period. Upon receipt of any written notice from the Company of the happening of any Suspension Event (which notice shall not contain material non-public information) during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Registrable Securities under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, Subscriber will deliver to the Company or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Registrable Securities in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Registrable Securities shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies

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stored electronically on archival servers as a result of automatic data back-up. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Subscriber in connection with any sale of Registrable Securities with respect to which the Subscriber has entered into a contract for sale, prior to the Subscriber’s receipt of the notice of a Suspension Event and for which the Subscriber has not yet settled.

c. The Company shall, notwithstanding any termination of this Subscription Agreement, indemnify, defend and hold harmless Subscriber (to the extent a seller under the Registration Statement), and its officers, directors and agents, and each person who controls Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable external attorneys’ fees) and expenses (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, or (ii) any violation or alleged violation by the Company of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 5, except to the extent, but only to the extent, that such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein or Subscriber has omitted a material fact from such information or otherwise violated the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by a Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Company in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a freewriting prospectus (as defined in Rule 405) that was not authorized in writing by the Company, or (D) in connection with any offers or sales effected by or on behalf of a Subscriber in violation of Section 5(b) of this Subscription Agreement. The Company shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which the Company is aware. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Registrable Securities by Subscriber.

d. If the total number of shares of Common Stock that the Subscriber and any other person(s) intend to include in an underwritten offering exceeds the number of shares of Common Stock that can be sold in an underwritten offering without being likely to have an adverse effect on the price, timing or distribution of shares of the Common Stock offered or the market for the shares of Common Stock, then the shares of Common Stock to be included in such offering shall include the number of shares of Common Stock that the managing underwriter of the offering advises the Company can be sold without having such adverse effect, with such number to be allocated (i) first, to the Company or other party or parties requesting or initiating such registration or to any other holder of securities of the Company having rights of registration pursuant to an existing registration rights agreement and (ii) second, by the Subscriber who has requested participation in such underwritten offering and by the other holders of shares of Common Stock with registration rights entitling them to participate in such underwritten offering, allocated among the Subscriber, the Other Subscribers and other holders pro rata on the basis of the number of shares of Common Stock proposed to be sold by each applicable holder in such underwritten offering (based, for each such participant, on the percentage derived by dividing (x) the number of shares of Common Stock proposed to be sold by such

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participant in such underwritten offering by (y) the aggregate number of shares of Common Stock proposed to be sold by all participants in such underwritten offering) or in such manner as they may agree.

e. Subscriber shall, severally and not jointly with any Other Subscriber, indemnify and hold harmless the Company, its directors, officers, agents and employees, and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any prospectus included in the Registration Statement, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading to the extent, but only to the extent, that such untrue statements or omissions are based upon information regarding Subscriber furnished in writing to the Company by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). In no event shall the liability of any Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Notes giving rise to such indemnification obligation. Subscriber shall notify the Company promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 5 of which Subscriber is aware of which Subscriber shall seek indemnification under this Subscription Agreement; provided that the failure by Subscriber to give such notice shall not relieve the Company of its indemnification obligations hereunder, except to the extent that the failure to give such notice is materially prejudicial to the Company’s ability to defend such claim or litigation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the transfer of the Subscribed Notes by Subscriber.

f. Any person or entity entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement), which settlement shall not include a statement or admission of fault and culpability on the part of such indemnified party, and which settlement shall include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

g. If the indemnification provided under this Section 5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable

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considerations; provided, however, that the liability of the Subscriber shall be limited to the net proceeds received by such Subscriber from the sale of Registrable Securities giving rise to such indemnification obligation. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses shall be deemed to include, subject to the limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(g) from any person or entity who was not guilty of such fraudulent misrepresentation.

h. For purposes of this Section 5 of this Subscription Agreement, “Subscriber” shall include any affiliate of the Subscriber to which the rights under this Section 5 shall have been duly assigned.

6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of the Company and the Subscriber to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transaction, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived (to the extent a valid waiver is capable of being issued) by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated, or (d) 11:59 p.m. prevailing Eastern time on July 31, 2021 (the “Outside Date”) if the Closing shall not have occurred prior to such time; provided, that nothing herein will relieve any party from liability for any willful breach hereof (including, for the avoidance of doubt, Subscriber’s or the Company’s willful breach of Section 2(c) of this Subscription Agreement with respect to its representations, warranties and covenants as of the date of the Closing) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof.

7. Miscellaneous.

a. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient; provided, that such notice, request, demand, claim or other communication is also sent to the recipient pursuant to clauses (i), (iii) or (iv) of this Section 7(a), (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a).

b. Subscriber acknowledges that the Company and the Placement Agent will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company and the Placement Agent if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects.

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The Company acknowledges that Subscriber and others (including Placement Agent) will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

c. Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

d. Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

e. Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Notes acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transaction). Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement: (i) to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Subscriber or affiliate) or, (ii) with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief, and such assignee agrees in writing to be bound by the terms hereof.

f. All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

g. The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Notes, and Subscriber shall provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures provided that Company agrees to keep any such information provided by Subscriber confidential.

h. This Subscription Agreement may not be amended, modified, waived or terminated except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No consideration (other than reimbursement of legal fees) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Subscription Agreement or any Other Subscription Agreement unless the same consideration also is offered to all of the parties thereto (as the case may be). From the date hereof and until the Closing, the Company shall not be permitted to receive any consideration from any Other Subscriber that is not otherwise contemplated in such Other Subscription Agreement as in effect as of the date hereof in order to, directly or indirectly, induce the Company or any Subsidiary (i) to treat such Other Subscriber in a manner that is more favorable than the Subscriber, or (ii) to treat the Subscriber in a manner that is less favorable than any Other Subscriber; provided, however, that the determination of whether the Subscriber has been treated more or less favorably than any Other Subscriber shall disregard any other securities (other than the Subscribed Notes) of the Company purchased by the Subscriber or Other Subscriber, respectively.

i. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, except that any confidentiality agreement with respect to the Subscriber or its affiliates shall remain in full force and effect.

j. Benefit.

(i) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal

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representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(ii) The parties hereto agree that the Placement Agent is an express third-party beneficiary of its express rights in Section 3, Section 4, Section 7(h) and this Section 7(j) of this Subscription Agreement. Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(c) this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. Each party hereto further agrees that the none of the parties hereto or the Placement Agent shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 7(j), and each party hereto irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

k. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect so long as this Subscription Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Prior to or at the Closing, Subscriber shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

l. This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

m. Remedies.

(i) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(ii) Each of the parties hereto shall be entitled to seek and obtain equitable relief, without proof of actual damages, including an injunction or injunctions or order for specific performance to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement to cause Subscriber to fund the Purchase Price and cause the Closing to occur if the conditions in Section 2(c) this Subscription Agreement have been satisfied or, to the extent permitted by applicable law, waived. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this paragraph (m) is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific

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performance, including the defense that a remedy at law would be adequate. In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.

n. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

o. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

p. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the state courts of New York or in the federal courts located in the state and county of New York (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this subscription agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

q. This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations

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or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.

r. The Company shall, by 9:00 a.m., New York City time, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, all material terms of the transactions contemplated hereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. From and after the issuance of the Disclosure Document, Subscriber shall not be in possession of any material, non-public information received from the Company or any of its officers, directors or employees or the Placement Agent. In addition, effective upon the filing of the Disclosure Document, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Subscriber or any of its affiliates, on the other hand, shall terminate. Notwithstanding the foregoing, the Company shall not publicly disclose the name of Subscriber or any affiliate or investment advisor of Subscriber, or include the name of Subscriber or any affiliate or investment advisor of Subscriber in any press release or in any filing with the Commission or any regulatory agency or trading market, without the prior written consent (including by e-mail) of Subscriber, except as required by the federal securities laws, rules or regulations and to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under New York Stock Exchange regulations, in which case the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subject to the limitations of Section 8(a) hereof, Subscriber hereby consents to the publication and disclosure in (x) any Form 8-K filed by the Company with the Commission in any filing with the Commission made in connection with the Merger Agreement and the Transaction, including any proxy statement, prospectus or registration statement related thereto or any other filing with the Commission pursuant to applicable securities laws, and (y) any other documents or communications, including press-releases, provided by the Company in connection with the Transaction, of Subscriber’s name and identity and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Subscription Agreement and, if deemed required or appropriate by the Company, a copy of this Subscription Agreement.

s. The obligations of Subscriber under this Subscription Agreement and the Other Subscribers under each Other Subscription Agreement, respectively, are several and not joint, and the Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under any Other Subscription Agreement. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or any Other Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscriber and the Other Subscribers as, and the Company acknowledges that the Subscriber and the Other Subscribers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Subscriber and the Other Subscribers are in any way acting in concert or as a group or entity, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Subscription Agreement or any Other Subscription Agreement or any matters, and the Company acknowledges that the Subscriber and the Other Subscribers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of the Subscriber to purchase Subscribed Notes pursuant to this Subscription Agreement has been made by the Subscriber independently of any Other Subscriber. The Subscriber acknowledges that no Other Subscriber has acted as agent for the Subscriber in connection with the Subscriber making its investment hereunder and that no Other Subscriber will be acting as agent of the Subscriber in connection with monitoring the Subscriber’s investment in the Subscribed Notes or enforcing its rights under this Subscription Agreement. The Company and the Subscriber confirm that Subscriber has independently participated with the Company and its Subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own

19

counsel and advisors. Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber to be joined as an additional party in any proceeding for such purpose.

8. Additional Agreements.

a. Neither the Company nor any of its affiliates and subsidiaries (if any) (collectively, the “Company Group”) shall identify, or permit any of its employees, agents or representatives to identify, the Subscriber (whether in connection with the Company or in the Subscriber’s capacity as an investor in the Company) in any written or oral public communications or issue any press release or other disclosure of the Subscriber’s name or the name of any of its affiliates, or any derivative of any of the foregoing names (collectively, the “Investor Names”), in each case except (i) the Registration Statement, (ii) as authorized in writing by the Subscriber in each such instance (electronic mail to suffice) or (iii) as required by applicable law, legal process or regulatory request (“Applicable Law”); provided, that such disclosing member of the Company Group as soon as practicable notifies the Subscriber of such requirement (except where prohibited by Applicable Law) so that the Subscriber (or its applicable affiliate) may seek a protective order or other appropriate remedy prior to such disclosure. Notwithstanding the foregoing, the Company may make disclosures to an auditor or governmental or regulatory authority pursuant to any routine investigation, inspection, examination or inquiry without providing the Subscriber with any notification thereof, unless the Subscriber is the subject of any such investigation, inspection, examination or inquiry (in which case the preceding sentence shall govern).

[Signature pages follow.]

20

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

KALEYRA, INC.

By:
Name:
Title:
Address for Notices:
[●]

Signature Page to Kaleyra, Inc. Subscription Agreement

SUBSCRIBER:
Signature of Subscriber:

By:
Name:
Title:
Date:
Name of Subscriber:
(Please print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered
(if different):
Email Address:
Subscriber’s EIN:

Jurisdiction of residency:

Aggregate Principal Amount of Subscribed
Notes subscribed for:
Aggregate Purchase Price:	$

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

Signature Page to Kaleyra, Inc. Subscription Agreement

ANNEX A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Annex A should be completed and signed by Subscriber and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the box, if applicable)
☐	Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

B.	FINRA INSTITUTIONAL INVESTOR STATUS (Please check the box)
☐	Subscriber is a “institutional investor” (as defined in FINRA Rule 2111).

C.	ACCREDITED INVESTOR STATUS (Please check the box)
☐

Subscriber is an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and has marked and initialed the appropriate box below indicating the provision under which it qualifies as an “accredited investor.”

D.	AFFILIATE STATUS
(Please	check the applicable box)

SUBSCRIBER:

☐ is:

☐ is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

1.	A natural person whose individual net worth, or joint net worth with his or her spouse, exceeds $1,000,000, on the date hereof, in each case (a) not including as an asset the value of the primary residence of such person, (b) not including as a liability indebtedness that is secured by the primary residence of such person up to the estimated fair market value of such residence (unless the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, in which case, the amount of such excess shall be included as a liability), and (c) including as a liability indebtedness that is secured by the primary residence of such person in excess of the estimated fair market value of such residence.
2.	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same level of income in the current year.

A-1

3.	A natural person who holds in good standing a Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certification administered by the Financial Industry Regulatory Authority, Inc., or any other professional certification or designation or credential from an accredited educational institution that the SEC has designated on its website as qualifying an individual for accredited investor status.
4.	A natural person who is a “knowledgeable employee” of the Company as defined in Rule 3(c)-5(a)(4) under the Investment Company Act.
5.	An investment adviser that is (i) registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”) or pursuant to the laws of a state or (ii) relying on the exemption from registering with the SEC under Section 203(l) (the “venture capital fund adviser” exemption) of, or Rule 203(m)-1 (the “private fund adviser” exemption) under, the Advisers Act.
6.	Any corporation, limited liability company, Massachusetts or similar business trust, partnership or any organization described in Section 501(c)(3) of the Internal Revenue Code, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.
7.	A private business development company (as defined in Section 202(a)(22) of the Advisers Act.
8.	Any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act.
9.	(a) A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity; (b) any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (c) an insurance company as defined in Section 2(13) of the 1933 Act; (d) an investment company registered under the Investment Company Act or a business development company as defined in Section 2(a)(48) of the Investment Company Act; (e) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; (f) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; or (g) an employee benefit plan within the meaning of Title I of ERISA and (i) the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company or registered investment advisor, (ii) the employee benefit plan has total assets in excess of $5,000,000, or (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors.”
10.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person. For purposes of this exemption, a sophisticated person is one who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

A-2

11.	An entity of a type not described in Sections 5 through 9, above, with total assets in excess of $5,000,000, not formed for the specific purpose of making an investment in the Company, owning not less than $5,000,000 in “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act.
12.	An entity in which all the equity owners are accredited investors under the above subsections and each owner completes and executes a separate Exhibit B-1. Please note that members in any limited liability company or limited partners in any limited partnership that is investing in the Company are considered “equity owners.”
13.	A director, executive officer or manager of the Company.
14.	A “family office,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of making an investment in the Company, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.
15.	A “family client,” as defined in Rule 202(a)(11)(G)-1 under the Advisers Act, or a “family office,”[1] as each term is defined in Rule 202(a)(11)(G)-1 under the Advisers Act, whose prospective investment in the Company is directed by a person at such family office who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

[Specify which tests: ]

SUBSCRIBER:
Print Name:
By:
Name:
Title:

[1]

For the purposes of this item, such a “family office” must (i) have assets under management in excess of $5,000,000 and (ii) not have been formed for the specific purpose of making an investment in the Company.

A-3

EXHIBIT A

[Form of Indenture]

A-1

EXHIBIT A

KALEYRA, INC.

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of [                ], 2021

6.125% Convertible Senior Notes due 2026

i

		PAGE
Section 17.13	Waiver of Jury Trial	69
Section 17.14	Force Majeure	69
Section 17.15	Calculations	69
Section 17.16	USA PATRIOT Act	69
Section 17.17	Tax Withholding	70

EXHIBIT

Exhibit A	Form of Note	A-1

INDENTURE dated as of [                ], 2021 between KALEYRA, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01) and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.125% Convertible Senior Notes due 2026 (the “Notes”), initially in an aggregate principal amount not to exceed $200,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal agreement of the Company and the Trustee, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 14.14(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the issue date of the Notes, directly or indirectly managed or advised by a Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Common Stock would or could be aggregated with such Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Exchange Act. For clarity, the purpose of the foregoing is to subject collectively such Holder and all other Attribution Parties to the Maximum Percentage.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity; provided that debt securities that are convertible into or exchangeable for Capital Stock shall not constitute Capital Stock prior to their conversion or exchange, as the case may be.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the Common Stock of the Company, par value $0.0001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Mandatory Conversion Condition” means the conditions required for the Company to cause Notes to be converted pursuant to Section 14.03(a).

2

“Company Order” means a written order of the Company, signed on behalf of the Company by an Officer and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01.

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at Wilmington Trust, National Association, Global Capital Markets, 50 South Sixth Street, Suite 1290, Minneapolis, Minnesota 55402, Attention: Kaleyra Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “KLR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(b) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.14(b), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

3

“Eligible Market” “Eligible Market” means The New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors).

“Equity Conditions” means, with respect to a given date of determination: (i) on each day during the period beginning thirty (30) calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (the “Equity Conditions Measuring Period”) either (x) one or more registration statements filed with the Commission pursuant to the Subscription Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any shares of Common Stock previously sold pursuant to such prospectus deemed unavailable) for the resale of all shares of Common Stock to be issued in connection with the event requiring this determination (without regard to any limitations on conversion set forth herein) (a “Required Minimum Securities Amount”) or (y) all shares of Common Stock issuable upon conversion of the applicable Notes shall be eligible for sale pursuant to Rule 144 of the Securities Act, without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes) and the Company is then current with its filings with the Commission; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Notes) is listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Company falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Stock is then listed or designated for quotation, as applicable; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered all shares of Common Stock issuable upon conversion of the Notes on a timely basis in accordance herewith; (iv) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Notes being redeemed in the event requiring this determination) may be issued in full without violating Section 14.13 hereof; (v) any shares of Common Stock to be issued in connection with the event requiring determination (or issuable upon conversion of the portion of the Notes being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Stock is then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Change (as defined in the Indenture) shall have occurred which has not been abandoned, terminated or consummated; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause (1) any registration statement required to be filed with the Commission pursuant to the Subscription Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of all shares of Common Stock issuable upon conversion of the applicable Notes in accordance with the terms of the Subscription Agreement or (2) any shares of Common Stock issuable upon conversion of the applicable Notes to not be eligible for sale pursuant to Rule 144 without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Notes) and the Company is then current with its filings with the Commission, (viii) none of the Holders shall be in possession of any material, non-public information provided to any of them by the Company, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Company otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document, including, without limitation, the Company shall not have failed to timely make any payment pursuant to any, Transaction Document; (x) on each Trading Day during the Equity Conditions Measuring Period, there shall not have occurred any Volume Failure as of such applicable date of determination; (xi) on the applicable date of determination all shares of Common Stock to be issued in connection with the event requiring this determination

4

(or issuable upon conversion of the portion of this Note being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full from the authorized and available shares of Common Stock of the Company; (xii) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist an Event of Default (as defined in the Indenture) or an event that with the passage of time or giving of notice would constitute an Event of Default; or (xiii) the shares of Common Stock issuable pursuant to the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

“Equity Conditions Failure” means, with respect to any date of determination, the Equity Conditions have not been satisfied (or waived in writing by the applicable Holder).

“Equity Conditions Measuring Period” shall have the meaning specified in the definition of “Equity Conditions.”

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 14.12.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs prior to the Maturity Date:

(a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company and its Wholly Owned Subsidiaries, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Common Stock representing more than 50% of the voting power of the Common Stock;

(b) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or changes solely in par value) as a result of which the

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Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that neither (x) a transaction described in clause (A) or (B) in which the holders of all classes of the Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction nor (y) any merger of the Company solely for the purpose of changing its jurisdiction of incorporation that results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of Common Stock of the surviving entity shall be a Fundamental Change pursuant to this clause (b);

(c) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d) the Common Stock (or other Common Equity underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clauses (a) or (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes Reference Property for the Notes, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights (subject to the provisions of Section 14.02(a)). Any event, transaction or series of related transactions that constitute a Fundamental Change under both clause (a) and clause (b) above (determined without regard to the proviso in clause (b) above) shall be deemed to be a Fundamental Change solely under clause (b) above (and, for the avoidance of doubt, shall be subject to the proviso in clause (b) above). If any transaction in which the Common Stock is replaced by the equity securities of another entity occurs, references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“Global Note” shall have the meaning specified in Section 2.05(b).

“Group” means a “group” as that term is used in Section 13(d) of the Exchange Act and as defined in Rule 13d-5 thereunder.

“Holder”, as applied to any Note, or other similar terms, means any Person in whose name at the time a particular Note is registered on the Note Register (and in the case of a Global Note and solely with respect to Section 6.12 and Section 14.13, the indirect holder of Notes held through its participant).

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“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Make-Whole Amount” means, with respect to the voluntary conversion of any Note, in an amount denominated in U.S. dollars, the sum of all regularly scheduled interest payments, if any, due on such Note on each Interest Payment Date occurring after the Conversion Date for such conversion and before [                ], 2025; provided, however, that for these purposes, the amount of interest due on the Interest Payment Date immediately after such Conversion Date will be deemed to be the following amount: (x) if such Conversion Date is prior to [                ], 2024, an amount equal to twelve months of interest, (y) if such Conversion Date is on or after [                ], 2024, any accrued and unpaid interest, if any, at such Conversion Date, plus any remaining amounts that would be owed to, but excluding, [                ], 2025, including all regularly scheduled interest payments and (z) if such Conversion Date is on or after [                ], 2025, an amount equal to zero.

“Interest Payment Date” means each [                ] and [                ] of each year, beginning on [                ], 2021.

“Last Reported Sale Price” of the Common Stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or such other security) is traded. If the Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.14(a).

“Mandatory Conversion” means a conversion pursuant to Section 14.03(a).

“Mandatory Conversion Date” means the Conversion Date for a Mandatory Conversion, as provided in Section 14.03(c).

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock. Any suspension or limitation shall exclude any short sale price limitations triggered under Regulation SHO Rule 201 (adopted February 26, 2010) on the Common Stock, in any options Contract or future contracts where applicable.

“Maturity Date” means [                ], 2026.

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“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the Treasurer, the Secretary, any assistant Treasurer, any assistant Secretary, General Counsel, any Assistant General Counsel, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed on behalf of the Company by an Officer of the Company that meets the requirements of Section 17.05.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, that is delivered to the Trustee.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d) Notes surrendered for purchase in accordance with Article 15 for which Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e) Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(f) Notes repurchased by the Company pursuant to the last sentence of Section 2.10 after the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in minimum denominations of $1,000 principal amount and integral multiples in excess thereof.

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“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Physical Settlement Method” means, with respect to any conversion of Notes, the Physical Settlement.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Registrable Securities” shall have the meaning set forth in the Subscription Agreement.

“Regular Record Date,” with respect to any Interest Payment Date, means the [                ] or [                ] (whether or not such day is a Business Day) immediately preceding the applicable [                ] or [                ] Interest Payment Date, respectively.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Legend” shall have the meaning specified in Section 2.05(d).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Settlement Amount” has the meaning specified in Section 14.02(a)(i).

“Share Exchange Event” has the meaning specified in Section 14.07(a).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02(w) of Regulation S-X under the Exchange Act as in effect on the date of this

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Indenture; provided that, in the case of a Subsidiary of the Company that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income (or loss) from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $20,000,000.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.14(c).

“Subscription Agreement” means, collectively, the Subscription Agreements dated as of the date hereof, each between the Company and the Subscriber defined therein.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

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“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Volume Failure” means, with respect to a particular date of determination, the aggregate daily dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market on any Trading Day during the twenty (20) Trading Day period ending on the Trading Day immediately preceding such date of determination (such period, the “Volume Failure Measuring Period”), is less than $2,000,000 (as adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the Subscription Date). All such determinations to be appropriately adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions during such Volume Failure Measuring Period.

“Wholly Owned Subsidiary” means, with respect to any Person, any direct or indirect Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”, the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02 References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be designated as the “6.125% Convertible Senior Notes due 2026.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $200,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be

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required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect repurchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03 Date and Denomination of Notes; Payments of Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b) The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the contiguous United States, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c) Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i) The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the

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aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility for the calculation of the Defaulted Amounts.

(ii) The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or other electronic signature of one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

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Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee or Note Registrar and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed on a Holder by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion or (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c), all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c) Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Legend (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c) and Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

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(d) Each Global Note shall bear a legend in substantially the following form (the “Restrictive Legend”) (or any similar legend, not inconsistent with this Indenture, required by the Depositary for such Global Note):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF KALEYRA, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration

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provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend required by this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number. The Restrictive Legend set forth above and affixed on any Note will be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom upon the Company’s delivery to the Trustee of written notice to such effect, without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note will be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. Without limiting the generality of any other provision of this Indenture, the Trustee will be entitled to receive an instruction letter from the Company before taking any action with respect to effecting any such mandatory exchange or other process. The Company and the Trustee reserve the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that any proposed transfer of any Note is being made in compliance with the Securities Act and applicable state securities laws.

The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the first sentence of the immediately preceding paragraph have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Legend specified in this Section 2.05(c) and shall not be assigned (or deemed assigned) a restricted CUSIP number.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

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At such time as all interests in a Global Note have been converted, canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Conversion Agent or any other agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to, or upon the order of, the registered Holder(s) (which shall be the Depositary or its nominee in the case of a Global Note).

The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the Applicable Procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(e) Any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF KALEYRA, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

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(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(f) Any Note or Common Stock issued upon conversion or exchange of a Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).

(g) Notwithstanding anything contained herein to the contrary, neither the Trustee nor the Note Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of, or exemptions from, the Securities Act, applicable state securities laws or other applicable law.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating

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agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07 Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes upon the written request of the Company. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08 Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, registration of transfer or exchange or conversion (other than any Notes exchanged pursuant to Section 14.12), if surrendered to any Person that the Company controls other than the Trustee, to be surrendered to the Trustee for cancellation and they will no longer be considered outstanding under this Indenture upon their payment at maturity, registration of transfer or exchange or conversion. All Notes delivered to the Trustee shall be canceled promptly by it. Except for any Notes surrendered for registration of transfer or exchange, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures. After such cancellation, the Trustee shall deliver a certificate of such cancellation to the Company, at the Company’s written request in a Company Order.

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Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the CUSIP numbers as they appear on any Note, notice or elsewhere and that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the CUSIP numbers.

Section 2.10 Additional Notes; Repurchases. The Company may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price and interest accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities laws purposes, such additional Notes shall have one or more separate CUSIP, ISIN or other identifying numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Sections 10.05 and 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law and without the consent of Holders, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company may, at its option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the Trustee for cancellation in accordance with Section 2.08 any Notes that the Company may repurchase, in the case of a reissuance or resale, so long as such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are held by the Company, any of its Subsidiaries or its Affiliates or any Subsidiary of any of such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture) unless and until such time the Company surrenders them to the Trustee for cancellation in accordance with Section 2.08 and, upon receipt of a written order from the Company, the Trustee shall cancel all Notes so surrendered.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01 Satisfaction and Discharge. This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments reasonably requested by the Company acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) after the Notes have (x) become due and payable, whether on the Maturity Date, on any Fundamental Change Repurchase Date or otherwise and/or (y) been converted (and the related consideration due upon conversion has been determined), the Company has deposited with the Trustee cash and/or has delivered to Holders shares of Common Stock, as applicable, (in the case of Common Stock, solely to satisfy the Company’s Conversion Obligation) sufficient, without consideration of reinvestment, to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and

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discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any, of the Settlement Amounts owed upon conversion of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Notwithstanding anything to the contrary contained in this Indenture, the Company or Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal, premium or Interest or Defaulted Amounts payments hereunder.

Section 4.02 Maintenance of Office or Agency. The Company will maintain in the contiguous United States an office or agency (which may be an office of the Trustee or an affiliate of the Trustee) where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the contiguous United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as a place where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (if applicable) or for conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be made; provided that no office of the Trustee shall be a place for service of legal process on the Company.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

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(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) and premium, if any of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust;

provided, that a Paying Agent appointed as contemplated under Section 15.02(f) shall not be required to deliver any such instrument.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) or such accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be made in immediately available funds and received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price, if applicable) and accrued and unpaid interest, if any, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d) Subject to applicable law, any money deposited with the Trustee, the Conversion Agent or any Paying Agent, or any money and shares of Common Stock then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Fundamental Change Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust and the Trustee shall have no further liability with respect to such funds; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee, the Conversion Agent or such Paying Agent with respect to such trust money, and all liability of the Company as trustee with respect to such trust money and shares of Common Stock, shall thereupon cease.

Section 4.05 Corporate Existence. Subject to Article 11, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with the organizational documents (as the same may be amended from time to time) of the Company.

Section 4.06 Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares

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of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide without cost to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

(b) The Company shall deliver to the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Notwithstanding the foregoing, the Company shall in no event be required to deliver to, or otherwise provide or disclose to, the Trustee or any Holder any information for which the Company is requesting (assuming such request has not been denied), or has received, confidential treatment from the Commission, or any correspondence with the Commission. Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be delivered to the Trustee for purposes of this Section 4.06(b) at the time such documents are filed via the EDGAR system (or such successor); provided that the Trustee shall have no obligation to determine whether such documents or reports have been filed via the EDGAR system.

(c) Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07 Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal or premium of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08 Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2021) an Officer’s Certificate stating whether the signers thereof have knowledge of any failure by the Company to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.

In addition, the Company shall deliver to the Trustee within 30 days after an officer of the Company becomes aware of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured.

Section 4.09 Registration Rights. The Company agrees that the Holders from time to time of Registrable Securities are entitled to the benefits of Section 5 of the Subscription Agreement. By its acceptance thereof, the Holder of Registrable Securities will have agreed to be bound by the terms of the applicable Subscription Agreement relating to such Registrable Securities.

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Section 4.10. Compliance with Laws. The Company shall comply with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of its respective businesses and the ownership of its respective properties, except for such non-compliances as could not singly or in the aggregate reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Company.

Section 4.11. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or properties of it and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a lien upon the property of the Company.

Section 4.12. Further Instruments and Acts. Upon request of the Trustee, Paying Agent or Conversion Agent, the Company will execute and deliver such further instruments and do such further acts, at its sole expense, as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01 Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 10 days after each [                ] and [                ] in each year beginning with [                ], 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 10 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02 Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a) default in any payment of interest on any Note when due and payable, and the default continues for a period of thirty (30) days;

(b) default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon any required repurchase, upon declaration of acceleration or otherwise;

(c) failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture, and such failure continues for three (3) Business Days;

(d) failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) when due, and such failure continues for two (2) Business Days;

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(e) failure by the Company to comply with its obligations under Article 11;

(f) failure by the Company for 60 days after receipt by the Company of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g) default by the Company or any Significant Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in each case, after the expiration of any applicable grace period, if such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of Notes then outstanding in accordance with this Indenture;

(h) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(i) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days.

Section 6.02 Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, of and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

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The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal or interest of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the uncured nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon. Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay and/or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03 Additional Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to: (i) 2.00% per annum of the principal amount of the Notes outstanding for each day during the period beginning on, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which such Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 180th day immediately following, and including, the date on which such Event of Default first occurs and (ii) if such Event of Default has not been cured or validly waived prior to the 181st day immediately following, and including, the date on which such Event of Default first occurs, 0.50% per annum of the principal amount of Notes outstanding for each day during the period beginning on, and including, the 181st day immediately following, and including, the date on which such Event of Default first occurs and ending on the earlier of (x) the date on which the Event of Default is cured or validly waived in accordance with this Article 6 and (y) the 360th day immediately following, and including, the date on which such Event of Default first occurs. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes and shall accrue on all outstanding Notes from, and including, the date on which the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) first occurs to, and including, the 360th day thereafter (or such earlier date on which such Event of Default is cured or validly waived in accordance with this Article 6). On the 361st day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or validly waived in accordance with this Article 6 prior to such 361st day), such Additional Interest shall cease to accrue and the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company has elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

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In order to elect to pay Additional Interest as the sole remedy during the first 360 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent in an Officer’s Certificate of such election on or before the open of business on the Business Day immediately succeeding the date on which such Event of Default first occurs. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02. The Officer’s Certificate under this Section 6.03 shall state (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

Section 6.04 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such

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Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05 Application of Monies Collected by Trustee. Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee, including its agents and counsel, under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of any interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) payable upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Holders based on the aggregate principal amount of Notes held thereby;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06 Proceedings by Holders. Except to enforce (x) the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price), premium or interest when due, or (y) the

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right to receive payment or delivery of the consideration due upon conversion and/or the conversion mechanics, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a) such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b) Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c) such Holders shall have offered, and, if requested, provided, to the Trustee such security or indemnity satisfactory to the Trustee against any loss, liability or expense to be incurred therein or thereby;

(d) the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e) no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are prejudicial to any other Holder), or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

Section 6.07 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any

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Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders. The Trustee may maintain a proceeding even if it does not possess any Notes or does not produce any Notes in the proceeding.

Section 6.09 Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability or for which it has not received indemnity or security satisfactory to the Trustee against loss, liability or expense (it being understood that the Trustee does not have an affirmative duty to determine whether any direction is prejudicial to any Holder). The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes (x) waive any past Default or Event of Default hereunder and its consequences except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected; and (y) rescind any resulting acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default (other than nonpayment of the principal of, and interest on, the Notes that have become due solely by such acceleration) have been cured or waived. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10 Notice of Defaults. The Trustee shall, after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, deliver to all Holders notice of such Default within 90 days after such Responsible Officer obtains such knowledge, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding

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determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

Section 6.12 Company’s Failure to Timely Convert. If at any time from and after the issue date of the Notes, the Company shall fail, for any reason or for no reason, on or prior to the second (2nd) Trading Day after receipt of the applicable Conversion Notice (the “Share Delivery Deadline”), either (I) if the Company’s stock transfer agent (the “Transfer Agent”) is not participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, to issue and deliver to such Holder (or its designee) a certificate for the number of shares of Common Stock to which such Holder is entitled and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit such Holder’s or its designee’s balance account with DTC for such number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion of such portion of the applicable Note or (II) after the initial effective date of the registration statement filed pursuant to the Subscription Agreement, if the registration statement covering the resale of the shares of Common Stock that are the subject of the Conversion Notice (the “Unavailable Conversion Shares”) is not available for the resale of such Unavailable Conversion Shares and the Company fails to promptly, but in no event later than as required pursuant to the Subscription Agreement (x) notify such Holder and (y) deliver the shares of Common Stock electronically without any restrictive legend by crediting such aggregate number of shares of Common Stock to which such Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Delivery Failure”), then, in addition to all other remedies available to such Holder, (X) the Company shall pay in cash to such Holder on each day after the Share Delivery Deadline that the issuance of such shares of Common Stock is not timely effected an amount equal to 1% of the product of (A) the sum of the number of shares of Common Stock not issued to such Holder on or prior to the Share Delivery Deadline and to which such Holder is entitled, multiplied by (B) any trading price of the Common Stock selected by such Holder in writing as in effect at any time during the period beginning on the applicable date of such Conversion Notice and ending on the applicable Share Delivery Deadline, and (Y) such Holder, upon written notice to the Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, all, or any portion, of such Notes that has not been converted pursuant to such Conversion Notice; provided that the voiding of a Conversion Notice shall not affect the Company’s obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 6.12 or otherwise. In addition to the foregoing, from and after the issue date of the Notes, if on or prior to the Share Delivery Deadline either (A) the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver to such Holder (or its designee) a certificate and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, the Transfer Agent shall fail to credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below or (B) a Notice Failure occurs, and if on or after such Share Delivery Deadline such Holder purchases (in an open market transaction or otherwise) shares of Common Stock corresponding to all or any portion of the number of shares of Common Stock issuable upon such conversion that such Holder is entitled to receive from the Company and has not received from the Company in connection with such Delivery Failure or Notice Failure, as applicable (a “Buy-In”), then, in addition to all other remedies available to such Holder, the Company shall, within two (2) Business Days after receipt of such Holder’s request and in such Holder’s discretion, either: (I) pay cash to such Holder in an amount equal to such Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit to the balance account of such Holder or

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such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) (and to issue such shares of Common Stock) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to such Holder a certificate or certificates representing such shares of Common Stock or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder’s conversion hereunder (as the case may be) and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of shares of Common Stock multiplied by (y) the lowest Closing Sale Price of the Common Stock on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (ii). Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the conversion of this Note as required pursuant to the terms hereof. Neither the Trustee nor the Conversion Agent has any duty to determine whether a Notice Failure, Delivery Failure or Buy-In has occurred, calculate or verify the calculations of Buy-In Price or notify Holders of any of the foregoing.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii) in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

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(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred;

(g) in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(h) in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Conversion Agent or transfer agent.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a) The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, judgment, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company. Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance on such advice or Opinion of Counsel.

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, judgment, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such

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further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine in its reasonable judgment to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day after reasonable notice, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder, and the permissive rights of the Trustee enumerated herein shall not be construed as duties.

(f) The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(g) The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default (except in the case of a Default or Event of Default in payment of scheduled principal of, premium, if any, or interest on, any Note) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default (and stating the occurrence of a Default or Event of Default) is actually received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that it is a “Notice of Default”.

(i) The Trustee shall not be responsible or liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

(j) The Trustee shall not be responsible or liable for any action taken or omitted by it in good faith at the direction of the holders of not less than a majority in principal amount of the Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(k) Neither the Trustee nor any of its directors, officers, employees, agents or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, or any of their respective directors, members, officers, agents, affiliates or employee, nor shall it have any liability in connection with the malfeasance or nonfeasance by such party. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties as set forth herein as a result of any inaccuracy or incompleteness.

(l) In no event shall the Trustee be responsible or liable for punitive, special, indirect, incidental or any consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence as determined by a final order of a court of competent jurisdiction. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been actually received by the Trustee at the Corporate Trust Office of the Trustee, from the Company or any Holder of the Notes, and such notice references the Notes and this Indenture and states that is a “Notice of Default.”

(m) Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

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Section 7.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes or other transaction documents relating to the Notes and this Indenture. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture or any money paid to the Company or upon the Company’s direction under any provision of this Indenture.

Section 7.04 Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent or Note Registrar (in each case, if other than an Affiliate of the Company), in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05 Monies and Shares of Common Stock to Be Held in Trust. All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the compensation and the reasonable expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct as determined by a final order of a court of competent jurisdiction. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense (including attorneys’ fees) incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, as determined by a final order of a court of competent jurisdiction, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder (whether such claims arise by or against the Company or a third person), including the reasonable costs and expenses of defending themselves against any claim of liability in the premises or enforcing the Company’s obligations hereunder. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, the payment or conversion of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in

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Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly notify all Holders and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation to the Company, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders and at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a) In case at any time any of the following shall occur:

(i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor

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trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior lien to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to

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be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01 Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02 Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

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Section 8.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Affiliate of the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01 Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02 Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

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Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03 Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04 Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06 Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as

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provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07 No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Holders. Without the consent of any Holder, the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time amend or supplement this Indenture or the Notes in writing for one or more of the following purposes:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11;

(c) to add guarantees with respect to the Notes;

(d) to secure the Notes;

(e) to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f) to make any change that, as determined by the Board of Directors in good faith, does not materially adversely affect the rights of any Holder;

(g) in connection with any Share Exchange Event, to provide that the notes are convertible into Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h) comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act to the extent this Indenture is qualified thereunder;

(i) [reserved];

(j) provide for the appointment of a successor Trustee, Note Registrar, Paying Agent or Conversion Agent;

(k) comply with the rules of any applicable securities depositary in a manner that does not adversely affect the rights of any Holder;

(l) [reserved];

(m) increase the Conversion Rate as provided in this Indenture; or

(n) to make any change to comply with rules of the Depositary, so long as such change does not adversely affect the rights of any Holder, as certified in good faith by the Company in an Officer’s Certificate.

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Upon the written request of the Company and subject to Section 10.05, the Trustee is hereby authorized to, and shall, join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures with Consent of Holders. With the written consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the resolutions of the Board of Directors and the Trustee, at the Company’s sole expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, any supplemental indenture or the Notes or of modifying in any manner the rights of the Holders;

provided, however, that, without the written consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or extend the stated time for payment of interest, including any default interest, on any Note;

(c) reduce the principal amount of any Notes, reduce the premium payable upon the conversion of the Notes, or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Notes other than as expressly permitted or required by this Indenture;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in a currency, in a form, or at a place of payment, other than that stated in the Note;

(g) change the ranking or priority of the Notes;

(h) impair the right of any Holder to institute suit for the enforcement right to receive payment or delivery, as the case may be, of the principal (including the Fundamental Change Repurchase Price, if applicable) of, accrued and unpaid interest, if any, on, and the consideration due upon conversion of, its Notes, on or after the respective due dates expressed or provided for in the Notes or this Indenture;

(i) make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; or

(j) provide for the issuance of additional Notes as permitted herein.

Upon the written request of the Company, and upon the delivery to the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

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Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture. It shall be sufficient if such Holders approve the substance thereof. After any such supplemental indenture becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated, upon receipt of a Company Order, by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and such Opinion of Counsel shall include a customary legal opinion stating that such supplemental indenture is the valid and binding obligation of the Company, subject to customary exceptions and qualifications.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01 Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, to another Person, unless:

(a) the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture;

(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c) if the Company is not the Successor Company, the Successor Company shall have delivered to the Trustee an Officer’s Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease complies with this Indenture and that such supplemental indenture is authorized or permitted by this Indenture and an Opinion of Counsel stating that the supplemental indenture is the valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

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For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of the Company to another Person.

Section 11.02 Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company (if other than the Company), by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery and/or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the Company shall be discharged from its obligations under the Notes and this Indenture (except in the case of a lease of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole). Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03 Opinion of Counsel to Be Given to Trustee. If a supplemental indenture is required pursuant to this Article 11, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article 11.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,

OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator,

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stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

[INTENTIONALLY OMITTED]

ARTICLE 14

CONVERSION OF NOTES

Section 14.01 Conversion Privilege. Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, at an initial conversion rate of 59.2593 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

Section 14.02 Conversion Procedure; Settlement Upon Conversion.

(a) Subject to this Section 14.02, Section 14.07(a) and Section 14.14(b), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder no later than two (2) Business Days following the applicable conversion of the Notes, (A) in respect of each $1,000 principal amount of Notes being converted, shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) as set forth in this Section 14.02 and (B) the Interest Make-Whole Amount. The Company shall use the Physical Settlement Method for all conversions.

(i) The shares of Common Stock and cash the Company shall pay and/or deliver, as the case may be, in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows in respect of each $1,000 principal amount of Notes being converted: (A) a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date (plus cash in lieu of any fractional share of Common Stock issuable upon conversion); plus (B) the Interest Make-Whole Amount, (x) if the arithmetic average of the Daily VWAPs for the 10 Trading Days immediately preceding the Conversion Date (the “Average VWAP”) equals or exceeds $16.875 per share, in the form of a number of shares of Common Stock determined by dividing the Interest Make-Whole Amount by the Average VWAP (plus cash in lieu of any fractional shares of Common Stock), at the Company’s option; or (y) if the Average VWAP is less than $16.875 per share, in the form of cash.

(ii) Notwithstanding the foregoing, if in connection with any conversion of a Note (i) the Conversion Rate is eligible for adjustment in accordance with Section 14.14 hereof and (ii) the Holder is entitled to receive the Interest Make-Whole Amount with respect to such Note, then one, but not both, of (A) the Conversion Rate adjustment in accordance with Section 14.14 and (B) the payment by the Company of the Interest Make-Whole Amount, shall apply, in each case according to which of (A) or (B) would result in more consideration being paid and/or delivered to the Holder in respect of such conversion.

(b) Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the Applicable Procedures of the Depositary in effect at that time and, if required, pay funds equal to the interest payable on the next

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Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and, if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (5) if required, pay all transfer or similar taxes, if any, pursuant to Section 14.02(e). The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion. No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03. Notwithstanding anything to the contrary contained herein, to the extent that an indirect holder of a Global Note held indirectly through a participant submits irrevocable instructions to convert any portion of such Note, such Holder shall be deemed for purposes of Regulation SHO to have converted the applicable portion of such Note at the time of delivery of such instructions, regardless of when shares of Common Stock are delivered to such Holder or its participant.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c) A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.07(a) and Section 14.14(b), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, with respect to the Company’s satisfaction of its Conversion Obligation through Physical Settlement for which the relevant Conversion Date occurs after the Regular Record Date immediately preceding the Maturity Date, the settlement shall occur on the Maturity Date. If any shares of Common Stock are due to a converting Holder, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Conversion Obligation.

(d) In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e) If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the

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Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f) Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g) Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h) Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on such Interest Payment Date notwithstanding the conversion. However, Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment shall be required (1) for conversions following the close of business on the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has selected a Mandatory Conversion Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exist at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date and any Fundamental Change Repurchase Date described in clause (2) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted and/or repurchased, as applicable, following such Regular Record Date.

(i) The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j) The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date.

Section 14.03 Company’s Mandatory Conversion Option.

(a) (x) On or after [ ], 2022 and prior to the close of business on [ ], 2023, the Company may, at its option, elect to convert the original principal amount of the Notes in whole but not in part if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 150% of the Conversion Price on each applicable Trading Day and (y) after [ ], 2023 and prior to the close of business on [ ], 20261, the Company

[1]	NTD: To be the fifth Business Day after the last quarter end before the Maturity Date.

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may, at its option, elect to convert the original principal amount of the Notes in whole but not in part if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day (the “Company Mandatory Conversion Condition”).

(b) To exercise the Company Mandatory Conversion Right, the Company will send notice of the Company’s election (a “Mandatory Conversion Notice”) to Holders, the Trustee and the Conversion Agent no later than the fifth (5th) Business Day after the last Trading Day of such 30 consecutive Trading Day period.

Such Mandatory Conversion Notice must state:

(i) that the Notes have been called for Mandatory Conversion, briefly describing the Company Mandatory Conversion Right under this Indenture;

(ii) the Mandatory Conversion Date;

(iii) the current Conversion Rate;

(iv) the name and address of the Paying Agent and the Conversion Agent; and

(v) the CUSIP and ISIN numbers, if any, of the Notes

(c) If the Company exercises the Company Mandatory Conversion Right in accordance with this Section 14.03, then a Conversion Date will automatically, and without the need for any action on the part of any Holder, the Trustee or the Conversion Agent, be deemed to occur, with respect to each Note then outstanding, on the Mandatory Conversion Date. The Mandatory Conversion Date will be a Business Day of the Company’s choosing that is no more than thirty (30), nor less than ten (10), Business Days after the Company sends the Mandatory Conversion Notice; provided that the Mandatory Conversion Date shall be no later than the second Scheduled Trading Day prior to the Maturity Date. The Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the Mandatory Conversion Date.

(d) Each share of Common Stock delivered upon a Mandatory Conversion of any Note will be a newly issued or treasury share and will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim. If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, and has been registered on an effective registration statement with the Commission, then the Company will cause each shares of Common Stock, when delivered upon a Mandatory Conversion of any Note, to be admitted for listing on such exchange or quotation on such system. Notwithstanding anything herein to the contrary, the Company shall not be permitted to effect any Company Mandatory Conversion hereunder unless as of such Mandatory Conversion Date no Equity Conditions Failure then exists.

Section 14.04 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

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(a) If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR’ = CR0 X	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Record Date or Effective Date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date or Effective Date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS’	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines in good faith not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than pursuant to a stockholders rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such issuance;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Record Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock

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over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Record Date for such issuance. To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at a price per share that is less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(c) If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances (including share splits) as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e), (ii) except as otherwise described in Section 14.11, rights issued pursuant to any stockholders rights plan of the Company then in effect, (iii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply, (iv) dividends or distributions of Reference Property in exchange for or upon conversion of the Common Stock in a Share Exchange Event, and (v) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	SP0
SP0 – FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on such Record Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors in good faith) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Record Date for such distribution. If such distribution is not so paid or made, the

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Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared. If the Company issues rights, options or warrants to acquire Capital Stock or other securities that are exercisable only upon the occurrence of certain triggering events, the Company shall not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the open of business on the Record Date for the distribution. If the Board of Directors determines in good faith the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Record Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur at the close of business on the last Trading Day of the Valuation Period; provided that if the relevant Conversion Date occurs during the Valuation Period, references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Record Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. If any dividend or distribution that constitutes a Spin-Off is declared but not so paid or made, the Conversion Rate shall be immediately decreased, effective as of the date the Board of Directors determines in good faith not to pay or make such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and

51

(iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A) a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B) a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Record Date or Effective Date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Record Date” within the meaning of Section 14.04(b).

(d) If the Company pays or makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	SP0
SP0 – C

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where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Record Date for such dividend or distribution;

CR’	=	the Conversion Rate in effect immediately after the open of business on the Record Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Record Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Record Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines in good faith not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e) If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

CR’ = CR0 X	AC + (SP’ X OS’)
OS0 X SP’

where,

CR0	=	the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires (the date such tender offer or exchange offer expires, the “Expiration Date”);

CR’	=	the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’	=	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

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The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and the Conversion Date in determining the Conversion Rate. In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the date immediately preceding the relevant Conversion Date in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day immediately preceding the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company is, or such Subsidiary is, permanently prevented by applicable law from consummating any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been consummated.

(f) Notwithstanding this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Record Date, and a Holder that has converted its Notes on or after such Record Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 14.02(i) based on an adjusted Conversion Rate for such Record Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Record Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g) Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h) In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines in good faith that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of The New York Stock Exchange, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall deliver to the Holder of each Note a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) Except as stated in this Indenture, the Company shall not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable

54

securities. For illustrative purposes only and without limiting the generality of the preceding sentence, the Conversion Rate shall not be adjusted:

(i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii) upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv) upon the repurchase of any shares of Common Stock pursuant to an open market share repurchase program or other buy-back transaction, including structured or derivative transactions, that is not a tender or exchange offer of the nature described in Section 14.04(e);

(v) solely for a change in the par value (or lack of par value) of the Common Stock; or

(vi) for accrued and unpaid interest, if any.

(j) All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.

(k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly deliver to the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a written notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to each Holder (with a copy to the Trustee). Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l) For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05 Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days, the Board of Directors shall make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Record Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices or the Daily VWAPs are to be calculated.

Section 14.06 Shares to Be Fully Paid. The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03).

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Section 14.07 Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a) In the case of:

(i) any recapitalization, reclassification or change of the Common Stock (other than changes in par value or resulting from a subdivision or combination),

(ii) any consolidation, merger, combination or similar transaction involving the Company,

(iii) any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Company and the Company’s Subsidiaries, taken as a whole, or

(iv) any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then at and after the effective time of such Share Exchange Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Share Exchange Event and, prior to or at the effective time of such Share Exchange Event, the Company or the successor or acquiring Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Share Exchange Event (A) the Company or the successor or acquiring company, as the case may be, shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, in respect of the Interest Make-Whole Amount upon conversion of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Share Exchange Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock. If the holders of the Common Stock receive only cash in such Share Exchange Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Share Exchange Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.14), multiplied by the price paid per share of Common Stock in such Share Exchange Event and (B) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the second Business Day immediately following the relevant Conversion Date. The Company shall notify in writing Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as reasonably practicable after such determination is made.

If the Reference Property in respect of any Share Exchange Event includes, in whole or in part, shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall

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provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14 with respect to the portion of the Reference Property consisting of such common equity. If, in the case of any Share Exchange Event, the Reference Property includes shares of stock, securities or other property or assets (including any combination thereof), other than cash and/or cash equivalents, of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such supplemental indenture shall also be executed by such other Person, if such other Person is an affiliate of the Company or the successor or acquiring company, and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 0.

(b) When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly deliver to the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c) The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(d) The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08 Certain Covenants. (a) The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c) The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and use its commercially reasonable efforts to keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 14.09 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.

Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or

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covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to deliver to the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee and the Conversion Agent may conclusively rely upon any notice with respect to the commencement or termination of such conversion rights.

Section 14.10 Notice to Holders Prior to Certain Actions. In case of any:

(a) action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b) Share Exchange Event; or

(c) voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture) and to the extent applicable, the Company shall cause to be delivered to the Trustee and the Conversion Agent (if other than the Trustee) and to be delivered to each Holder, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, dissolution, liquidation or winding-up.

Section 14.11 Stockholder Rights Plans. If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, under such stockholder rights plan and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12 Exchange in Lieu of Conversion. When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to deliver, on or prior to the first Trading Day following the Conversion Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution must agree to timely pay and/or deliver, in exchange for such Notes, the shares of Common Stock (plus any cash in lieu of fractional shares) plus the Interest Make-Whole Amount due upon conversion as described in Section 14.02. If the Company makes an Exchange Election, the Company shall, by the close of business on the first Trading Day following the relevant Conversion Date, notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion that it has made the Exchange Election, and the Company shall promptly notify the designated financial institution of the Physical

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Settlement Method with respect to such conversion and the relevant deadline for payment and/or delivery of shares of Common Stock, any cash in lieu of fractional shares and the Interest Make-Whole Amount due upon conversion.

Any Notes exchanged by the designated financial institution shall remain outstanding. If the designated financial institution agrees to accept any Notes for exchange but does not timely pay and/or deliver the required shares of Common Stock, any cash in lieu of fractional shares and the any cash and/or Common Stock in respect of the Interest Make-Whole Amount due upon conversion, or if such designated financial institution does not accept the Notes for exchange, the Company shall notify in writing the Trustee, the Conversion Agent and the Holder surrendering its Notes for conversion, and pay and/or deliver the required shares of Common Stock, together with cash in lieu of any fractional shares, plus the Interest Make-Whole Amount due upon conversion to the converting Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.

The Company’s designation of a financial institution to which the Notes may be submitted for exchange does not require that financial institution to accept any Notes (unless the financial institution has separately made an agreement with the Company). The Company may, but shall not be obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transaction.

Section 14.13 Limits Upon Issuance of Shares of Common Stock Upon Conversion. The Company shall not effect the conversion of any of the Notes held by a Holder, and such Holder shall not have the right to convert any of the Notes held by such Holder pursuant to the terms and conditions of this Indenture and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and the other Attribution Parties shall include the number of shares of Common Stock held by such Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon conversion of the Notes with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted Notes beneficially owned by such Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any convertible notes, convertible preferred stock or warrants, including the Notes) beneficially owned by such Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 14.13. For purposes of this Section 14.13, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. For purposes of determining the number of outstanding shares of Common Stock a Holder may acquire upon the conversion of such Notes without exceeding the Maximum Percentage, such Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Commission, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives a Conversion Notice from a Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall notify such Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Conversion Notice would otherwise cause such Holder’s beneficial ownership, as determined pursuant to this Section 14.13, to exceed the Maximum Percentage, such Holder must notify the Company of a reduced number of shares of Common Stock to be delivered pursuant to such Conversion Notice. For any reason at any time, upon the written or oral request of any Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including such Notes, by such Holder and any

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other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to a Holder upon conversion of such Notes results in such Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the Exchange Act), the number of shares so issued by which such Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and such Holder shall not have the power to vote or to transfer the Excess Shares. Upon delivery of a written notice to the Company, any Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to such Holder and the other Attribution Parties and not to any other Holder that is not an Attribution Party of such Holder. For purposes of clarity, the shares of Common Stock issuable to a Holder pursuant to the terms of this Indenture in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act. No prior inability to convert such Notes pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 14.13 to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 14.13 or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Notes. Neither the Trustee nor the Conversion Agent shall have any responsibility to determine the Maximum Percentage or whether the issuance of any shares results in a Holder or Attribution Party having Excess Shares or otherwise determine or monitor compliance with the terms of this Section 14.13.

Section 14.14 Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Mandatory Conversion.

(a) If (i) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or (ii) the Company delivers a Mandatory Conversion Notice as provided under Section 14.03, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Conversion Date occurs during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b) Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Mandatory Conversion, the Company shall satisfy the related Conversion Obligation by Physical Settlement in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any increase to reflect the Additional Shares), multiplied by such Stock Price. In such event,

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the Conversion Obligation shall be determined and paid to Holders in cash on the second Business Day following the Conversion Date. The Company shall notify in writing the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(b) The number of Additional Shares, if any, by which the Conversion Rate shall be increased for conversions in connection with a Make-Whole Fundamental Change or Mandatory Conversion shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date the Company delivers the Mandatory Conversion Notice, as the case may be (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or determined with respect to the Mandatory Conversion Notice, as the case may be. If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the applicable Effective Date. The Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Record Date, Effective Date (as such term is used in Section 14.04) or Expiration Date of the event occurs during such five consecutive Trading Day period. If a Mandatory Conversion would also be deemed to be in connection with a Make-Whole Fundamental Change, a Holder of any such Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the Effective Date of the Mandatory Conversion Notice or the Make-Whole Fundamental Change, as applicable, and the later event shall be deemed not to have occurred for purposes of this Section 14.14.

(c) The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(d) The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.14 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$12.50	$14.00	$15.00	$16.88	$18.50	$20.00	$22.50	$25.00	$35.00	$60.00
[ ], 2021	20.7408	17.7771	16.2067	13.8714	12.3259	11.1680	9.6538	8.5032	5.7820	3.2585
[ ], 2022	20.7408	16.7857	15.1527	12.7618	11.2097	10.0665	8.5991	7.5076	5.0154	2.8067
[ ], 2023	20.7408	15.6214	13.8780	11.3845	9.8114	8.6810	7.2729	6.2608	4.0763	2.2667
[ ], 2024	20.7408	14.2943	12.3413	9.6398	8.0130	6.8930	5.5702	4.6772	2.9349	1.6307
[ ], 2025	20.7408	12.8193	10.3873	7.2127	5.4741	4.3880	3.2573	2.6024	1.5700	0.8865
[ ], 2026	20.7408	12.1693	7.4073	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i) if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the conversion rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

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(ii) if the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii) if the Stock Price is less than $12.50 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 80.0000 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

Nothing in this Section 14.14 shall prevent an adjustment to the Conversion Rate that would otherwise be required pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Notwithstanding the foregoing, if in connection with any conversion of a Note (i) the Conversion Rate is eligible for adjustment in accordance with this Section 14.14 and (ii) the Holder is entitled to receive the Interest Make-Whole Amount with respect to such Note, then one, but not both, of (A) the Conversion Rate adjustment in accordance with this Section 14.14 and (B) the payment by the Company of the Interest Make-Whole Amount, shall apply, in each case according to which of (A) or (B) would result in more consideration being paid and/or delivered to the Holder in respect of such conversion.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01 [Intentionally Omitted].

Section 15.02 Repurchase at Option of Holders Upon a Fundamental Change.

(a) If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, plus any remaining amounts that would be owed to, but excluding, the Maturity Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest (to, but excluding, such Interest Payment Date) to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15. The Fundamental Change Repurchase Date shall be subject to postponement in order to allow the Company to comply with applicable law.

(b) Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i) delivery to the paying agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

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(ii) delivery of the Notes, if the Notes are Physical Notes, to the paying agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the office of the paying agent, or book- entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(iii) in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(iv) the portion of the principal amount of Notes to be repurchased, which must be in minimum denominations of $1,000 or an integral multiple thereof; and

(v) that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the paying agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the paying agent in accordance with Section 15.03.

The paying agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c) On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes, the Trustee, the Conversion Agent (if other than the Trustee) and the paying agent (in the case of a paying agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the Applicable Procedures of the Depositary. Each Fundamental Change Company Notice shall specify:

(i) the events causing the Fundamental Change;

(ii) the effective date of the Fundamental Change;

(iii) the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv) the Fundamental Change Repurchase Price;

(v) the Fundamental Change Repurchase Date;

(vi) the name and address of the paying agent and the Conversion Agent, if applicable;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that Holders must follow to require the Company to repurchase their Notes.

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No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02. Simultaneously with providing such notice, the Company will publish such information on its website or through such other public medium as the Company may use at that time.

At the Company’s written request, given at least five days prior to the date the Fundamental Change Company Notice is to be sent, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d) Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders in connection with a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The paying agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e) Notwithstanding anything to the contrary in this Indenture, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including, without limitation, the requirement to comply with applicable securities laws), and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 (including the requirement to pay the Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes); provided that the Company shall continue to be obligated to (x) deliver the applicable Fundamental Change Repurchase Notice to the Holders (which Fundamental Change Repurchase Notice shall state that such third party shall make such an offer to purchase the Notes) and to simultaneously with such Fundamental Change Repurchase Notice publish a notice containing such information in a newspaper of general circulation in the City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time, (y) comply with applicable securities laws as set forth in this Indenture in connection with any such purchase and (z) pay the applicable Fundamental Change Repurchase Price on the later of the applicable Fundamental Change Repurchase Date and the time of book-entry transfer or delivery of the relevant Notes in the event such third party fails to make such payment in such amount at such time.

(f) For purposes of this Article 15, the paying agent may be any agent, depositary, tender agent, paying agent or other agent appointed by the Company to accomplish the purposes set forth herein.

Section 15.03 Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the office of the paying agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii) if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

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(iii) the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, the notice of withdrawal must comply with appropriate procedures of the Depositary.

Section 15.04 Deposit of Fundamental Change Repurchase Price.

(a) The Company will deposit with the Trustee (or other paying agent appointed by the Company), or if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 4.04 on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date (subject to extension in order to allow the Company to comply with applicable law) an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other paying agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other paying agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b) If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other paying agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, or, if extended in order to allow the Company to comply with applicable law, such later date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn in accordance with the provisions of this Indenture and the Applicable Procedures of the Depositary, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or paying agent) and (iii) all other rights of the Holders of such Notes with respect to the Notes will terminate on the Fundamental Change Repurchase Date or, if extended in order to allow the Company to comply with applicable law, such later date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable).

(c) Upon surrender of a Physical Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Physical Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Physical Note surrendered.

Section 15.05 Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 15, the Company will, if required:

(a) comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;

(b) file a Schedule TO or any other required schedule under the Exchange Act; and

(c) otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

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in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15 subject to postponement in order to allow the Company to comply with applicable law. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture relating to the Company’s obligations to purchase the Notes upon a Fundamental Change, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

ARTICLE 16

NO REDEMPTION

Section 16.01 No Redemption. The Notes shall not be redeemable by the Company prior to the Maturity Date, and no sinking fund is provided for the Notes.

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02 Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is delivered by the Company to the Trustee) to Kaleyra, Inc., Via Marco D’Aviano, 2, Milano MI, Italy, Attention: General Counsel, with a copy sent to DLA Piper LLP (US), 555 Mission Street, Suite 2400, San Francisco, CA 94105-2933, Attention: Jeffrey C. Selman, Esq. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if it is in writing and actually received by the Trustee at the Corporate Trust Office. In no event shall the Trustee or the Conversion Agent be obligated to monitor any website maintained by the Company or any press releases issued by the Company.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the Applicable Procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed.

Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

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Section 17.04 Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such action is permitted by the terms of this Indenture and that all conditions precedent to such action have been complied with. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with.

Section 17.06 Legal Holidays. In any case where any Interest Payment Date, any Fundamental Change Repurchase Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue on any such payment in respect of the delay.

Section 17.07 No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any Custodian, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

67

Section 17.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

Section 17.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same

68

instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic means shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this Indenture or in any Note, the words “execute,” “execution,” “signed” and “signature” and words of similar import used in or related to any document to be signed in connection with this Indenture, any Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee pursuant to procedures approved by the Trustee.

Section 17.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services or the unavailability of the Federal Reserve Bank wire or telex write or communication facility; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15 Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, accrued interest payable on the Notes, any Additional Interest on the Notes, the Conversion Rate of the Notes, Buy-In Price, Maximum Percentage, Excess Shares, . The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any registered Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. Neither the Trustee nor the Conversion Agent will have any responsibility to make calculations under this Indenture, nor will either of them have any responsibility to monitor the Company’s stock or trading price, determine whether the conditions to convertibility of the Notes have been met or determine whether the circumstances requiring changes to the Conversion Rate have occurred.

Section 17.16 USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture

69

agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17 Tax Withholding. The Company or the Trustee, as the case may be, shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto, in each case, that a Holder is subject to pursuant to the Indenture (“Applicable Tax Law”), or by virtue of the relevant Holder failing to satisfy any certification or other requirements under Applicable Tax Law in respect of the Notes, in which event the Company or the Trustee, as the case may be, shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of the Holder as a result of an adjustment or the nonoccurrence of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, withhold from or set off such payments against payments of cash and shares of Common Stock on the Note (or any payments on the Common Stock) or sales proceeds received by or other funds or assets of the Holder.

[Remainder of page intentionally left blank]

70

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

KALEYRA, INC.

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF KALEYRA, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND IS EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR

(C) TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER FOR THE COMPANY TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY OR PERSON THAT HAS BEEN AN AFFILIATE (AS DEFINED IN RULE 144 UNDER THE SECURITIES ACT) OF THE COMPANY DURING THE IMMEDIATELY PRECEDING THREE MONTHS MAY PURCHASE, OTHERWISE ACQUIRE OR HOLD THIS SECURITY OR A BENEFICIAL INTEREST HEREIN.]2

[2]

Subject to the procedures of the Depositary, the Restrictive Legend shall be deemed removed from the face of this Note without further action by the Company, Trustee or the Holders of this Note at such time and in the manner provided under Section 2.05 of the Indenture.

Kaleyra, Inc.

6.125% Convertible Senior Note due 2026

No. [     ]

[Initially]3 $[     ]

CUSIP No. [     ]4

Kaleyra, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]5 [     ]6, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]7 [of $[     ]]8, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $[     ] in aggregate at any time, in accordance with the rules and procedures of the Depositary, on [     ], 2026, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.125% per year from [                ], 2021, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until [                ], 2026. Interest is payable semi-annually in arrears on each [                ] and [                ] of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing on [                ], 2021, to Holders of record at the close of business on the preceding [                ] and [                 ] (whether or not such day is a Business Day), respectively. Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and the Corporate Trust Office located in the United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

[3]	Include if a global note.
[4]

Subject to the procedures of the Depositary, at such time as the Company notifies the Trustee that the Restrictive Legend is to be removed in accordance with the Indenture, the CUSIP number for this Note shall be deemed to be [ ].

[5]	Include if a global note.
[6]	Include if a physical note.
[7]	Include if a global note.
[8]	Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

KALEYRA, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

KALEYRA, Inc.

6.125% Convertible Senior Note due 2026

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.125% Convertible Senior Notes due 2026 (the “Notes”), limited to the aggregate principal amount of $[                ] all issued or to be issued under and pursuant to an Indenture dated as of [                ], 2021 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Notwithstanding any other provision of the Indenture or any provision of this Note, each Holder shall have the contractual right to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, this Note, on or after the respective due dates expressed or provided for in this Note or in the Indenture, and the contractual right to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates, shall not be amended without the consent of each Holder.

The Notes are issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

SCHEDULE A9

SCHEDULE OF EXCHANGES OF NOTES

Kaleyra, Inc.

6.125% Convertible Senior Notes due 2026

The initial principal amount of this Global Note is [            ] DOLLARS ($[            ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[9]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:      Wilmington Trust, National Association

Global Capital Markets

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Kaleyra Notes Administrator

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signature

Signature Guarantee

Signature(s) must be guaranteed by

an eligible Guarantor Institution

(banks, stock brokers, savings and

loan associations and credit unions)

with membership in an approved

signature guarantee medallion program

pursuant to Securities and Exchange

Commission Rule 17Ad-15 if shares of Common Stock are to

be issued, or

Notes are to be delivered, other than

to and in the name of the registered holder.

1

Fill in for registration of shares if to be issued,

and Notes if to be delivered, other than to and in the name

of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all):

$ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: Paying Agent

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Kaleyra, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: __________

Signature(s)

Social Security or Other Taxpayer Identification Number Principal amount to be repaid (if less than all):
$ ,000
NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                                   hereby sell(s), assign(s) and transfer(s) unto                                               (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                                       attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

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Dated:

Signature(s)

Signature Guarantee Signature(s) must be guaranteed by an eligible

Guarantor Institution (banks, stockbrokers, savings

and loan associations and credit unions) with

membership in an approved signature guarantee

medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to

be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must

correspond with the name as written upon the face of

the Note in every particular without alteration or

enlargement or any change whatever.

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